As filed with the Securities and Exchange Commission on August 2, 2012

Registration No. 333-182371
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BMW FINANCIAL SERVICES NA, LLC
(Sponsor of the Trusts described herein)

BMW FS SECURITIES LLC
(Depositor of the Trusts described herein)
(Exact name of registrant as specified in its charter)

Delaware	7515	22-3784653
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

______________________________________
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677
(201) 307-4000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Mark W. Redman, Esq. BMW GROUP 300 Chestnut Ridge Road Woodcliff Lake, New Jersey 07677 (201) 307-3610 mark.redman@bmwna.com	Reed D. Auerbach, Esq. BINGHAM McCUTCHEN LLP 399 Park Avenue, 14th Floor New York, New York 10022 (212) 705-7400 reed.auerbach@bingham.com
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

☐ Large accelerated filer	☐ Accelerated filer
☑ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Asset-Backed Notes	$1,912,875,000	100%	$1,912,875,000	$219,215.48
(1) Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(a) of the Securities Act.
(3) $1,086,125,000 aggregate principal amount of Asset-Backed Notes registered by the Registrant under Registration Statement No. 333-159922 on Form S-3 and not previously sold are consolidated into this Registration Statement pursuant to Rule 429 and Rule 457 of the Securities Act.  All registration fees in connection with such unsold amount of Asset-Backed Notes have been previously paid by the Registrant under the foregoing Registration Statement.  In addition, a fee of $114.60 was paid in connection with the filing of the Registration Statement on Form S-3 on June 27, 2012 for an additional $1,000,000 of notes that were not previously registered with the Commission.  Accordingly, the total amount registered under this Registration Statement as so consolidated as of the date of this filing is $3,000,000,000.

BMW FS Securities LLC (the “Registrant”) hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

THIS REGISTRATION STATEMENT CONTAINS (I) A PROSPECTUS RELATING TO THE OFFERING OF ONE OR MORE SERIES OF ASSET BACKED NOTES BY VARIOUS TRUSTS CREATED FROM TIME TO TIME BY BMW FS SECURITIES LLC AND (II) A FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING BY EACH SEPARATE TRUST OF A PARTICULAR SERIES OF ASSET BACKED NOTES DESCRIBED IN THE PROSPECTUS SUPPLEMENT. THE FORM OF PROSPECTUS SUPPLEMENT RELATES ONLY TO THE SECURITIES DESCRIBED THEREIN AND IS A FORM WHICH MAY BE USED BY BMW FS SECURITIES LLC TO OFFER ASSET BACKED NOTES UNDER THIS REGISTRATION STATEMENT.

In addition, if and to the extent required by applicable law, the Prospectus and the related Prospectus Supplement will also be used after the completion of the related offering in connection with certain offers and sales related to market-making transactions in the offered securities.  In order to register under Rule 415 those securities which may be offered and sold in market-making transactions, the appropriate box on the cover page of this Registration Statement has been checked and the undertakings required by Item 512(a) of Regulation S-X have been included in Item 17 of Part II.

This document is subject to completion and amendment.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [__________], 20[__]

Prospectus Supplement
(To Prospectus dated August 2, 2012)
BMW Vehicle Owner Trust 20[__]-[_]
Issuing Entity

BMW FS Securities LLC
Depositor

BMW Financial Services NA, LLC
Sponsor, Originator, Seller, Servicer and Administrator

$[________] ASSET BACKED NOTES
[__]% Class A-1 Notes due [_______], [__]
[__]% Class A-2 Notes due [_______], [__]
[__]% Class A-3 Notes due [_______], [__]
[__]% Class A-4 Notes due [_______], [__]
[__]% Class B Notes due [_______], [__]

The trust’s main sources of payments on the notes will be payments generated by a portfolio of retail installment sale contracts secured by BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and Rolls-Royce passenger cars, and vehicles of other manufacturers, and the credit enhancement and other assets of the trust described in this prospectus supplement.

See “Risk Factors” beginning on page S-24 of this prospectus supplement and page 9 of the accompanying prospectus for a discussion of risks that you should consider in connection with an investment in the notes.

This prospectus supplement does not contain complete information about the offering of the securities. No one may use this prospectus supplement to offer and sell the securities unless it is accompanied by the prospectus.

The notes are asset backed notes and represent the obligations of the issuing entity only and do not represent the obligations of or an interest in the sponsor, the depositor or any of their affiliates.  Neither the notes nor the receivables are insured or guaranteed by any government agency.

Credit enhancement for the notes consists of excess interest on the receivables, subordination of the certificates, subordination of the Class B Notes, overcollateralization, the reserve account and the yield supplement overcollateralization amount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement and the attached prospectus are accurate or complete.  Any representation to the contrary is a criminal offense.

	Initial Principal Balance	Price to Public	Underwriting Discount	Proceeds to Depositor(1)	First Payment Date(2)	Final Scheduled Payment Date	Expected Final Payment Date (3)
Class A-1 Notes	$[_____]	[___]%	[___]%	[___]%
Class A-2 Notes	$[_____]	[___]%	[___]%	[___]%
Class A-3 Notes	$[_____]	[___]%	[___]%	[___]%
Class A-4 Notes	$[_____]	[___]%	[___]%	[___]%
Class B Notes	$[_____]	[___]%	[___]%	[___]%
Total	$[_____]	$[_____]	$[_____]	$[_____]
(1) Before deducting expenses expected to be $[___].

(2)  Payment dates for the notes will occur on the ___ day of each month, or if such date is not a business day, then on the next business day.  The First Payment Date is the first expected distribution date for purposes of Item 1102(g) of Regulation AB.

(3) Based on the factors set forth under the heading “Weighted Average Lives of the Notes.”

The notes will not be listed on any securities exchange.  Currently, there is no public market for the notes.

We expect that delivery of the notes, in book-entry form, will be made to investors through The Depository Trust Company against payment in immediately available funds, on or about [_____], 20[__].

Underwriters of the Class A Notes and the Class B Notes

[________]	[________]
[_____], 20[__]

TABLE OF CONTENTS
(continued)

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

Information about the securities is provided in two separate documents that provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your securities; and (2) this prospectus supplement, which describes the specific terms of your securities.

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the Table of Contents beginning on page S-1 in this prospectus supplement and the Table of Contents beginning on page i in the accompanying prospectus.

Annex A—Global Clearance, Settlement and Tax Documentation Procedures and Appendix A—Static Pool Information are incorporated by reference into this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus.  We and the underwriters have not authorized anyone to provide you with any other information.  If you receive any other information, you should not rely on it.

We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

Summary of Parties to the Transaction*

*This chart provides only a simplified overview of the relations between the key parties to the transaction.  Refer to this prospectus supplement and the accompanying prospectus for a further description.

Summary of Monthly Deposits to and
Withdrawals from Accounts*

*This chart provides only a simplified overview of the monthly flow of funds.  Refer to this prospectus supplement and the accompanying prospectus for a further description.

Summary of Monthly Distributions of Available Amounts
(Prior to an Acceleration After an Event of Default)

Summary of Terms

The following summary contains a brief description of the notes.  You will find a detailed description of the terms of the offering of the notes following this summary.  You should carefully read this entire document and the accompanying prospectus to understand all of the terms of the offering of the notes.  You should consider both documents when making your investment decision.

RELEVANT PARTIES

Issuing Entity	BMW Vehicle Owner Trust 20[__]-[__], which we refer to as the issuing entity or the trust. The trust has been established by the trust agreement.

Depositor	BMW FS Securities LLC. The depositor’s address and phone number are 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, (201) 307-4000.

Sponsor, [Originator,] Seller, Servicer and Administrator	BMW Financial Services NA, LLC (“BMW FS”). The sponsor’s address and phone number are 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, (201) 307-4000.

[Originators]
[If at least 10%, but less than 20%, of the receivables are originated by any originator or group of affiliated originators other than the sponsor or its affiliates, provide the identity of such originator or group of affiliated originators.]

[If at least 20% of the receivables are originated by any originator or group of affiliated originators other than the sponsor or its affiliates, provide the information required by Item 1110 of Regulation AB with respect to such originator or group of affiliated originators.]

Indenture Trustee	[_____].

Owner Trustee	[_____].

RELEVANT AGREEMENTS

Indenture	The indenture between the issuing entity and the indenture trustee. The indenture provides for the terms relating to the notes.

Trust Agreement	The trust agreement between the depositor and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.

Sale and Servicing Agreement
The sale and servicing agreement among the trust, the indenture trustee, the servicer and the depositor.  The sale and servicing agreement governs the transfer of the receivables by the depositor to the trust and the servicing of the receivables by the servicer.

Administration Agreement
The administration agreement among the administrator, the trust and the indenture trustee.  The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the trust.

Receivables Purchase Agreement	The receivables purchase agreement between the depositor and the seller. The receivables purchase agreement governs the sale of the receivables from BMW FS, as the seller, to the depositor.

RELEVANT DATES

Closing Date	Expected to be [_____], 20[__].

Cutoff Date	Close of business on [_____], 20[__].

Collection Period
For any payment date, the period commencing on the first day of the preceding month and ending on the last day of the preceding month.  The first collection period will commence on the cutoff date and end on [_____].

[Prefunding Period]
[On the closing date, $[_____] received from the sale of the notes, which represents approximately [__]% of the asset pool, will be deposited into a segregated prefunding account.  From the closing date and on or prior to [______], referred to herein as the prefunding period, the trust will have the ability to purchase additional receivables from the depositor to the extent there are sufficient funds on deposit in the prefunding account and to the extent such additional receivables satisfy certain requirements, as described under “The Receivables—Description of Receivables” in this prospectus supplement.  To the extent sums on deposit in the prefunding account are not utilized to purchase additional receivables prior to the end of the prefunding period, such amounts will be transferred to the collection account and will become part of available amounts on the next payment date.]

[Revolving Period]
[From the closing date and on or prior to [____], approximately [__]% of the principal collected on the receivables, which represents approximately [__]% of the asset pool, may be applied by the trustee to the acquisition of subsequent receivables, rather than used to distribute payments of principal to securityholders during that period.  These securities will possess an interest only period or limited amortization period, referred to herein as a revolving period.  Such purchased receivables must satisfy certain requirements, as described under “The Receivables—Description of Receivables” in this prospectus supplement.]

[If an early amortization event occurs with respect to the revolving period, the revolving period will terminate early, and the amortization period will begin.]

[An “early amortization event” will occur with respect to the revolving period if:]
  [the amount on deposit in the reserve account is less than the specified reserve account balance for two consecutive months; or]
  [an event of default occurs as described under “The Notes—The Indenture—Events of Default; Rights Upon Event of Default”” in the accompanying prospectus.]
[The occurrence of an early amortization event is not necessarily an event of default under the indenture.]

[Insert any additional limitation on the ability of the issuing entity to acquire additional receivables in accordance with Item 1103(a)(5) of Regulation AB.]

Payment Dates
The trust will pay interest and principal on the securities on the [___][__] day of each month with amounts received from collections on the receivables during the immediately preceding collection period, less amounts due to the servicer, if any, and other amounts available for such purpose in the applicable trust accounts. If the [___][__] day of the month is not a business day, payments on the securities will be made on the next business day.  The date that any payment is made is called a payment date.  The first payment date is specified on the cover of this prospectus supplement.

Final Scheduled Payment Dates	The final principal payment for each class of notes is due and payable on the final scheduled payment dates indicated for each class of notes on the cover of this prospectus supplement.

Expected Final Payment Dates
The final principal payment for each class of notes is expected to be made on or prior to the applicable expected final payment date specified on the front cover of this prospectus supplement.  However, due to a variety of factors described herein, there can be no assurance that your class of notes will be paid in full on an earlier or on a later payment date.  We refer you to “Risk Factors” in this prospectus supplement and the accompanying prospectus for discussions of certain of these factors.

Record Date
So long as the notes are in book-entry form, the trust will make payments on the notes to the holders of record at the close of business on the business day immediately preceding the payment date or the redemption date, as applicable.  If the notes are issued in definitive form, the record date will be the last business day of the month preceding the payment date or the redemption date, as applicable.

DESCRIPTION OF THE RECEIVABLES

Receivables
The trust’s main source of funds for making payments on the notes will be collections on motor vehicle retail installment sale contracts, known as the receivables.  All of the receivables are secured by passenger cars, light trucks and motorcycles manufactured by Bayerische Motoren Werke Aktiengesellschaft or its subsidiaries[, except that [_____]% by principal balance of the receivables as of the cutoff date are secured by vehicles of other manufacturers].  The principal balance of the receivables at the close of business on the cutoff date was $[_____].  As of the cutoff date, the receivables had the following characteristics:

  number of receivables: [_____]
  average principal balance: $[_____]
  weighted average annual percentage rate: [_____]%
  weighted average original term to maturity: [_____] months weighted average remaining term to maturity: [_____] months

The receivables owned by the trust are classified as simple interest receivables. Simple interest receivables are described in more detail under “The Receivables” in the accompanying prospectus.

We refer you to “The Receivables” in this prospectus supplement for more information on the receivables.

Review of Pool Assets
In connection with the offering of the notes, the depositor has performed a review of the receivables and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables, as described under “Review of Pool Assets” below.

As described in “BMW FS’ Financing Program” in this prospectus supplement and “BMW FS’ Financing

Program—Underwriting” in the accompanying prospectus, under BMW FS’ origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.  The BMW FS credit buyer reviews each such application through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant’s credit score based on a combination of their credit bureau score and BMW FS’ own internal credit scoring process.  [_____] receviables, having an aggregate principal balance of approximately $[_____] (approximately [_____]% of the aggregate principal balance of the receviables as of the cutoff date) were automatically approved.  BMW FS determined that whether a receivable was accepted automatically by BMW FS’ electronic credit decision system or was accepted following review by a BMW FS credit buyer was not indicative of the quality of the related receivable.  [No receivables were automatically rejected.]  [No receivables were originated with exceptions to BMW FS’ underwriting guidelines.]

Removal of Pool Assets
Breaches of Representations and Warranties.  Upon sale to the depositor, the seller will make certain representations and warranties to the depositor, and upon sale to the trust, the depositor will make certain representations and warranties to the trust.  The depositor will also assign all of its rights under the receivables purchase agreement to the trust.  The seller is required to repurchase from the trust any receivable for which a representation or warranty of the seller has been breached if such breach materially and adversely affects the related receivable and is not timely cured.

We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the accompanying prospectus.

Breach of Servicer Covenants.  The servicer will be required to purchase any receivable materially and adversely affected by certain breaches of the servicer’s covenants under the sale and servicing agreement to the extent such breach is not timely cured.

We refer you to “Description of the Transfer and Servicing Agreements—Servicing Procedures” in the accompanying prospectus.

DESCRIPTION OF THE SECURITIES

General
The notes consist of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.  The initial principal balance of each class of notes is specified on the front cover of this prospectus supplement.

Payments of interest on the Class B Notes are subordinated to the payments of interest on and, in certain circumstances, principal of the Class A Notes as described in this prospectus supplement.

The trust will also issue certificates representing the equity interest in the trust.  The depositor currently does not expect to sell the certificates, but is not prohibited from doing so.  The depositor is not offering the certificates by this prospectus supplement.  The certificates will initially be held by [__________].  Any information in this prospectus supplement relating to the certificates is presented solely to provide you with a better understanding of the notes.

Terms of the Notes
In general, noteholders are entitled to receive payments of interest and principal from the trust only to the extent that collections from trust assets are sufficient to make those payments.  Interest and principal collections from trust assets will be divided among the various classes of securities in specified proportions.  The trust will pay interest and principal to noteholders of record as of the preceding record date.

Interest.  The interest rate for each class of notes is set forth on the front cover of this prospectus supplement.  The Class A-1 Notes will accrue interest on an actual/360 basis from the previous payment date to, but excluding, the next payment date, except that the first interest accrual period will be from the closing date to, but excluding, [_____], 20[__].  This means that the interest due on each payment date will be the product of:

  the outstanding principal balance of the Class A-1 Notes,
  the interest rate for the Class A-1 Notes, and
  the actual number of days since the previous payment date to, but excluding, the current payment date or, in the case of the first payment date, [_____] divided by 360.

The Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and Class B Notes will accrue interest on a 30/360 basis from and including the [__][__] day of the calendar month preceding a payment date to, but excluding, the [__][__] day of the calendar month in which the payment date occurs, except that the first interest accrual period will be from and including the closing date to, but excluding, [_____], 20[__].  This means that the interest due on each payment date will be the product of:

the outstanding principal balance of the related class of notes, the related interest rate, and 30 or, in the case of the first payment date, [_____], divided by 360.

Each class of Class A Notes will be entitled to interest at the same level of priority with all other classes of Class A Notes.  If noteholders of any class do not receive all interest owed to them on a payment date, the trust will make payments of interest on later payment dates to make up the shortfall together with interest on those amounts, to the extent lawful and to the extent funds from specified sources are available to cover the shortfall.

Principal. The trust generally will pay principal sequentially to the earliest maturing class of Class A Notes then outstanding until all Class A Notes are paid in full and then to the Class B Notes.

Priority of Distributions
Prior to the occurrence of an event of default and an acceleration of the notes, from collections on the receivables during the prior calendar month and, in the event of a shortfall in making the payments described in clauses 1 through 3, amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order of priority:

1. to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods and amounts in respect of reimbursement for nonrecoverable servicer advances,

2. to the Class A Noteholders, the accrued interest on the Class A Notes,

3. to the principal distribution account, the priority principal distribution amount, which will generally be the amount equal to the excess, if any, of:

  the aggregate outstanding principal balance of the Class A Notes as of the preceding payment date over the sum of the aggregate principal balance of the receivables as of the last day of the related collection period less the yield supplement overcollateralization amount with respect to such payment date (referred to as the “adjusted pool balance”),

4. to the Class B Noteholders, accrued and unpaid interest on the Class B Notes,

5.     to the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the specified reserve account balance, which is the lesser of [_____]% of the initial adjusted pool balance and the aggregate outstanding principal balance of the notes,

6. to the principal distribution account, the regular principal distribution amount, which will generally be the amount equal to the excess of:

the aggregate outstanding principal balance of the notes as of the preceding payment date over the adjusted pool balance less the target overcollateralization amount with respect to such payment date, less any amounts previously deposited in the principal distribution account in accordance with clause 3 above,

7.     to the indenture trustee and the owner trustee, the indenture trustee fee and owner trustee fee, respectively, and their respective expenses and indemnities, to the extent not paid by the servicer, in its capacity as administrator, and all unpaid indenture trustee fees and owner trustee fees, and their respective expenses and indemnities, from prior collection periods to the extent not otherwise paid by the servicer, in its capacity as administrator, but only up to an aggregate amount equal to $10,000 per annum until all amounts due and owed to noteholders are paid in full; provided that if an event of default occurs and is continuing, such $10,000 limitation will not apply; and

8. to the certificateholder, any amounts remaining in the collection account.

On the final scheduled payment date of any class of notes, the amount required to be allocated to the principal distribution account will include the amount necessary to reduce the principal balance of that class of notes to zero.

Distributions from the Principal Distribution Account	From deposits made to the principal distribution account, the trust will generally pay principal on the notes in the following order of priority:

  to the Class A-1 Notes until they are paid in full,
  to the Class A-2 Notes until they are paid in full,
  to the Class A-3 Notes until they are paid in full,
  to the Class A-4 Notes until they are paid in full,
  to the Class B Notes until they are paid in full, and
  to the certificateholder, any funds remaining.

Change in Priority of Distribution upon Certain Events of Default and an Acceleration of the Notes

Following the occurrence of any of the events listed below, the trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes.  In addition, the indenture trustee may (and at the direction of the holders of a majority of the aggregate principal balance of the outstanding notes shall) accelerate the notes to become immediately due and payable.  If payments on the notes are accelerated, payments of principal on the notes will be made first to the Class A-1 Notes until the Class A-1 Notes are paid in full, and then pro rata to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

The order of priority for distributions will change in connection with the acceleration of the notes after any of the following events of default:

  a default for five days or more in payment of interest on the controlling class of notes;
  a default in the payment of principal on any note when due;
  an insolvency or a bankruptcy with respect to the trust; or
  a default in the observation or performance of any representation, warranty, covenant or agreement of the trust or breach of any representation or warranty of the trust (that is not cured or eliminated) under the indenture or in connection therewith;
provided that a delay in or failure of performance referred to under the first bullet point above for a period of 45 days, under the second bullet point above for a period of 60 days or under the fourth bullet point above for a period of 120 days, will not constitute an event of default if that failure or delay was caused by a force majeure or other similar occurrence.

If the notes are not accelerated following an event of default, no change will be made in the priority of payments.

In addition, upon an event of default and the acceleration of the notes, the indenture trustee may liquidate or sell the assets of the trust; provided that if such event of default is not caused by a failure to pay interest or principal on the notes, the following conditions must be met:

  the proceeds of the sale or liquidation of the trust assets would be sufficient to repay all noteholders in full;
  100% of the noteholders consent to such sale or liquidation; or
  in the case of an event of default resulting from the insolvency or bankruptcy with respect to the trust, the indenture trustee has determined pursuant to the provisions of the Indenture that the assets of the trust will be insufficient to continue to make all payments of principal and interest on the notes as they would have become due if the notes had not been accelerated, and at least 66-2/3% of the aggregate principal balance of notes outstanding consent to such sale or liquidation.

Final Scheduled Payment Dates: The trust must pay the outstanding principal balance of each class of notes by its final scheduled payment date as specified on the cover page of this prospectus supplement.  We expect, but cannot assure you, that each class of notes will be paid in full on a payment date that will occur approximately on the expected final payment date shown on the cover page of this prospectus supplement.

Minimum Denominations, Registration, Clearance and Settlement
The notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

Optional Purchase
The servicer may cause the trust to redeem any outstanding securities pursuant to the purchase of all remaining receivables when the outstanding aggregate principal balance of the receivables declines to [_____]% or less of the aggregate principal balance of the receivables as of the cutoff date.

We refer you to “Description of the Transfer and Servicing Agreements—Optional Purchase” in this prospectus supplement for more detailed information.

Credit Enhancement
Credit enhancement is intended to protect you against losses and delays in payments on your securities by absorbing losses on the receivables and other shortfalls in cash flows.  The available credit enhancement is limited.  If losses on the receivables exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal balance of any class of notes.  Instead, the amount available to make payments on the notes will be reduced to the extent of such losses.

The credit enhancement for the Class A Notes will include:
  the subordination of the Class B Notes,
  the reserve account,
  overcollateralization,
  the yield supplement overcollateralization amount, and

excess interest.
The credit enhancement for the Class B Notes will include:

the reserve account, overcollateralization, the yield supplement overcollateralization amount, and the subordination of the certificateholder’s right to receive excess interest.
Subordination of Principal and Interest. As long as the Class A Notes remain outstanding:

  payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and, in certain circumstances, to payments of principal on the Class A Notes, and payments of principal on the Class B Notes will be subordinated to payments of interest and principal on the Class A Notes.

Reserve Account.  On each payment date, the trust will use funds in the reserve account to cover shortfalls in payments of the servicing fee and interest and the priority principal distribution amount required to be paid on the notes.

The sale and servicing agreement sets forth the specified reserve account balance, which is the amount that is required to be on deposit in the reserve account.  On the closing date, the trust will cause to be deposited $[_____] into the reserve account, which is [_____]% of the initial adjusted pool balance.  On each payment date, after making certain required payments to the servicer and to the holders of the notes, the trust will make a deposit into the reserve account to the extent necessary to maintain the amount on deposit in the reserve account at the specified reserve account balance.

On each payment date, after all required distributions have been made, the amount on deposit in the reserve account in excess of the specified reserve account balance will be released to the certificateholder.

For more detailed information about the reserve account, we refer you to “Credit Enhancement—

Reserve Account” in this prospectus supplement and the definition of “Specified Reserve Account Balance” contained in the glossary to this prospectus supplement.

Overcollateralization.  Overcollateralization represents the amount by which the adjusted pool balance exceeds the aggregate principal balance of the notes.  Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess interest on or in respect of the receivables, if any.  It is expected that the initial amount of overcollateralization will be approximately $[_____] or [_____]% of the initial adjusted pool balance. Clause 6 in the “Priority of Distributions” above results in the application of all remaining funds, including any excess interest, to achieve and maintain the target overcollateralization level.  This application will result in the payment of more principal on the notes than the amount of principal paid on the receivables in the related period so long as excess interest is available for this purpose.  As the principal balance of the notes is paid down to a target overcollateralization level that is below the principal balance of the receivables, credit enhancement in the form of overcollateralization is created.

The target overcollateralization amount on each payment date will be the product of (i) [_____]% and (ii) the initial adjusted pool balance.

For more detailed information about overcollateralization, we refer you to “Credit Enhancement—Overcollateralization” in this prospectus supplement.

Excess Interest.  More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee and interest on the notes for each collection period. Any such excess in interest payments from obligors will serve as additional credit enhancement.

[Credit Enhancement Provider]	[______] will be the credit enhancement provider under the [__________].

Yield Supplement Overcollateralization Amount.
The yield supplement overcollateralization amount is intended to compensate (through overcollateralization) for the low APRs on some of the receivables.  As of the closing date and any payment date, the yield supplement overcollateralization amount is the aggregate amount by which (i) the principal balance, as of the cutoff date or the last day of the related collection period, as applicable, of each receivable

(other than liquidated receivables) with an APR less than [_____]% (which we refer to as the required rate), exceeds (ii) the present value, calculated using a discount rate equal to the required rate, of the sum of the scheduled payments due on each such receivable, assuming each such scheduled payment is made on the last day of each month and each month has 30 days.  As of the closing date, this amount will equal $[_____], which is approximately [_____]% of the aggregate principal balance of the receivables as of the cutoff date.

For detailed information on the yield supplement overcollateralization amount, we refer you to “Credit Enhancement—Yield Supplement Overcollateralization Amount” in this prospectus supplement.

Advances
The servicer will be obligated to advance amounts to the trust for shortfalls in scheduled payments of interest on the receivables received from obligors, except to the extent that such shortfall results from application of the Servicemembers Civil Relief Act or the servicer has determined that such advance would constitute a non-recoverable advance.  To the extent the servicer determines that any such advance has become non-recoverable, the servicer will be reimbursed for such non-recoverable amount on the related payment date at the same level of payment priority as the servicing fee due on such payment date and prior to all other distributions to be made on such payment date.  The servicer also will be entitled to reimbursement of advances made with respect to a receivable from any payments subsequently received on such receivable.

Servicer Compensation
As compensation for its roles as servicer and administrator, BMW FS will be entitled to receive a servicing fee for each collection period in an amount equal to [_____]% per annum of the outstanding aggregate principal balance of the receivables as of the first day of the collection period; provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) [_____]% per annum of the outstanding aggregate principal balance of the receivables as of the cutoff date and (b) [_____]% per annum of the outstanding aggregate principal balance of the receivables as of [_____].  In addition, as additional servicing compensation, the servicer will be entitled to retain any late fees, prepayment charges, deferment fees and any other administrative fees or similar charges collected from obligors on the receivables.  The servicing fee and the reimbursement of non-recoverable advances will be payable on each payment date prior to any other distributions.  For more detailed information about additional servicing compensation, we refer you to “Description of the Transfer and Servicing Agreements—Servicing Compensation” in this prospectus supplement.

Trustee Fees and Expenses
Each trustee will be entitled to a fee (and will be entitled to be reimbursed for all costs, expenses and indemnities incurred) in connection with the performance of its respective duties.

The indenture trustee will be entitled to the investment earnings on amounts on deposit in the note distribution account.

The owner trustee and the indenture trustee will each be entitled to an annual fee equal to $[_____].

Such trustee fees (and associated costs, expenses and indemnities) will be paid directly by the servicer, in its capacity as administrator, from amounts received as the servicing fee.  To the extent not paid by the servicer, such trustee fees, expenses and indemnities are payable by the trust on each payment date after the servicing fees are paid on that date and after any distributions to noteholders, and any required deposit to the reserve account are made, but not in excess of an aggregate amount per annum equal to $[_____] until the notes have been paid in full; provided that if an event of default occurs and is continuing, such $[_____] limitation will not apply.

CUSIP Numbers	Class A-1 Notes: [_____] Class A-2 Notes: [_____] Class A-3 Notes: [_____] Class A-4 Notes: [_____]

Tax Status
Subject to important considerations described in this prospectus supplement and the accompanying prospectus, Bingham McCutchen LLP, special tax counsel to the trust, will deliver its opinion, subject to the assumptions set forth therein, that, although there is no authority directly on point with respect to transactions similar to those contemplated in the transfer and servicing agreements, entities with a capital structure similar to the trust or securities with terms similar to the notes and certificates:

  the notes owned by parties unaffiliated with the trust will be characterized as debt for federal income tax purposes, and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

If you purchase the notes, you will agree to treat the notes as debt.  The depositor and any subsequent purchaser of the certificates will agree to treat the trust:
  as a partnership in which the owners of the certificates are partners, or if there is only one beneficial owner of the certificates, as a “disregarded entity,” for federal income tax purposes.
We refer you to “Material Income Tax Consequences” in this prospectus supplement and “Material Income Tax Consequences—Tax Treatment of Owner Trusts” in the accompanying prospectus.

ERISA Considerations
The notes are generally eligible for purchase by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

We refer you to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.  If you are a benefit plan fiduciary considering purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds

On the closing date, the Class A-1 Notes will be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.  Rule 2a-7 includes additional criteria for investments by money market funds including requirements relating to portfolio maturity, liquidity and risk diversification.  A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in the Class A-l Notes satisfies the fund’s investment policies, ratings requirements and objectives.

Ratings	The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations (“NRSROs”) hired by the sponsor to rate the notes.

None of the sponsor, originator, seller, depositor, servicer, administrator, indenture trustee, owner trustee or any of their affiliates will be required to monitor any changes to the ratings on these securities.

Risk Factors

You should consider the following risk factors (and the risk factors set forth under “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the notes of any class.

Because the trust has limited assets, there is only limited protection against potential losses.
The only sources of funds for payments on the securities are the assets of the trust and the reserve account.  The securities are not obligations of, and will not be insured or guaranteed by, any governmental agency or the depositor, the sponsor, the originator, the seller, the servicer, any trustee or any of their affiliates.  You must rely solely on payments on the receivables and amounts on deposit in the reserve account for payments on the notes.  Although funds in the reserve account will be available to cover shortfalls in payments of interest and certain principal payments on each payment date, the amounts deposited in the reserve account will be limited.  If the entire reserve account has been used, the trust will depend solely on current collections on the receivables to make payments on the notes.  Any excess amounts released from the reserve account to the depositor or the certificateholder will no longer be available to noteholders on any later payment date.  We refer you to “Credit Enhancement—Reserve Account” in this prospectus supplement.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.
Payment defaults or the insolvency or dissolution of the trust may result in prepayment of the notes if the assets of the trust are liquidated, which may result in losses.  If the trust fails to pay principal on the notes when due, or fails to pay interest on the notes of the controlling class within five days of the due date (or at the end of any applicable grace period described herein), the indenture trustee may (or at the direction of the holders of [at least a majority of the aggregate principal balance of] the controlling class of notes outstanding, the indenture trustee shall) declare the entire amount of the notes to be due immediately.  If this happens, the indenture trustee, subject to the terms of the indenture, may sell or may be directed by the applicable percentage of the notes then outstanding to sell the assets of the trust and prepay the notes.  In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the securities and you may suffer a loss.

You may suffer losses due to receivables with low APRs.	The receivables include receivables that have APRs that are less than the interest rates on your securities. Interest paid on the higher APR receivables compensates for the lower APR receivables to the extent such interest is paid by the trust as principal on your securities and additional overcollateralization is created.  Excessive prepayments on the higher APR receivables may adversely impact your securities by reducing the interest payments available.

The yield supplement overcollateralization amount takes into account the mix of receivables by APR but there is no assurance that the yield supplement overcollateralization amount will be sufficient to pay all notes in full.

If you own Class B Notes, you are subject to greater credit risk because the Class B Notes are subordinate to the Class A Notes.
The Class B Notes bear greater risk than the Class A Notes because payments of interest and principal on the Class B Notes are subordinate, to the extent described below, to payments of interest and principal on the Class A Notes.

Interest payments on the Class B Notes on each payment date will be subordinated to servicing fees due to the servicer, nonrecoverable advances payable to the servicer, interest payments on the Class A Notes and an allocation of principal payments to the Class A Notes to the extent the aggregate principal balance of the Class A Notes exceeds the receivables balance less the yield supplement overcollateralization amount.

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes.  No principal will be paid on the Class B Notes until the Class A Notes have been paid in full.

You may suffer losses because you have limited control over actions of the trust and conflicts of interest between classes of notes may occur.
Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the required percentage of the controlling class, which will be the Class A Notes for so long as any Class A Notes are outstanding and the Class B Notes after the Class A Notes have been paid in full, the indenture trustee will, take one or more of the actions specified in the indenture relating to the property of the trust, including a sale of the assets of the trust.  In addition, the holders of a majority of the Class A Notes, under some circumstances, have the right to waive events of servicing termination or terminate the servicer without consideration of the effect that the waiver or termination would have on the holders of Class B Notes.  The holders of Class B Notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A Notes have been paid in full.
The occurrence of an event of default under the indenture may delay payments on the Class B Notes.
The trust will not make any distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes following:
  an event of default under the indenture relating to the payment of principal on any note or the payment of interest on the Class A Notes which has resulted in acceleration of the notes, an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the notes, or a liquidation of the trust assets following any event of default under the indenture.
This may result in a delay or default in making payments on the Class B Notes.

Class B noteholders may not be able to direct the indenture trustee upon an event of default under the indenture.
If an event of default occurs under the indenture, so long as any Class A Notes are outstanding, only the holders of the Class A Notes may waive that event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture.  The holders of any outstanding Class B Notes will not have any rights to direct or to consent to any action until the Class A Notes have been repaid in full.

Payment priorities increase risk of loss or delay in payment to certain notes.
Classes of notes that receive payments, particularly principal payments, before other classes will be repaid sooner than the other classes and payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of notes on any payment date.  In addition, because principal of each class of notes will be paid sequentially, classes of notes that have higher sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

As a result, the yields of the later maturing classes of Class A Notes and the yields of the Class B

Notes will be relatively more sensitive to losses on the receivables and the timing of those losses.  If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk and classes of notes that receive principal later than expected are exposed to greater risk of loss.  In either case, the yields on your notes could be materially and adversely affected.

The geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment.
Economic conditions, weather conditions and other natural events in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables.

The following economic conditions may affect payments on the receivables:
  unemployment,
  interest rates,
  inflation rates, and
  consumer perceptions of the economy.
If a large number of obligors are located in a particular state, the occurrence of these conditions in that state could increase the delinquency, credit loss or repossession experience of the trust with respect to the related receivables.  If there is a concentration of obligors and receivables in a particular state, these or any adverse economic conditions in that state may affect the rate of prepayment and defaults on the receivables and the ability to sell or dispose of the related financed vehicles more than if this concentration did not exist.  As of the cutoff date, BMW FS’ records indicate that the titles to the vehicles relating to the receivables were concentrated in the following states:

State	Percentage of Aggregate Principal Balance as of the Cutoff Date
[_____] [_____] [_____] [_____] [_____]	[_____]% [_____]% [_____]% [_____]% [_____]%

No other state constituted more than [_____]% of the aggregate principal balance of the receivables as of the cutoff date.

Extreme weather conditions or other natural events could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related obligors’ ability to make timely payments could be adversely affected which could, in turn, adversely affect the trust’s ability to make payments on the notes.  Furthermore, because of the concentration of the obligors in certain states, any adverse economic factors in those states may have a greater effect on the performance of the notes than if that concentration did not exist.

For a discussion of the breakdown of the receivables by state, we refer you to “The Receivables” in this prospectus supplement.

Economic developments may adversely affect the performance and market value of your notes.
The United States is experiencing and may continue to experience a severe economic downturn that may adversely affect the performance of the receivables.  High unemployment, low home values and lack of available credit may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market values of the automobiles securing the receivables, which may weaken collateral coverage and increase the amount of a loss in the event of obligor defaults.  Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.  If the economic downturn worsens, or continues for an extended period of time, delinquencies and losses on the receivables could continue to increase, which could result in losses on your notes.

No prediction or assurance can be made as to the effect of an economic downturn on the rate of delinquencies, prepayments and/or losses on the receivables.

See “Delinquencies, Repossessions and Loss Information” and “Static Pools” in this prospectus supplement for delinquency and loss information regarding certain automobile retail installment sale contracts originated and serviced by BMW FS.

High energy prices may adversely affect the trust’s ability to make payments on the notes.
High energy prices could reduce the amount of money that the affected obligors have available to make monthly payments and could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust’s ability to make payments on the notes could be adversely affected if the related obligors are unable to make timely payments.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act, as amended (the “Relief Act”), and similar laws of many states, provide relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. The United States is currently involved in a number of military operations and continues to be on alert for potential terrorist attacks. These military operations may increase the number of obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides, generally, that an obligor who is covered by the Relief Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. Any shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not specifically covered by any form of credit enhancement on the notes. In the event that there are not sufficient available funds to off-set interest shortfalls on the receivables due to the application of the Relief Act or similar legislation or regulations, a shortfall will occur in the noteholders’ interest payments. Such shortfalls will be required to be paid in subsequent periods, to the extent of available funds, before payments of principal are made on the notes and might result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement. In addition, pursuant to the laws of many states, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the receivables.

The Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a defaulted receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a loss.

We do not know how many receivables have been or may be affected by the application of the Relief Act.

Prepayments on receivables, repurchases of receivables and the servicer’s optional purchase of the receivables may cause early repayments on the notes, which may result in reinvestment risk to you.
You may receive payment of principal on your notes earlier than you expected.  If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes.  Prepayments on the receivables will shorten the lives of the notes to an extent that cannot be predicted.

Prepayments may occur for a number of reasons. Some prepayments may be caused or influenced by a variety of economic, social and other factors because obligors may:

  make early payments, since receivables will generally be prepayable at any time without penalty;
  default, resulting in the repossession and sale of the financed vehicle;
  damage or destroy the vehicle or become unable to make payments due to death or disability, resulting in payments to the trust under any existing physical damage, credit life or other insurance; or
  sell their vehicles or be delinquent or default on their receivables as a result of a manufacturer recall.

Some prepayments may be caused by the seller or the servicer.  For example, the seller will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables.  If the seller breaches a representation or warranty with respect to the receivables, or the servicer breaches certain of its covenants with respect to the servicing of the receivables, and the breach is material and cannot be remedied, the seller or the servicer, respectively, will be required to purchase the affected receivables from the trust. This will result in the prepayment of the purchased receivables.

In addition, the servicer has the option to purchase the receivables from the trust when the total outstanding principal balance of the receivables is [_____]% or less of the sum of the total outstanding principal balance of the receivables as of the cutoff date.  If exercised, this could reduce the average lives of the notes.

The depositor cannot predict the actual prepayment rates for the receivables.

Withdrawal or downgrade of the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, will affect the prices for the notes upon resale.
A credit rating is not a recommendation to buy, sell or hold securities and does not address market value or investor suitability.  The ratings on the notes address the likelihood of the payment of principal of and interest on the notes pursuant to their terms and will be based primarily upon the value of the receivables and the reserve account. Similar ratings on different types of securities do not necessarily mean the same thing.  A NRSRO may change its rating of the notes after the notes are issued if that NRSRO believes that circumstances have changed.  In the event that a rating with respect to the notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The sponsor has hired two NRSROs and will pay them a fee to assign ratings on the notes.  We note that it may be perceived that a NRSRO has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor or the trust pays the fee charged by a NRSRO for its rating services.  The sponsor has not hired any other NRSROs to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  However, under SEC rules, information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for each such non-hired NRSRO to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement.  NRSROs, including the hired NRSROs, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSROs, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the ratings disclosed in this prospectus supplement. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired NRSRO for the purpose of assigning or monitoring the ratings on the notes, a hired NRSRO could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, originator, seller, depositor, servicer, administrator, indenture trustee, owner trustee or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

The notes are not suitable investments for all investors.
The notes, and in particular, the Class B Notes, are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.
The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser. The underwriters may, but are not obligated to, provide a secondary market for the notes and even if the underwriters make a market in the notes, the underwriters may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

Continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, political and economic uncertainty in the euro area, the establishment of government bailout programs for financial institutions, problems related to sub-prime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities.  This period of illiquidity may continue, or even worsen, and may adversely affect the market value of your notes and your ability to locate a willing purchaser. The market value of the notes is likely to fluctuate. Fluctuation may be significant and could result in significant losses to you. Furthermore, the issuance and offering of the notes will not comply with the requirements of Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (“Article 122a”).  Lack of compliance with Article 122a may preclude certain investors from purchasing the notes. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Federal financial regulatory legislation could have an adverse effect on BMW FS, the depositor and the issuing entity, which could result in losses or delays in payments on your notes.
On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which generally took effect on July 22, 2010, except that many provisions will not take effect for a year or more thereafter and will require implementing regulations.  The Dodd-Frank Act, among other things:
  creates the Consumer Financial Protection Bureau (“CFPB”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services;
  creates a new framework for the regulation of over-the-counter derivatives activities;
  strengthens the regulatory oversight of securities and capital markets activities by the SEC; and
  creates a liquidation framework for the resolution of bank holding companies and other non-bank financial companies determined to be “covered financial companies” and certain of their respective subsidiaries determined to be “covered subsidiaries.”
The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which may include BMW FS.  The CFPB will have supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair and deceptive practices.  This may result in increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on BMW FS’ ability to expand product and service offerings due to stricter consumer protection laws and regulations.

The Dodd-Frank Act increases the regulation of the securitization markets.  For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate.  It also gives broader powers to the SEC to regulate NRSROs and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to, finance companies such as BMW FS.  Until implementing regulations are issued, no assurance can be given that the new requirements imposed by and promulgated under the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, or the regulation and supervision of BMW FS, the servicer, the sponsor, the originator, the depositor, the issuing entity or their respective affiliates.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to BMW FS or its affiliates, including the depositor and the issuing entity.  See “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly

Liquidation Authority Provisions—Potential Applicability to BMW FS, the Depositor and Trusts” in the accompanying prospectus.

If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of BMW FS, the depositor or the issuing entity under the Orderly Liquidation Authority (“OLA”) provisions of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt, in order to facilitate the orderly administration of BMW FS’ affairs (or the affairs of the depositor or the issuing entity).  BMW FS has structured the transfer of the receivables to the depositor as a legal true sale under applicable state law and under the United States Bankruptcy Code (the “Bankruptcy Code”) to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of BMW FS.  However, any attempt by the FDIC to recharacterize the transfer of the receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes.  In addition, if the issuing entity were to become subject to the OLA, the FDIC may repudiate the debt of the issuing entity and the noteholders would have a secured claim in the receivership of the issuing entity.  Also, if the issuing entity were to become subject to the OLA, noteholders would not be permitted to accelerate payments on their notes, exercise remedies under the transaction documents against the receivables or replace the servicer without the FDIC’s consent for 90 days after the receiver is appointed.  In addition, even after such period, noteholders may not be able to replace the servicer solely by reason of the FDIC having been appointed receiver.  Further, the trustee or noteholders may need to present a claim in the receivership claims process in order to assert rights and remedies.  As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.  See “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under the OLA” in the accompanying prospectus.

Defined Terms

In later sections, we use a few terms that we define either immediately surrounding the first use of such term or within the text or in the glossary at the end of this prospectus supplement.  These terms appear in bold face on their first use.

The Issuing Entity

General

The issuing entity, BMW Vehicle Owner Trust 20[__]-[__] (which is referred to in this prospectus supplement as the Trust), is a Delaware statutory trust that was formed pursuant to the trust agreement between BMW FS Securities LLC, as depositor (which is referred to in this prospectus supplement as the Depositor), and [_____], as owner trustee (which is referred to in this prospectus supplement as the Owner Trustee).  After its formation, the Trust will not engage in any activity other than:

1.
acquiring, holding and managing a pool of motor vehicle retail installment sale contracts regarding the Financed Vehicles (which are referred to in this prospectus supplement as the Receivables) and the other assets of the Trust and proceeds from those assets,

2.	issuing the notes and the certificates,

3.	making payments on the notes and the certificates, and

4.	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

The Trust may not issue securities other than the notes and certificates.  Except for the notes, the Trust is also prohibited from borrowing money or making loans to any other person.

Any amendment to the trust agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would materially and adversely affect the noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal balance of the notes.

The net proceeds from the sale of the notes will be used by the Trust to purchase the Receivables from the Depositor pursuant to the sale and servicing agreement dated as of [_____], 20[__] (which is referred to in this prospectus supplement as the Sale and Servicing Agreement) among the Depositor, BMW FS, as seller, sponsor, servicer, custodian and administrator, the Trust, and [_____], as indenture trustee, and to fund the Reserve Account.

BMW FS, the sponsor of this transaction (which is sometimes referred to in this prospectus supplement as the Sponsor) will be appointed to act as the servicer (which is sometimes referred to in this prospectus supplement as the Servicer) of the Receivables.  The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement, the trust agreement and the owner trust administration agreement dated as of [_____], 20[__] (which is referred to in this prospectus supplement as the Administration Agreement) among BMW FS, as administrator (which is sometimes referred to in this prospectus supplement as the Administrator), the Trust and the Indenture Trustee, and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements—Servicing Compensation” and “—Administration Agreement” in this prospectus supplement and “Description of the Transfer and Servicing Agreements—Servicing Compensation” in the accompanying prospectus.

Pursuant to agreements between BMW FS and dealers in BMW products, dealers in MINI products and dealers in Rolls-Royce products (which are referred to collectively in this prospectus supplement as Centers), Centers will repurchase from BMW FS those contracts that do not meet specified representations and warranties made by the Centers.  These Centers’ repurchase obligations are referred to in this prospectus supplement as “Dealer Recourse.” Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not relate to the creditworthiness of the related retail purchaser of a Financed Vehicle who entered into a retail installment sales contract with a Center or the collectability of those contracts.  Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trust, the Sale and Servicing Agreement will require that any recovery by BMW FS in respect of any Receivable pursuant to any Dealer Recourse be deposited in the collection account to satisfy BMW FS’ repurchase obligations under the Sale and Servicing Agreement.  The Dealer Agreements governing the sales by the Centers of retail installment sale contracts to BMW FS do not generally provide for recourse against the Centers for unpaid amounts in the event of a default by an Obligor.  As of [_____], there were approximately [_____] BMW passenger car and BMW light truck centers, [_____] BMW motorcycle dealers, [_____] MINI dealers and [_____] Rolls-Royce dealers located throughout the United States.

Each certificate represents a fractional undivided ownership interest in the Trust. The trust property includes the Receivables and monies due or received under the Receivables on or after the date on which the Trust will be entitled to all amounts received with respect to the Receivables, which is the close of business on [_____], 20[__] (which we refer to in this prospectus supplement as the Cutoff Date).  In addition, the Trust will own the Reserve Account which will be maintained by the Indenture Trustee for the benefit of the noteholders and the other assets set forth below under “The Receivables—Assets of the Trust.”  The Trust will own no other property other than these assets.  The Trust’s fiscal year end will occur on the 31st day of December each year.

The Trust will be located in the State of Delaware, in care of [_____], as Owner Trustee, at the address set forth below under “The Owner Trustee and the Indenture Trustee.”

The Trust property includes the Receivables and monies due or received under the Receivables after the Cutoff Date.  The Reserve Account will be maintained for the benefit of the noteholders.

For the time period that the Trust is required to report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reports filed under the Exchange Act with respect to the Trust will be available on the Indenture Trustee’s website, presently located at [_____], as soon as reasonably practicable after such reports are filed with the Securities and Exchange Commission.

Capitalization of the Issuing Entity

The following table illustrates the expected liabilities of the Trust as of the Closing Date:

Class A-1 Notes	$	[_____]
Class A-2 Notes		[_____]
Class A-3 Notes		[_____]
Class A-3 Notes		[_____]
Class B Notes		[_____]
Total	$	[_____]

The Depositor

BMW FS Securities LLC is a wholly owned, limited purpose subsidiary of BMW FS and was formed on February 27, 2001 in the State of Delaware.  Since its formation in February 2001, BMW FS Securities LLC has been the Depositor in each of BMW FS’ retail installment sale contract securitization transactions, and has not participated in or been a party to any other financing transactions. The principal office of the Depositor is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.  Additional information regarding the Depositor may be found in the accompanying prospectus under the caption “The Depositor.”

The Sponsor, Originator, Seller, Administrator and Servicer

BMW Financial Services NA, Inc., the predecessor of BMW FS, was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware.  The national executive headquarters of BMW FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.  Its telephone number is (201) 307-4000.  Its Customer Service Center is located at 5550 Britton Parkway, Hilliard, Ohio 43026.  Additional information regarding the Sponsor may be found in the accompanying prospectus under “The Sponsor, Originator, Seller, Administrator and Servicer.”

In 1993, BMW FS began selling retail installment sale contracts to asset-backed commercial paper conduits.  In 1999, BMW FS began sponsoring securitization trusts, and in its capacities as sponsor and originator, has sponsored more than [_____] securitization trusts backed by retail installment sale contracts, which trusts have issued approximately $[_____] of securities to date, none of which have defaulted, experienced any trigger events or failed to pay principal in full at maturity.

In addition to securitizing retail installment sale contracts similar to the Receivables, since 1996, BMW FS has sponsored other securitization entities backed by pools of wholesale “floorplan” loans to automobile retailers, which entities have issued approximately $[_____] in securities to date.  Affiliates of BMW FS have sponsored the issuance of approximately $[_____] of securities backed by automobile leases.  None of the securities sponsored by BMW FS or its affiliates in those transactions have defaulted, experienced any trigger events or failed to pay principal in full at maturity.

The sponsor is responsible for originating, pooling and servicing the pool assets and structuring the securitization transaction.  In its roles as Administrator and Servicer, BMW FS plays a primary role in the management of the Trust and each pool of Receivables.  In addition, as Servicer, BMW FS will be authorized to exercise certain discretionary powers with regard to the administration of the Receivables, as described under “The Sponsor, Originator, Seller, Administrator and Servicer—Servicing Experience” in the accompanying prospectus.

The following table sets forth a description of the trusts backed by retail installment sale contracts similar to the Receivables that were sponsored by BMW FS during the fiscal years 2010 and 2011.

Name of Issue	Date Issued	Original Principal Balance	Final Maturity Date	Outstanding Principal Balance
				([_____])
BMW Vehicle Owner Trust 2010-A	April 21, 2010	$ 750,000,000	October 25, 2016	$[_____]

BMW Vehicle Owner Trust 2011-A	September 21, 2011	$1,250,000,000	February 26, 2018	$[_____]

BMW FS, in its capacity as servicer, began servicing operations in 1993.  In addition to servicing retail installment sale contracts similar to the Receivables, BMW FS also services automobile leases and wholesale floorplan loans.

Additional information regarding BMW FS in its capacities as Sponsor, Originator, Seller, Administrator and Servicer may be found under “The Sponsor, Originator, Seller, Administrator and Servicer” and “Description of the Transfer and Servicing Agreements” in the accompanying prospectus.

[Insert disclosure required by Item 1108(a)(2) of Regulation AB regarding servicers.]

[Insert information required by Item 1108(a)(3) of Regulation AB regarding any additional servicers.]

[Insert disclosure regarding material changes in the past 3 years, if any, to the servicing policies or procedures for similar assets.]

[Insert disclosure regarding material adjustments to the underwriting standards, if any.]

[If at least 10%, but less than 20%, of the receivables are originated by any originator or group of affiliated originators other than the sponsor or its affiliates, provide the identity of such originator or group of affiliated originators.]

[If at least 20% of the receivables are originated by any originator or group of affiliated originators other than the sponsor or its affiliates, provide the information required by Item 1110 of Regulation AB with respect to such originator or group of affiliated originators.]

 Repurchase Requests

The transaction documents for prior pools of retail installment sales contracts securitized by BMW FS contain covenants requiring the repurchase of a receivable for the uncured breach of certain representations or warranties that materially and adversely affects the interests of the noteholders.  In the past year, there was no activity to report with respect to any demand to repurchase any receivable underlying a securitization of retail installment sales contracts sponsored by BMW FS.  BMW FS, as the securitizer on behalf of all of its related affiliated securitizers, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G.  BMW FS filed its most recent Form ABS-15G, on behalf of itself and its affiliated securitizers, with the SEC on February 3, 2012.  BMW FS’ CIK number is 0001541188.  Additional information regarding BMW FS in its capacities as sponsor, administrator and servicer may be found under “The Sponsor, Administrator and Servicer” in this prospectus supplement and “The Sponsor, Administrator and Servicer” and “Description of the Transfer Agreements” in the accompanying prospectus.

Affiliations and Related Transactions

The Trust and the Depositor are affiliates of the Sponsor, the Originator, the Servicer, the Administrator and the Seller.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Depositor, the Trust, the Sponsor, the Originator, the Seller, the Administrator, the Servicer, the Owner Trustee or the Indenture Trustee.

The Owner Trustee and the Indenture Trustee

[____________] is the Owner Trustee under the trust agreement.  [_______] is a [_____] banking corporation, and its Corporate Trust Office is located at [_____________________], Attn:  [______________].  The Depositor, the Servicer and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.  The fees and expenses of the Owner Trustee will be paid by the Administrator.  [Note: Description of experience serving as owner trustee for ABS transactions involving auto receivables for BMW FS and others will be provided by owner trustee]

[___________] is the Indenture Trustee under the Indenture (the Indenture Trustee and the Owner Trustee are collectively referred to in this prospectus supplement as the Trustees).  [_______________] is a banking association organized under the laws of the [United States] and its principal executive offices are located at (i) solely for purposes of surrender or exchange of notes, [_____________], Attention:  [_________________] and (ii) for all other purposes, [______________], Attention:  [_________________].The fees and expenses of the Indenture Trustee will be paid by [_____________]. The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.  [Note: Description of experience serving as Indenture Trustee for ABS transactions involving auto receivables for BMW FS and others will be provided by the Indenture Trustee]

See “Description of the Transfer and Servicing Agreements—Duties of the Owner Trustee and the Indenture Trustee” in this prospectus supplement for a description of certain duties of the Owner Trustee and the Indenture Trustee.

The Receivables

Assets of the Trust

On the Closing Date, the assets of the Trust will include:

1.	the Receivables as of the close of business on the Cutoff Date,

2.
all rights, benefits, obligations and proceeds arising from or in connection with the Receivables, including the right to receive payments collected after the Cutoff Date with respect to the Receivables,

3.	security interests in the Financed Vehicles securing the Receivables, and any other interest of the Trust in such Financed Vehicles,

4.	the related Receivable files, and any other property securing a Receivable,

5.	all rights to insurance proceeds and liquidation proceeds with respect to the Receivables,

6.
certain rights under the receivables purchase agreement dated as of [_____], 20[__] (the “Receivables Purchase Agreement”) between the Depositor and BMW FS, as seller (the “Seller”), and the Sale and Servicing Agreement, and

7.
funds on deposit from time to time in the collection account, Reserve Account and the note distribution account, and the proceeds thereof (excluding investment earnings on such accounts to the extent described herein).

The portfolio of new and used BMW, MINI and Rolls-Royce motor vehicle retail installment sale contracts are referred to in this prospectus supplement as the Motor Vehicle Contracts or Contracts.  Motor Vehicle Contracts that comprise the Receivables are secured by new or used passenger cars, motorcycles and light trucks manufactured by Bayerische Motoren Werke Aktiengesellschaft or its subsidiaries (“BMW AG” and, together with all other BMW group companies, the “BMW Group”) [except that [__]% by principal balance of the Receivables as of the Cutoff Date are secured by vehicles of other manufacturers].  The Contracts generally were originated by Centers who participate in BMW FS’ vehicle financing program and were acquired by BMW FS or were acquired by BMW Bank of North America (“BMW Bank”) and subsequently transferred to BMW FS.  See “BMW FS’ Financing Program” in this prospectus supplement and the accompanying prospectus.

The Trust will purchase the Receivables from the Depositor on the Closing Date pursuant to the Sale and Servicing Agreement.

The Depositor will purchase the Receivables from the Seller pursuant to the Receivables Purchase Agreement.  In the Receivables Purchase Agreement, the Seller makes specific representations and warranties as of the Closing Date with respect to the Receivables and agrees to repurchase any Receivable with respect to which there is a breach of any such representation and warranty if that breach has a material and adverse effect on the interests of the Depositor or the Trust in the related Receivable.  Under the Sale and Servicing Agreement, the Depositor will assign all of its rights under the Receivables Purchase Agreement, including its right to enforce the Seller’s repurchase obligations, to the Trust.

The Receivables may be prepaid at any time without penalty by the purchaser or co-purchasers of the Financed Vehicle or any other person or persons who are obligated to make payments thereunder (each such person is referred to in this prospectus supplement as an Obligor).

The Receivables were selected from the Seller’s portfolio of motor vehicle retail installment sale contracts based on several criteria, including the requirement that each Receivable:

1.	has an original term of not more than [_____] months,

2.	has a current principal balance of at least $[_____],

3.	has a contractual annual percentage rate specified in the Contract associated with each Receivable (which is referred to in this prospectus supplement as the APR) ranging from [_____]% to [_____]%,

4.	provides for level monthly payments that fully amortize the amount financed over the original term of the related Contract,

5.	is not more than [__] days past due as of the Cutoff Date,

6.	does not have a final scheduled payment date later than the last day of the collection period immediately preceding the Final Scheduled Payment Date of the Class A-4 Notes, and

7.	does not have any notation in the Servicer’s records indicating the Obligor is the subject of a bankruptcy proceeding.

Description of Receivables

All of the Receivables were originated by the Seller or BMW Bank or purchased by the Seller or BMW Bank from Centers.  As of the Cutoff Date, approximately [_____]% of the Receivables by aggregate principal balance represented financing of new vehicles and [_____]% of the Receivables by aggregate principal balance represented financing of used vehicles.  Approximately [_____]% of the Receivables by aggregate principal balance as of the Cutoff Date are evidenced by electronic contracts.

As of the Cutoff Date, approximately [_____]%, [_____]%, [_____]%, [_____]%[,] [and] [_____]% [and [_____]%] of the Receivables by aggregate principal balance were BMW passenger cars, BMW light trucks, MINI passenger cars, Rolls-Royce passenger cars [,] [and] BMW motorcycles [and vehicles of other manufacturers], respectively.

The distribution by APR, geographic location, remaining term to scheduled maturity, original term to scheduled maturity and remaining principal balance, in each case, of the Receivables as of the Cutoff Date are as set forth in the following tables.  We refer you to “The Receivables” in the accompanying prospectus for a further description of the characteristics of the Receivables.

Composition of the Receivables

Aggregate Principal Balance	$[_____]
Number of Contracts	[_____]
Average Principal Balance Outstanding	$[_____]
Principal Balance (range)	$[_____] to $[_____]
Average Original Amount Financed	$[_____]
Original Amount Financed (range)	$[_____] to $[_____]
Weighted Average APR(1)	[_____]%
APR (range)	[_____]% to [_____]%
Weighted Average Original Term(1)	[_____]months
Original Term (range)	[_____] months to [_____] months
Weighted Average Remaining Term(1)	[_____] months
Remaining Term (range)	[_____] months to [_____]months
Weighted Average FICO Scores(1)	[_____]
_______________
(1)Weighted by principal balance as of the Cutoff Date.

The FICO Score of an Obligor is calculated as the average of all available FICO Scores at the time of application.  A “FICO Score” is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  Data from an independent credit reporting agency, such as a FICO Score, is one of several factors that may be used by BMW FS in its credit scoring system to assess the credit risk associated with each applicant.  See “BMW FS’ Financing Program” in the accompanying prospectus.  Additionally, FICO Scores are based on independent third party information.  BMW FS does not calculate the FICO scores and does not have access to the information used by the independent credit reporting agencies which provide the FICO scores to BMW FS.  FICO Scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

[Additional Receivables sold by the Depositor to the Trust during the [revolving period] [prefunding period] must meet substantially similar criteria. However, these criteria will not ensure that each subsequent pool of additional Receivables will share the exact characteristics of the initial pool of Receivables. As a result, the composition of the aggregate pool of Receivables will change if additional Receivables are purchased by the Trust during the [revolving period] [prefunding period].] [Insert any additional requirements for Receivables that may be added to the pool during the revolving period or prefunding period in accordance with Item 1103(a)(5)(vi) of Regulation AB.]

[Add information, including tabular information, regarding delinquencies if delinquent receivables are in the receivables pool.]

Distribution of the Receivables by APR

APR Range (%)	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
Greater than [_____]
Totals
________________________
(1) Percentages may not add to 100% because of rounding.

Distribution of the Receivables by Geographic Location(1)

Geographic Location(3)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(2)
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Totals
______________________________ (1) Based on the billing address of the Obligor. (2) Percentages may not add to 100% because of rounding. (3) New York excludes New York City Receivables.

Distribution of the Receivables by Remaining Term to Scheduled Maturity

Remaining Term to Scheduled Maturity	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
[__] months or less
[__] months to [__] months
[__] months to [__] months
[__] months to [__] months
[__] months to [__] months
[__] months to [__] months
[__] months to [__] months
[__] months to [__] months
[__] months to [__] months
[__] months to [__] months
Greater than [__] months
Totals

______________________________
(1)          Percentages may not add to 100% because of rounding.

Distribution of the Receivables by Original Term to Scheduled Maturity

Original Term to Scheduled Maturity	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
[__] months to [__] months
[__] months to [__] months
[__] months to [__] months
[__] months to [__] months
[__] months to [__] months
Totals

______________________________
(1)          Percentages may not add to 100% because of rounding.

Distribution of the Receivables by Remaining Principal Balance

Remaining Principal Balances ($)	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
[_____] to [_____]
Greater than [_____]
Totals

______________________________
(1)        Percentages may not add to 100% because of rounding.

Delinquencies, Repossessions and Loss Information

Set forth below is information concerning BMW FS’ experience with respect to its entire portfolio of Contracts, which includes Contracts not owned but serviced by BMW FS.  Credit losses are an expected cost in the business of extending credit and are considered in BMW FS’ rate-setting process.  The following tables set forth the historical delinquency experience and net credit loss and repossession experience of BMW FS’ portfolio of contracts for new and used automobiles, motorcycles and light trucks.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of BMW FS.  There is no assurance that BMW FS’ delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below.  If economic conditions in the future differ from those during the periods referenced in the tables below, BMW FS’ delinquency, repossession and loss experience may be adversely affected.

The percentages in the tables below have not been adjusted to eliminate the effect of the growth of BMW FS’ portfolio over some of the periods addressed.  Accordingly, the delinquency, repossession and net loss percentages for some of the periods addressed would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

In the table below, the period of delinquency [as of [_____] and [_____] and] for the years ended December 31, [_____], [_____], [_____], [_____] and [_____][insert the previous five years] is based on the number of days more than 20% of a scheduled payment is contractually past due.  The information included below under the headings “Delinquencies as a Percent of Contracts Outstanding—90 days or more” and “Dollar Delinquencies as a Percent of Principal Balance Outstanding—90 days or more” excludes vehicles that have been repossessed.  There is no assurance that the performance of the Receivables will be comparable to BMW FS’ experience shown in the following tables.

Delinquency Experience (Dollars In Thousands)
As of December 31,
	[_____]	[_____]	[_____]	[_____]	[_____]
Number of Contracts Outstanding
Delinquencies as a Percent of Contracts Outstanding
30-59 days
60-89 days
90 days or more
Total
Dollar Delinquencies as a Percent of Principal Balance Outstanding
30-59 days
60-89 days
90 days or more
Total

In the table below, all amounts and percentages, except as indicated, are based on the principal balances of the Contracts net of unearned finance and other charges.  Averages are computed by taking a simple average of year-end outstanding amounts for each period presented.  The information set forth under the heading “Charge-offs—full period actuals” represents the total aggregate net principal balance of Contracts determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in the next sentence.  The information set forth under the heading

“Recoveries—full period actuals” generally includes amounts received from customers with respect to contracts previously charged-off.  The information set forth under the heading “Number of Repossessions sold” means the number of repossessed financed vehicles that have been sold by BMW FS in a given period.

Net Credit Loss and Repossession Experience (Dollars in Thousands)
As of December 31,
	[_____]	[_____]	[_____]	[_____]	[_____]
Principal Balance Outstanding
Average Principal Balance Outstanding
Number of Contracts Outstanding
Average Number of Contracts Outstanding
Charge-offs—full period actuals
Recoveries—full period actuals
Net Losses
Number of Repossessions sold
Number of Repossessions sold as a percent of the Average Number of Contracts Outstanding
Net Losses as a percent of Average Principal Balance Outstanding

*  Annualized.

Static Pools

Attached hereto as Appendix A, we have included charts that reflect (i) the static pool performance of previous, recent securitizations of the sponsor and (ii) the static pool performance of all retail installment sales contracts for all BMW, MINI, Rolls-Royce and non-BMW Group motor vehicle contracts originated by Centers, BMW FS or BMW Bank and included in BMW FS’ managed loan portfolio by vintage origination year.  We caution you that this pool of Receivables may not perform in a similar manner to the receivables presented in Appendix A.

Pool Underwriting

In connection with the offering of the notes, the Depositor has performed a review of the Receivables and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the Receivables, as described under “Review of Pool Assets” below.

As described in “BMW FS’ Financing Program” in this prospectus supplement and “BMW FS’ Financing Program—Underwriting” in the accompanying prospectus, under BMW FS’ origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.  The BMW FS credit buyer reviews each such application through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant’s credit score based on a combination of their credit bureau score and BMW FS’ own internal credit scoring process.  [_____] Receivables, having an aggregate principal balance of approximately $[_____] (approximately [_____]% of the aggregate principal balance of the Receivables as of the Cutoff Date) were automatically approved.

BMW FS determined that whether a Receivable was accepted automatically by BMW FS’ electronic credit decision system or was accepted following review by a BMW FS credit buyer was not indicative of the quality of the related Receivable.  [No Receivables were automatically rejected.]  [No Receivables were originated with exceptions to BMW FS’ underwriting guidelines.]

Review of Pool Assets

In connection with the offering of the notes, the Depositor has performed a review of the Receivables and the disclosure regarding those Receivables that is required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”).  This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.  This review included a review of BMW FS’ underwriting guidelines and the contract terms, eligibility and characteristics of the Receivables, as well as a review of the disclosure describing such underwriting guidelines, contract terms and the eligibility and characteristics of the Receivables in this prospectus supplement and the accompanying prospectus.

As part of the review of the Receivables, BMW FS and the Depositor identified the Rule 193 Information to be covered and identified the review procedures for each portion of such Rule 193 Information.  Descriptions in this prospectus supplement consisting of factual information were reviewed and approved by BMW FS’ senior management to ensure the accuracy of such descriptions.  Additionally, members of BMW FS’ securitization group consulted with internal counsel, as well as external counsel, with respect to the descriptions of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the notes.

In addition, BMW FS performed an eligibility review of the Receivables to confirm that those Receivables satisfied the criteria set forth under “The Receivables—Characteristics” above in this prospectus supplement.  The first aspect of that review tested the accuracy of the data contained in BMW FS’ data tape.  The data tape is an electronic record maintained by BMW FS, which includes certain attributes of the Receivables.  BMW FS selected a random sample of [_____] Receivable files to confirm that the following [_____] data points conformed to the applicable information on the data tape: [__________].  A second aspect of that review consisted of a comparison of the statistical information relating to the Receivables set forth in this prospectus supplement to data contained in, or derived from, the data tape.  Specifically, statistical information relating to the Receivables in the pool was recalculated using the applicable information on the data tape.  [No variances between the sample Receivables and the data points reviewed or the statistical information and the data tape were found.] [_____] variances between the sample Receivables and the data points reviewed or the statistical information and the data tape were found and were determined by [_____] to be immaterial].

In addition to this review, the Depositor’s review of the Receivables is further supported by BMW FS’ extensive compliance procedures used in the day-to-day operation of its business.  These procedures include regular internal audits of key business functions, including credit decisions, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.  In addition, BMW FS has an integrated network of computer applications to make certain that information about the Receivables is accurately entered, captured and maintained in its systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures including the Rule 193 Information.

Portions of the review of legal matters and the review of the characteristics of, and statistical information with respect to, the Receivables, were performed with the assistance of third parties engaged by BMW FS.  BMW FS and the Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review.  The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The Depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Maturity and Prepayment Considerations

For more detailed information regarding maturity and prepayment considerations with respect to the notes, see “Weighted Average Lives of the Securities” in the accompanying prospectus and “Risk Factors—You may experience reduced returns on your investment resulting from prepayments on or repurchases of receivables or early termination of the trust” in the accompanying prospectus.  Except upon the occurrence of an event of default that results in an acceleration of the notes, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full; no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full; and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full.  We refer you to “Payments on the Notes” in this prospectus supplement.  In addition, no principal payments will be made on the Class B Notes until the Class A Notes have been paid in full.  However, following an event of default and an acceleration of the notes, principal payments will be made first to the holders of the Class A-1 Notes until they have been paid in full and after the Class A-1 Notes have been paid in full, principal payments will be made to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes on a pro rata basis, based on the outstanding principal balance of those classes of notes, until such classes have been paid in full.  After the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes have been paid in full, principal payments will be made to the Class B Notes until they have been paid in full.  We refer you to “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus for a more detailed description of the events of default.

Because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of notes could occur significantly earlier than their respective Final Scheduled Payment Date.  The timing of changes in the rate of payments in respect of the Financed Vehicles also may affect significantly an investor’s actual yield to maturity and the average lives of the notes. A substantial increase in the rate of payments on or in respect of the Receivables and Financed Vehicles (including liquidations of the Receivables) may shorten the final maturities of, and may significantly affect the yields on, the notes. Noteholders will bear the risk of being able to reinvest principal payments on the notes at yields at least equal to the yield on their respective classes of notes.  No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than [_____]% (which is referred to as the Required Rate) will generally not affect your yield.  However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account if the Yield Supplement Overcollateralization Amount is not sufficient to cover the lower overall APRs due to prepayments.

Weighted Average Lives of the Notes

Prepayments on motor vehicle receivables can be measured relative to a payment standard or model.  The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.  ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be paid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month.  ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of notes could occur earlier than its respective Final Scheduled Payment Date.  Reinvestment risk associated with early payment of the notes will be borne exclusively by the holders of the notes.

The ABS Tables have been prepared on the basis of the characteristics of the Receivables described under “The Receivables” above.

The ABS Tables assume that:

·	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

·	each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days,

·	payments are made on the notes on each Payment Date, and each Payment Date is assumed to be the [__][__] day of each applicable month,

·	the balance in the Reserve Account on each Payment Date is the required amount described under “Credit Enhancement—Reserve Account” in this prospectus supplement,

·	except as indicated in the ABS Tables, the Servicer does not exercise its option to purchase the Receivables on the earliest Payment Date on which its option may be exercised,

·	the hypothetical pools for the Receivables each have an assumed cutoff date as of the close of business on [_____],

·
the Servicing Fee is [_____]% per annum of the Pool Balance as of the first day of the Collection Period; provided that in the case as of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) [_____]% per annum of the Pool Balance as of the Cutoff Date and (b) [_____]% per annum of the Pool Balance as of [_____],

·
the interest on the Class A-1 Notes is [_____]% based on an actual/360 day count, on the Class A-2 Notes is [_____]% based on a 30/360 day count, on the Class A-3 Notes is [_____]% based on a 30/360 day count and on the Class A-4 Notes is [_____]% based on a 30/360 day count,

·	the Closing Date is [_____], and

·
The Yield Supplement Overcollateralization Amount schedule set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various ABS percentages.  The actual Yield Supplement Overcollateralization Amount may differ depending on the actual prepayments, losses and repurchases on the Receivables with APRs less than the Required Rate.  For purposes of the Yield Supplement Overcollateralization Amount schedule set forth below, the Required Rate is assumed to be [_____]%.

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$
[_____]
[_____]
[_____]
[_____]
[_____]
[_____]
[_____]

The ABS Tables indicate the projected weighted average life of each class of notes and set forth the percent of the initial principal balance of each class of notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each hypothetical pool having the characteristics set forth in the tables below and that the level scheduled monthly payment for each of the pools, based on the aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date, will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Receivables

Pool	Aggregate Principal Balance	APR	Original Term (in Months)	Stated Remaining Term (in Months)
1
2
3
4
5
6
Total

The actual characteristics and performance of the Receivables are expected to differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that no defaults will occur on the Receivables.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between the assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes.

Percentage of Initial Class A-1 and Class A-2 Note Principal at Various ABS Percentages

	Class A-1 Notes				Class A-2 Notes
Payment Date	[__]%	[__]%	[__]%	[__]%	[__]%	[__]%	[__]%	[__]%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Weighted Average Life (yrs)(1)
Weighted Average Life to Call (yrs)(1)(2)

(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal balance of the note.

(2)	This calculation assumes that the Servicer exercises its option to purchase the Receivables at the earliest possible opportunity.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which may differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

In calculating the expected final payment dates shown on the cover to this prospectus supplement, an ABS percentage of [_____]% was utilized and the Servicer’s option to purchase the Receivables was assumed to be exercised on the earliest Payment Date on which it is permitted.  The actual Payment Date on which the Class A-1 Notes or Class A-2 Notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

Percentage of Initial Class A-3 and Class A-4 Note Principal at Various ABS Percentages

	Class A-3 Notes				Class A-4 Notes
Payment Date	[__]%	[__]%	[__]%	[__]%	[__]%	[__]%	[__]%	[__]%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Weighted Average Life (yrs)(1)(2)
Weighted Average Life to Call (yrs)(1)(3)
Month of Optional Purchase(3)
_______________________________

(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal balance of the note.

(2)	This calculation assumes that the Servicer exercises its option to purchase the Receivables at the earliest possible opportunity.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which are expected to differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

In calculating the expected final payment dates shown on the cover to this prospectus supplement, an ABS percentage of [_____]% was utilized and the Servicer’s option to purchase the Receivables was assumed to be exercised on the earliest Payment Date on which it is permitted.  The actual Payment Date on which the Class A-3 Notes or Class A-4 Notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

Percentage of Initial Class B Note Principal at Various ABS Percentages

	Class B Notes
Payment Date	[__]%	[__]%	[__]%	[__]%
Closing Date	100.00	100.00	100.00	100.00

Weighted Average Life (yrs)(1)(2)
Weighted Average Life to Call (yrs)(1)(3)
Month of Optional Purchase(3)

_______________________
(1)
The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal balance of the note.

(2)           This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.
(3)           This calculation assumes that the Servicer exercises its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which may differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

In calculating the expected final payment dates shown on the cover to this prospectus supplement, an ABS percentage of [_____]% was utilized and the Servicer’s option to purchase the Receivables was assumed to be exercised on the earliest Payment Date on which it is permitted.  The actual Payment Date on which the Class B Notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

Note Factors

The Note Pool Factor with respect to any class of notes will be a two-digit decimal indicating the principal balance of that class of notes as of the close of business on the Payment Date in that month as a fraction of the respective principal balance of that class of notes as of the Closing Date.  The Servicer will compute the Note Pool Factor each month for each class of notes.  Each Note Pool Factor will initially be 1.00 and thereafter will decline to reflect reductions in the principal balance of each class of notes.  The portion of the principal balance of any class of notes for a given month allocable to a noteholder can be determined by multiplying the original denomination of the holder’s note by the related Note Pool Factor for that month.

Statements to Noteholders

Pursuant to the Indenture, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Administration Agreement and the Trust Agreement (collectively referred to here as the Transfer and Servicing Agreements), on the Determination Date the Servicer will provide the Indenture Trustee a report concerning the payments received on the Receivables, the Pool Balance, the related Note Pool Factors and various other items of information pertaining to the Trust, and the Indenture Trustee will make available, on the related Payment Date, the same to the noteholders of record as of the most recent record date and to the Owner Trustee.    The Indenture Trustee will make the foregoing statements available to the noteholders via its Internet website, which is presently located at [_____]. Noteholders of record during each calendar year, upon request to the Indenture Trustee, will be furnished the information by the Indenture Trustee or the Owner Trustee, as appropriate, for tax reporting purposes not later than the latest date permitted by law.

We refer you to “Description of the Transfer and Servicing Agreements—Statements to Securityholders” in the accompanying prospectus for a more detailed description of the reports to be sent to noteholders.

Use of Proceeds

The Trust will use the net proceeds from the sale of the notes to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement and to fund the Reserve Account.  The net proceeds to be received by the Depositor from the sale of the Receivables to the Trust will be used by the Depositor in connection with its acquisition of the Receivables from BMW FS and to pay other expenses in connection with the issuance of the notes.  BMW FS will use the proceeds from the sale of the Receivables for general corporate purposes.  [In addition, BMW FS or its affiliates will apply all or a portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the Receivables prior to their sale to the Trust.]  [One or more of the Underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, has acted as a “warehouse lender” to BMW FS or its affiliates, and will indirectly receive a portion of the proceeds as repayment of that “warehouse” debt.]

BMW FS’ Financing Program

Underwriting

Contracts are originated or purchased by BMW FS in accordance with underwriting procedures that are intended to assess the applicant’s ability to pay the amounts due on the Contract and the adequacy of the Financed Vehicle as collateral.  BMW FS utilizes predetermined credit score cutoffs and approval authority levels as credit controls.

The credit applications are evaluated for completeness when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.  The BMW FS credit buyer reviews each such application through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant’s credit score based on a combination of their credit bureau score and BMW FS’ own internal credit scoring process, as further described under the caption “BMW FS’ Financing Program—Underwriting” in the accompanying prospectus.  While independent verification of information in the application is generally not required, BMW FS will seek verification of some information, including employment, income and/or residence, under some circumstances, such as discovery of a discrepancy between information in the application and information in a credit bureau report. For the period ended [_____], [_____]% of applications were approved.

Generally, after a Contract has been approved by BMW FS as described above and originated by a Center, BMW FS acquires it indirectly by causing it to be assigned to BMW Bank or BMW FS.  Contracts originated in connection with the “lease to loan” program and certain refinancings are originated directly by BMW Bank rather than acquired from Centers.

Additional information regarding BMW FS’ Financing Program is set forth under the caption “BMW FS’ Financing Program” in the accompanying prospectus.

The Notes

General

The notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement.  A copy of the final signed Indenture will be filed with the SEC following the issuance of the notes.  The following summary describes the material terms of the notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture.  The following summary supplements the description of the general terms and provisions of the notes of any given series and the related Indenture set forth in the accompanying prospectus.

References in the accompanying prospectus to the right of the “most senior notes outstanding” to direct, waive or consent to certain actions or events under the Transfer and Servicing Agreements mean the notes offered by this prospectus supplement voting together as a single class.

Payments of Interest

Each class of notes will constitute Fixed Rate Securities, as that term is defined under “Certain Information Regarding the Securities—Fixed Rate Securities” in the accompanying prospectus.  Interest on the principal balances of the classes of the notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement and will be payable to the noteholders monthly on the [__][__] day of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (which is referred to as a Payment Date) commencing [_____].

Interest on the outstanding principal balance of the Class A-1 Notes will accrue at the related interest rate from and including the most recent Payment Date (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date.  Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and Class B Notes will accrue at the related interest rate from and including the [__][__] day of the calendar month preceding a Payment Date (or from and including the Closing Date with respect to the first Payment Date) to but excluding the [__][__] day of the calendar month in which the Payment Date occurs.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable interest rate, to the extent lawful.  Interest payments on the notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after distributions in respect of the Servicing Fee and non-recoverable Advances have been made. We refer you to “Credit Enhancement—Reserve Account” and “Payments on the Notes” in this prospectus supplement.

Interest payments to holders of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will have the same priority.  If there are insufficient Available Amounts after the payment of Trust obligations with higher priorities, the amount available for interest payments could be less than the amount of interest payable on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes on any Payment Date, in which case the holders of such classes of notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on such notes.  Interest payments to holders of the Class B Notes will be subordinated to interest payments and, in limited circumstances, principal to holders of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

Payments of Principal

The Final Scheduled Payment Date, and expected final payment date for each class of notes is set forth on the cover of this prospectus supplement.  Payments of principal on each Payment Date will be made only to the extent of Available Amounts, and in the case of the Priority Principal Distribution Amount, the amounts on deposit in the Reserve Account, and the failure to pay principal in full on a class of notes will result in an Event of Default only on the related Final Scheduled Payment Date for such class.  The Trust will generally make principal payments to the noteholders on each Payment Date in an amount equal to the Principal Distribution Amount in accordance with the priorities described below under “Payments on the Notes—Payment of Distributable Amounts.”

On each Payment Date, unless the maturity of the notes has been accelerated following an Event of Default, principal payments on the notes shall be made in the following order of priority:

1.	to the Class A-1 Notes until paid in full,

2.	to the Class A-2 Notes until paid in full,

3.	to the Class A-3 Notes until paid in full,

4.	to the Class A-4 Notes until paid in full, and

5.	to the Class B Notes until paid in full.

Notwithstanding the foregoing, after an acceleration of the notes following the occurrence and during the continuation of any of the following, each an Event of Default:

·	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, which default continues for a period of five days,

·	a default in the payment of principal of or any installment of the principal on any note when the same becomes due and payable,

·
a default in the observance or performance of any representation, warranty, covenant or agreement of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after written notice is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% of the aggregate principal balance of the outstanding notes, or

·	the bankruptcy of the Trust or the occurrence of other circumstances relating to the bankruptcy or insolvency of the Trust, as described in the Indenture,

the priority of payments changes.  In particular, the Trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.  In addition, principal payments will be made first to the holders of the Class A-1 Notes until they have been paid in full; thereafter principal payments will be made to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes on a pro rata basis based on the principal balance of that class of outstanding notes.  Beginning on the Payment Date on which the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes have been paid in full , the remainder Princpial Distribution Amount, if any, and on each subsequent Payment Date, 100% of the Principal Distribution Amount, will be paid to the holders of record of the Class B Notes until the Class B Notes have been paid in full.  Beginning on the Payment Date on which all of the notes have been paid in full, any remaining amounts will be released to the certificates (after payment of any amounts owing to the Indenture Trustee and Owner Trustee).  Following the occurrence of an Event of Default that has not resulted in an acceleration of the notes, no change will be made in the priority of payments on the notes and the certificates on each Payment Date.  We refer you to “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus for a more detailed description of what would constitute an event of default.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet point above for a period of 45 days, under the second bullet point above for a period of 60 days or under the third bullet point above for a period of 120 days, will not constitute an Event of Default if that failure or delay was caused by force majeure or other similar occurrence.

The actual Payment Date on which the outstanding principal balance of any class of notes is paid in full may be earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under “Weighted Average Lives of the Securities” in the accompanying prospectus.

If the principal balance of a class of notes has not been paid in full on or after its Final Scheduled Payment Date, as shown on the front cover of this prospectus supplement, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Amounts and the amount on deposit in the Reserve Account are sufficient, include an amount sufficient to reduce the unpaid principal balance of that class of notes to zero on that Payment Date.  We refer you to “Payment on the Notes—Payment of Distributable Amounts” in this prospectus supplement.

Allocation of Losses

If losses on the receivables exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal balance of any class of notes.  Instead, the amount available to make payments on the notes will be reduced to the extent of such losses.  If the available credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than notes having an earlier Final Scheduled Payment Date.

Indenture

Events of Default; Rights upon Event of Default.  Upon an Event of Default, the Controlling Class of noteholders will have the rights set forth in the accompanying prospectus under “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.” The Indenture Trustee may sell the Receivables subject to the conditions and procedures set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or interest on any note of the Controlling Class as set forth above under “—Payments of Principal.”  In the case of an Event of Default not involving any default in payment of principal of or interest on a note, the Indenture Trustee is prohibited from selling the Receivables unless the notes have been accelerated and unless one of the conditions set forth above under “Summary of Terms—Description of the Securities—Changes in Priority of Distribution upon Certain Events of Default and an Acceleration of the Notes” has been satisfied.  Following the occurrence of certain Events of Default under the Indenture that result in an acceleration of the Notes, payments of principal on the notes will be made first to the Class A-1 Notes until the Class A-1 Notes are repaid in full, and then pro rata to the Class A-2 Notes, the Class A-3 and the Class A-4 Notes until each principal balance is paid in full.  If there are any amounts remaining, those amounts will be used to pay interest and principal on the Class B Notes until the principal balance is paid in full.

Under the Trust Indenture Act of 1939, as amended (which is referred to in this prospectus supplement as the TIA), the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for the Class A Notes or the Class B Notes or as Indenture Trustee for all of the Notes if a default occurs under the Indenture and if, within one year of such default, the Indenture Trustee, or any of its directors or executive officers, is, or is affiliated with, an underwriter (as defined in the TIA) of any of the notes.  In these circumstances, the Indenture will provide for a successor indenture trustee to be appointed for the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes or the Class B Notes or both, in order that there be separate indenture trustees for the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes and the Class B Notes.  If the Indenture Trustee resigns as Indenture Trustee for any class of Notes or for all of the Notes, its resignation will become effective only after a successor indenture trustee for the Notes or the applicable class of Notes is appointed and the successor indenture trustee accepts such appointment.  [As of the date hereof, the Owner Trustee is affiliated with [________________], an underwriter of the notes and the Indenture Trustee is affiliated with [_________________,] an underwriter of the notes.]

Notices

Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon a responsible officer of the Indenture Trustee obtaining actual knowledge of these events.

If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing.  Those notices will be deemed to have been given on the date of that mailing.

Governing Law

The Indenture and the notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Minimum Denominations

The notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for one note of each Class which may be issued in a denomination other than an integral multiple of $1,000).  The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

Payments on the Notes

On or before the [_____] Business Day immediately preceding the related Payment Date (each of which is referred to as a Determination Date), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the related Collection Period.  On or prior to each Payment Date, the Servicer will also determine the following:

1.	Available Amounts,

2.	noteholders’ interest distribution,

3.	Principal Distribution Amount, and

4.	based on the Available Amounts and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the noteholders.

The Indenture Trustee will make payments to the noteholders out of the amounts on deposit in the collection account and the Reserve Account based solely upon the report provided to it by the Servicer.  The amounts to be distributed to the noteholders will be determined in the manner described below.

Payment of Distributable Amounts

Prior to each Payment Date, the Servicer will calculate the amount to be distributed to the noteholders and certificateholders.  On each Payment Date, the Servicer will allocate amounts on deposit in the collection account with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions from Available Amounts on deposit in the collection account, and in the event of a shortfall in meeting the payments described in clauses 1 through 3 below (an “Available Amounts Shortfall”) amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

1.	first, to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to prior Collection Periods, and non-recoverable Advances,

2.	second, to the Class A Noteholders, the sum of:
  the aggregate amount of interest accrued for the related Interest Period on each of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes at their respective interest rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date, and the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law,
3.	third, to the Principal Distribution Account, the Priority Principal Distribution Amount, if any,

4.	fourth, to the Class B Noteholders:
  the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the interest rate on the Class B Notes on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date, and the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law,
5.	fifth, to the Reserve Account, from Available Amounts remaining, the amount necessary to cause the amount on deposit in that account to equal the Specified Reserve Account Balance,

6.	sixth, to the Principal Distribution Account, the Regular Principal Distribution Amount,

7.	seventh, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees, expenses and indemnities, in each case to the extent the fees, expenses and indemnities have not been previously paid by the Servicer, in its capacity as Administrator; provided that until the notes have been paid in full, the annual amount paid to the Trustees from Available Amounts pursuant to this clause (7) shall not exceed $10,000; provided further that if an Event of Default occurs and is continuing such $10,000 limitation will not apply, and

8.	eighth, any Available Amounts remaining, to the certificateholder.

The Principal Distribution Amount will be allocated among the notes as described above under “The Notes—Payments of Principal.”

For as long as BMW FS is the Servicer, amounts owed to the Servicer on any Payment Date will be retained by the Servicer as described under “Description of the Transfer and Servicing Agreements—Net Deposits” in this prospectus supplement.

The Certificates

The certificates are not being offered pursuant to this prospectus supplement and all information presented regarding the certificates is given to further a better understanding of the notes.  The certificates will be issued pursuant to the terms of the trust agreement, a form of which has been filed as an exhibit to the registration statement.  A copy of the final signed trust agreement will be filed with the SEC following the issuance of the securities.  The certificates will evidence undivided ownership interests in the Trust created pursuant to the trust agreement.

The certificateholders will be entitled to receive any excess Available Amounts remaining on each Payment Date after payments of the Servicing Fee, payments of interest and principal to the noteholders, payment, if any, to the Reserve Account and payment of any accrued and unpaid fees and expenses of the Indenture Trustee and the Owner Trustee to the extent not previously paid by the Servicer, in its capacity as Administrator.

The trust agreement and the certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

Credit Enhancement

The protection afforded to the Class A Noteholders will be effected both by the preferential right of such noteholders to receive, to the extent described in this prospectus supplement, current distributions on the Receivables, the establishment of the Reserve Account, overcollateralization, excess interest and the Yield Supplement Overcollateralization Amount.  The protection afforded to the Class B Noteholders will be effected by the establishment of the Reserve Account, overcollateralization and excess interest.  The available credit enhancement is limited.  If losses on the Receivables exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal balance of any class of notes.  Instead, the amount available to make payments on the notes will be reduced to the extent of such losses.  If the available credit enhancement is exhausted by losses on the Receivables, there may be insufficient funds to pay in full the accrued interest and principal balances of the notes.

Subordination

The rights of the Class B Noteholders to receive any distributions of interest or principal is subordinated to payments of interest on the Class A Notes and, in limited circumstances, payments of principal of the Class A Notes.  To the extent that the Pool Balance less the Yield Supplement Overcollateralization Amount with respect to a Payment Date has decreased to a level that is less than the aggregate outstanding principal balance on the Class A Notes, a First Priority Principal Distribution

Amount will be payable prior to the payment of interest on or principal of the Class B Notes.  The certificateholder is entitled to receive payments of interest collected on the Receivables which are not used by the Trust to make other required payments.  The certificateholder’s right to receive this excess interest is subordinated to all other payments required to be made on any Payment Date.

Reserve Account

The Reserve Account will be a segregated account held in the name of the Indenture Trustee.  The Reserve Account will be created with an initial deposit by the Trust on the Closing Date of an amount equal to $[_____] (which is referred to as the Reserve Account Initial Deposit), which is [_____]% of the initial Adjusted Pool Balance.  The Reserve Account will thereafter be funded by depositing in the Reserve Account all Available Amounts remaining after payments to the Servicer and payments of interest on the notes and the Priority Principal Distribution Amount, if any, for each Payment Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to the Specified Reserve Account Balance.

Amounts held from time to time in the Reserve Account will be held for the benefit of the noteholders and may be invested in Eligible Investments at the direction of the Servicer.  Investment income on those investments (net of losses and expenses) will be paid to the Depositor, upon the direction of the Servicer, to the extent that funds on deposit in the Reserve Account exceed the Specified Reserve Account Balance.  If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Payment Date) is greater than the Specified Reserve Account Balance for that Payment Date, subject to limitations set forth in the Transfer and Servicing Agreements, the Indenture Trustee, upon direction from the Servicer, will include the amount of the excess in the amounts to be distributed to the certificateholder pursuant to clause (8) under “Payments on the Notes—Payment of Distributable Amounts” in this prospectus supplement.  The noteholders will not have any rights in, or claims to, amounts distributed to the certificateholder or to the Depositor.

Any amendment to the formula for determining the Specified Reserve Account Balance, to the manner in which the Reserve Account is funded or to replace the Reserve Account may be made by amending the Sale and Servicing Agreement; provided, that any such amendment will require (x) the consent of Noteholders evidencing at least a majority of the aggregate principal balance of the Notes and Certificateholders holding at least a majority of the Certificate Percentage Interest and (y) that no Rating Agency (after receipt of notice of such amendment) provides written notification within 10 Business Days of receipt of such notice that such amendment will result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes.

On the Business Day prior to each Payment Date, funds will be withdrawn from the Reserve Account to the extent of any Available Amounts Shortfall with respect to that Payment Date and will be deposited in the collection account for distribution to the noteholders.

None of the noteholders, the Indenture Trustee, the Owner Trustee, the Depositor or the certificateholder will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the noteholders.

The Reserve Account, the subordination of the Class B Notes and the certificates, the overcollateralization and the Yield Supplement Overcollateralization Amount described below are intended to enhance the likelihood of receipt by Class A Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class A Noteholders will experience losses.  However, the Reserve Account could be depleted.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, the noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the noteholders.

Overcollateralization

Overcollateralization represents the amount by which the Adjusted Pool Balance exceeds the aggregate principal balance of the notes. Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess interest on or in respect of the receivables, if any.  It is expected that the initial amount of overcollateralization will be approximately $[_____] (which is referred to as the Initial Overcollateralization Amount) or [_____]% of the initial Adjusted Pool Balance.  Payment of the Regular Principal Distribution Amount results in the application of all remaining funds, including any excess interest to achieve and maintain the target overcollateralization level.  This application will result in the payment of more principal on the notes than the amount of principal paid on the Receivables in the related period so long as excess interest is available for this purpose.  As the principal balance of the notes is paid down to a target overcollateralization level that is below the principal balance of the Receivables, credit enhancement in the form of overcollateralization is created.

Any amendment to the formula for determining the target overcollateralization level may be made by amending the Sale and Servicing Agreement; provided, that any such amendment will require (x) the consent of Noteholders evidencing at least a majority of the aggregate principal balance of the Notes and Certificateholders holding at least a majority of the Certificate Percentage Interest and (y) that no Rating Agency (after receipt of notice of such amendment) provides written notification within 10 Business Days of receipt of such notice that such amendment will result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes.

Excess Interest

More interest is expected to be paid by the Obligors in respect of the Receivables than is necessary to pay the Servicing Fee and interest on the notes for each Payment Date.  Any such excess in interest payments from Obligors will serve as additional credit enhancement.

Yield Supplement Overcollateralization Amount

The Yield Supplement Overcollateralization Amount is intended to compensate (through overcollateralization) for the low APRs on some of the Receivables.  As of the Closing Date, the Yield Supplement Overcollateralization Amount will equal $[_____] (which is referred to as the Initial Yield Supplement Overcollateralization Amount), which is approximately [_____]% of the aggregate principal balance of the Receivables as of the Cutoff Date.  The Yield Supplement Overcollateralization Amount calculated for the Closing Date and each Payment Date is the aggregate amount by which (i) the principal balance, as of the Cutoff Date or the last day of the related Collection Period, as applicable, of each Receivable with an APR less than the Required Rate (other than Liquidated Receivables) exceeds (ii) the present value (calculated using a discount rate equal to the Required Rate) of the sum of the Scheduled Payments due on each such Receivable.  For purposes of the preceding sentence, each scheduled payment on a Receivable is assumed to be made on the last day of each month (with each month assumed to have 30 days).

[Credit Enhancement Provider]

[If any entity or group of affiliated entities providing enhancement or other support is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cashflow supporting any offered class of notes, disclose the information required by item 1114(b)(2)(i) of Regulation AB.]

[If any entity or group of affiliated entities providing enhancement or other support is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any offered class of notes, disclose the information required by item 1114(b)(2)(ii) of Regulation AB.]

Description of the Transfer and Servicing Agreements

The Transfer and Servicing Agreements

The following summary of the Transfer and Servicing Agreements describes the material terms of the Transfer and Servicing Agreements.  The description of the terms of the Transfer and Servicing Agreements in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement.  Copies of the final signed Transfer and Servicing Agreements will be filed as current reports on Form 8-K with the SEC following the issuance of the notes.  We refer you to “Where You Can Find More Information About Your Securities—The Depositor” in the accompanying prospectus for additional information regarding reports required to be filed by the Depositor.

Sale and Assignment of Receivables

Information with respect to the conveyance of the Receivables from the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the accompanying prospectus.

Maintenance and Safekeeping of the Receivables

The Servicer, in its capacity as custodian, will hold (or, with respect to any Receivables that are electronic chattel paper, maintain in electronic format) the Receivable files for the benefit of the Trust and the Indenture Trustee, and will maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable file as shall enable the Trust to comply with the Sale and Servicing Agreement. In performing its duties as custodian, the Servicer will act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the Receivable files relating to all comparable automotive and motorcycle receivables that the Servicer services for itself or others. The Servicer will promptly report to the Trust and the Indenture Trustee any material failure on its part to hold or maintain the Receivable files and maintain its accounts, records and computer systems under the Sale and Servicing Agreement and will promptly take appropriate action to remedy any such material failure.

The Servicer, in its capacity as custodian, will maintain each Receivable file (or access to any Receivable files stored in an electronic format) at one of its offices specified in the Sale and Servicing Agreement or at such other office as shall be specified to the Trust and the Indenture Trustee by written notice not later than 30 days after any change in location (except that, in the case of any Receivable constituting “electronic chattel paper”, the “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such Receivable shall be maintained by the servicer in a computer system such that the servicer maintains “control” (as such term is used in Section 9-105 of the UCC) over such “authoritative copy”).

Accounts

In addition to the accounts referred to under “Description of the Transfer and Servicing Agreements—Accounts” in the accompanying prospectus, the Servicer will also establish and maintain with the Indenture Trustee the Reserve Account in the name of the Indenture Trustee on behalf of the noteholders.  All accounts will be maintained at an Eligible Institution.

Collections

The Transfer and Servicing Agreements generally require that the Servicer and any successor servicer deposit all payments (other than Warranty Purchase Payments and Administrative Purchase Payments described below) on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the collection account not later than two Business Days after receipt.  However, if (a)(1) the short-term unsecured debt rating of the commercial paper of BMW US Capital, LLC is rated “Prime-1” by Moody’s Investors Service, Inc. or “A-1” by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or such other rating if, after receipt of notice thereof, no Rating Agency provides written notification within 10 Business Days of receipt of such notice that such other rating will result in the qualification, reduction or withdrawal of its then-current rating on any class of notes, and (2) no Servicer Default has occurred or (b)(1) the Servicer obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure timely remittance of monthly collections to the collection account and (2) each Rating Agency receives notice of such alternative remittance schedule and does not provide written notification within 10 Business Days of receipt of such notice that the use of such alternative remittance schedule will result in the qualification, reduction or withdrawal of its then-current rating on any class of notes (collectively, the “Monthly Remittance Condition”), the Servicer may retain such amounts received during a Collection Period until the Business Day prior to each Payment Date (which is referred to as a Deposit Date).  As of the date of this prospectus supplement, the Monthly Remittance Condition is satisfied.

The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust into the collection account on or before each Deposit Date.  All decisions regarding deposits and withdrawals from the collection account shall be made by the Servicer and will not be independently verified.  The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the collection account, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings.  Except as described in the Sale and Servicing Agreement, pending deposit into the collection account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.  We refer you to “Description of the Transfer and Servicing Agreements—Collections” in the accompanying prospectus.

Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to unreimbursed Advances, second to interest accrued to date, third to principal until the principal balance is brought current, fourth to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable.  We refer you to “Description of the Transfer and Servicing Agreements—Collections” in the accompanying prospectus.

On each Payment Date all interest and other investment income (net of losses and expenses) on funds on deposit in the collection account for the related Collection Period will be released to the Depositor.

Note Distribution Account

On or prior to the Closing Date, the Indenture Trustee will establish and maintain a note distribution account, of which the Principal Distribution Account is a part, into which amounts released from the collection account and the Reserve Account for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made.  The note distribution account will be maintained at an Eligible Institution.

Advances

On or before the related Deposit Date, the Servicer will make a payment into the collection account of an amount equal to the aggregate of all scheduled payments of interest that were due during the related Collection Period that were not collected during such Collection Period (each such payment is referred to as an Advance), exclusive of amounts not collected as a result of application of the Relief Act and of amounts that the Servicer has determined would be nonrecoverable.  On each Payment Date, the Servicer may reimburse itself for the outstanding amount advanced to the extent of actual collections of late scheduled payments on a Receivable, Warranty Purchase Payments and Administrative Purchase Payments, each to the extent allocable to interest, prior to any application of amounts to pay the notes.  In addition, if a Receivable becomes a Liquidated Receivable, the Servicer may deem any related Advances to be non-recoverable and the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) may, up to the amount of outstanding Advances in respect of that Receivable, be paid to the Servicer on the related Payment Date as reimbursement of such outstanding Advances as a Non-Recoverable Advance.  The Servicer will not be required to make any Advances, to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries, which is referred to as a Non-Recoverable Advance.  Advances that the Servicer has determined are non-recoverable are reimbursed to the Servicer on each Payment Date at the same priority as the Servicing Fee and prior to any other distributions to be made on that Payment Date.  The Servicer will make all Advances by depositing into the collection account Advances in respect of a Collection Period on or before the related Deposit Date.  We refer you to “Description of the Transfer and Servicing Agreements—Advances” in the accompanying prospectus.

Permitted Deferments

The Sale and Servicing Agreement will provide that consistent with its “Collection and Servicing Guidelines” as in effect from time to time, the Servicer may, in its discretion, extend the term of any Receivable; provided, that no such deferment shall extend the final payment date on any Receivable beyond the last day of the Collection Period immediately preceding the Final Scheduled Payment Date for the Class A-4 Notes.  If any such deferment does not comply with the immediately preceding sentence, and if it materially and adversely affects the Receivables, the Servicer will be required to purchase the Receivable affected by such breach.  The Servicer shall remit the related purchase amount into the collection account on or before the Deposit Date in accordance with the Sale and Servicing Agreement, with written notice to the Indenture Trustee of such deposit.

Servicing Compensation

The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date from Available Amounts plus amounts on deposit in the Reserve Account in accordance with the priority of payments set forth above under “Payments on the Notes—Payment of Distributable Amounts.”  The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges, deferment fees and any other administrative fees or similar charges collected during that Collection Period.  We refer you to “Description of the Transfer and Servicing Agreements—Collections” in this prospectus supplement and “Description of the Transfer and Servicing Agreements—Servicing Compensation “ in the accompanying prospectus.  The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period.  However, if each Rating Agency receives notice of such change and does not provide written notification within 10 Business Days of receipt of such notice that such change will result in a qualification, reduction or withdrawal in the rating of any class of notes, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period.

Net Deposits

As an administrative convenience and as long as specified conditions are satisfied, for so long as BMW FS is the Servicer, BMW FS will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period.  The Servicer, however, will account to the Owner Trustee, the Indenture Trustee and to the noteholders as if all of the foregoing deposits and payments were made individually.  We refer you to “Description of the Transfer and Servicing Agreements—Net Deposits” in the accompanying prospectus.

Optional Purchase

The outstanding notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables.  The Servicer or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to [_____]% or less of the Pool Balance as of the Cutoff Date, as described in the accompanying prospectus under “Description of the Transfer and Servicing Agreements—Termination.”  The Redemption Price for the outstanding notes will be equal to the unpaid principal balance of the outstanding notes plus accrued and unpaid interest on the notes at the applicable interest rate on the date of the optional purchase.  The Servicer or the Trust will provide prior notice of the redemption of the notes to the Indenture Trustee at least 20 days’ prior to the Payment Date fixed for the redemption of the notes, and the Indenture Trustee will provide at least 10 days’ prior notice thereof to the noteholders.  On the Payment Date fixed for redemption, the notes will be due and payable at the Redemption Price, and no interest will accrue on the notes after the Payment Date if paid in full on such date.

Removal of Servicer

The Indenture Trustee may, and at the direction of noteholders evidencing at least 50% of the voting interests of the Controlling Class shall, by written notice to the Servicer terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon the occurrence and continuance of a Servicer Default as defined under “Glossary of Terms” in this prospectus supplement.

Under those circumstances, or if the Servicer resigns, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed by the Indenture Trustee or holders of at least 50% of the aggregate principal balance of the notes outstanding under the Sale and Servicing Agreement.  The Indenture Trustee or other successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Sale and Servicing Agreement and will be entitled to the Servicing Fee; provided, however that no successor Servicer will have any responsibilities with respect to making Advances.  Upon the termination of the Servicer, the Servicer subject to that termination or removal will continue to perform its functions as Servicer until the date on which a successor servicer will have been appointed under the Sale and Servicing Agreement. If, however, the Servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of bankruptcy or insolvency proceedings has occurred, the Indenture Trustee or the noteholders (or certificateholders) may not be able to effect a transfer of servicing.  In the event that the Indenture Trustee is unwilling or unable to act, it, the Owner Trustee or holders of at least 50% of the aggregate principal balance of the notes outstanding may petition a court of competent jurisdiction to appoint a successor servicer.  Notwithstanding termination following a Servicer Default, the Servicer shall be entitled to payment of amounts payable to it, for services rendered prior to termination, including for any outstanding Advances made with respect to the Receivables.  For additional information regarding the removal of the Servicer during the occurrence or continuation of a Servicer Default, see “Description of the Transfer and Servicing Agreements—Rights Upon Servicer Default” in the accompanying prospectus.

The Servicer will promptly reimburse the Indenture Trustee, the Trust and the Administrator for all reasonable expenses incurred by the Indenture Trustee, the Trust or the Administrator as such are incurred in connection with the termination of the Servicer and the transfer of servicing of the Receivables.

Removal or Resignation of the Administrator

The Administrator may resign at any time by notifying the Trust.  The Trust may remove the Administrator if the Administrator has defaulted in the performance of its duties under the Administration Agreement and has not cured such default, if certain bankruptcy events occur, or the Administrator fails to deliver any information, report, certification, attestation or accountant’s letter when and as required under the Administration Agreement.  No resignation or removal of the Administrator and no appointment of a successor Administrator shall become effective until the acceptance in writing of appointment by the successor Administrator and until the Owner Trustee and the Indenture Trustee consent to such successor Administrator pursuant to the Administration Agreement.

Notes Owned by the Depositor, the Servicer or Affiliates

Any notes owned by the Trust, the Depositor, the Seller, the Servicer or any of their affiliates will be entitled to equal and proportionate benefits under the Transfer and Servicing Agreements, except that such notes while unpledged will not be considered to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Transfer and Servicing Agreements.

Duties of the Owner Trustee and the Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the trust agreement, the notes or certificates (other than the authentication of the certificates) or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the collection account.  The Owner Trustee will not independently verify the Receivables.  The Owner Trustee is required to perform only those duties specifically required of it under the trust agreement.  The Administrator will manage and administer the Trust.  In addition to making distributions to the certificateholder, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the trust agreement.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation thereto at the request, order or direction of the Servicer, unless the Servicer has offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

References in the accompanying prospectus to the duties, rights or obligations of the “Trustee” mean the Owner Trustee as described in this prospectus supplement.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the notes (other than authentication of the notes) or of any Receivables or related documents, and is not accountable for the use or application by the Trust of any proceeds from the notes, or the investment of any monies by the Servicer before those monies are deposited into the collection account.  The Indenture Trustee will not independently verify the Receivables.  If no Event of Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture.  In addition to making distributions to the noteholders, those duties generally are limited to the receipt of the various certificates; reports or other instruments required to be furnished to the Indenture

Trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture provides that the Indenture Trustee will not be deemed to have knowledge of any event unless a responsible officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event.

If required by the TIA, the Indenture Trustee will mail each year to all noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture and other information relating to the Receivables.  For additional information regarding such reports, see “The Notes—The Indenture—Indenture Trustee’s Annual Report” in the accompanying prospectus.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture or that litigation at the request, order or direction of any of the noteholders, unless those noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Indenture Trustee, its agents and counsel in connection with the exercise of those rights.  A noteholder’s right under the Indenture to institute any proceeding with respect to the Indenture is conditioned upon the noteholder providing the Indenture Trustee with written notice of the event of default and the holders of the Controlling Class evidencing not less than 25% of the voting interests of the Controlling Class, voting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture.  No proceeding shall commence unless the noteholders have offered to the Indenture Trustee indemnity satisfactory to it, the Indenture Trustee for 60 days has neglected or refused to institute that proceeding and the Indenture Trustee has not received a direction inconsistent with the request to institute that proceeding from holders of a majority of the aggregate principal balance of the notes outstanding within that 60-day period.

The Owner Trustee and the Indenture Trustee

[_____] will be the Owner Trustee under the trust agreement.  [_____] will be the Indenture Trustee under the Indenture.  The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold notes in their own names or as pledgees.

For the purpose of meeting the legal requirements of some jurisdictions, the Administrator and the Owner Trustee or the Indenture Trustee (or in some instances, the Owner Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee or the Indenture Trustee will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Administrator or the Trust will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable.  The Administrator may also remove the Owner Trustee if it ceases to be eligible to continue as trustee under the trust agreement, becomes legally unable to act or becomes insolvent.  Holders of a majority of the aggregate principal balance of the notes outstanding may remove the Indenture Trustee if it ceases to be eligible to continue as trustee under the Indenture, becomes legally unable to act or becomes insolvent.  In those circumstances, the Administrator or the Trust, respectively, will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable.  In addition, any noteholder can petition a court for the appointment of a successor Indenture Trustee.  Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee, as applicable, will not become effective until acceptance of the appointment by the successor.  Any costs associated with the resignation or removal of the Indenture Trustee will be paid by the Administrator.

The Servicer, in its capacity as Administrator, will be obligated to indemnify and pay the fees and expenses of the Owner Trustee and the Indenture Trustee in connection with their duties under the trust agreement and Indenture, respectively, and the other basic documents (including any specified taxes that may be asserted in connection with the transaction).  The Owner Trustee and the Indenture Trustee will be entitled to indemnification by BMW FS, as Administrator, for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or the Indenture Trustee not resulting from its own willful misconduct, bad faith or negligence (or gross negligence, in the case of the Owner Trustee).

Fees and Expenses

The table below sets forth the fees and expenses payable by the trust on each payment date.

Party	Amount
Servicer(1)
[_____]% per annum of the Pool Balance as of the first day of the Collection Period; provided that in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) [_____]% per annum of the Pool Balance as of the Cutoff Date and (b) [_____]% per annum of the Pool Balance as of [_____].

Indenture Trustee(2)	[$[______] per annum [and the investment earnings on amounts on deposit in the note distribution account]] [[_____]% multiplied by the outstanding principal balance of the notes on such payment date]
Owner Trustee(2)	[$[______] per annum] [[_____]% multiplied by the outstanding principal balance of the notes on such payment date]
Administrator(3)	not to exceed $[_____] per annum
(1)  To be paid before any amounts are distributed to noteholders.
(2)  To be paid by the Servicer, in its capacity as Administrator.  In the event the Servicer does not fulfill its payment obligations such fees will be paid pursuant to priority (6) under “Payments on the Notes—Payment of Distributable Amounts” in this prospectus supplement, but only up to an aggregate amount equal to $[_____] per annum until all amounts due and owed to noteholders are paid in full; provided that if an Event of Default occurs and is continuing, such $[_____] limitation will not apply.
(3)  To be paid by the Servicer.

[Derivatives]

[Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the [derivative] agreement is less than [●]%.]

[If the aggregate significance percentage related to any entity or group of affiliated entities providing derivative instruments contemplated by Item 1115 is 10% or more, but less than 20%, disclose the information required by item 1115(b)(1) of Regulation AB.]

[If the aggregate significance percentage related to any entity or group of affiliated entities providing derivative instruments contemplated by Item 1115 is 20% or more, disclose the information required by item 1115(b)(2) of Regulation AB.]

Legal Proceedings

To the knowledge of the Sponsor and the Depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee, the Servicer, the Seller, the Administrator or the Trust that would be material to holders of any notes or certificates.

Material Income Tax Consequences

The following is a general discussion of the material federal income tax considerations of the purchase, ownership and disposition of the notes.  This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth in this prospectus supplement and the accompanying prospectus.  The discussion is based upon law, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors.  It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.  We refer you to the discussions under “Material Income Tax Consequences—Tax Treatment of Owner Trusts” and “—State and Local Tax Considerations” in the accompanying prospectus.

Tax Characterization of the Trust

In the opinion of Bingham McCutchen LLP, tax counsel to the Trust, subject to the assumptions set forth therein and although there is no authority directly on point with respect to transactions similar to those contemplated in the Transfer and Servicing Agreements, entities with a capital structure similar to the Trust or securities with terms similar to the notes and certificates:

·	the notes owned by parties unaffiliated with the trust will be characterized as debt for federal income tax purposes, and

·	the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income.  The Trust’s taxable income would include all its income on the related Receivables, which may be reduced by its interest expense on the notes.  Any imposition of corporate income tax could materially reduce cash available to make payments on the notes, and the beneficial owners of the certificates could be liable for any corporate income tax that is unpaid by the Trust.

Treatment of the Notes as Indebtedness

The Depositor, each certificateholder and the beneficial owners of the notes will agree by their purchase of the notes to treat the notes as debt for federal income tax purposes.  The Depositor and the Servicer and any subsequent holder of certificates will agree, to treat the Trust:

·
as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the certificate owners; and the notes being debt of the partnership, or

·
if a single beneficial owner owns all of the certificates and none of the notes are characterized as equity interests in the Trust, as disregarded as an entity separate from the certificate owner for purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Trust and the notes treated as assets and indebtedness of the certificate owner.

However, the proper characterization of the arrangement involving the Trust, the notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus supplement.

We do not anticipate issuing notes with any original issue discount, other than original issue discount of a de minimis amount or, if applicable, as a result of any class of notes having a fixed maturity of not more than one year from the date of issue. We refer you to “Material Income Tax Consequences— Tax Treatment of Owner Trusts—Tax Consequences to Owners of the Notes—OID, Etc.” and “—Interest Income on the Notes” in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is [_____]% ABS. We refer you to “Maturity and Prepayment Considerations” in this prospectus supplement. No representation is made that the Receivables will prepay in accordance with this assumption or in accordance with any other assumption.

ERISA Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh plans (each, a “Plan”), from engaging in specified transactions, such as direct or indirect sales or exchanges or extensions of credit, with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to those Plans.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.  Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

If the assets of the Trust were deemed to be assets of a Plan, transactions involving the Trust that are described in Section 406 of ERISA or Section 4975 of the Code might be deemed to constitute prohibited transactions for which an exemption is not available.  Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

However, even if the notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust, the Indenture Trustee, the Owner Trustee, any Underwriter or any of their affiliates is or becomes a party in interest or a disqualified person with respect to a Plan. In that instance, certain administrative or statutory exemptions from the prohibited transaction rules (the “Investor-Based Exemptions”) could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note, as described in “ERISA Considerations” in the accompanying Prospectus.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) or other plans are not subject to ERISA requirements; however, those plans may be subject to comparable federal, state, local or non-U.S. law restrictions. Such plans together with Plans are collectively referred to as “Benefit Plans.”)

Each investor using the assets of a Benefit Plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by an Investor-Based Exemption or another applicable administrative or statutory exemption (or in the case of any other Benefit Plan will not violate any applicable law that is substantially similar to ERISA or Section 4975 of the Code).

A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

The sale of notes to a Benefit Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

Plan of Distribution

Subject to the terms and conditions set forth in an underwriting agreement relating to the notes, the Depositor has agreed to cause the Trust to sell to each of the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative, and each of the underwriters has severally but not jointly agreed to purchase, the principal balance of notes set forth opposite its name below:

Underwriters	Class A-l Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes
[_____]
[_____]
[_____]
[_____]
Total	$	$	$	$	$

In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes if any of the notes are purchased.

The Depositor has been advised by the underwriters that they propose to offer the notes to the public initially at the prices set forth on the cover of this prospectus supplement, and to certain dealers at these prices less the concessions and reallowance discounts set forth below.  After the initial public offering of the notes, the public offering prices and concessions referred to in this paragraph may change.

Class	Selling Concession	Reallowance Discount
A-1	%	%
A-2	%	%
A-3	%	%
A-4	%	%
B	%	%

The expenses of the Depositor with respect to the transaction are expected to be $750,000.

The Depositor and BMW FS have jointly and severally agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect thereof.  In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions from time to time with BMW FS and its affiliates.

The notes are new issues of securities with no established trading market.  The Depositor has been advised by the underwriters that they intend to make a market in the notes as permitted by applicable laws and regulations.  The underwriters are not obligated, however, to make a market in the notes, and that market-making may be discontinued at any time without notice at the sole discretion of the underwriters.  Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class.

The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the underwriters.

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions.  Overallotment involves sales in excess of the offering size which creates a short position for the underwriters.  Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes.  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions.  If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, BMW FS, the Depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

Notice to Investors

Selling Restrictions Addressing Additional United Kingdom Securities Laws

Each underwriter will represent that:

·
it has only communicated or caused to be communicated, and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

·	it has complied and will comply with all applicable provisions of the FMSA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Public Offer Selling Restriction Under The Prospectus Directive

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)           to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amendment Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter; or

(c)           in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Trust or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, (i) the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amendment Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State; and (iii) the expression “2010 PD Amendment Directive” means Directive 2010/73/EU.

Capital Requirements Directive

European Union member states have implemented or are in the process of implementing Article 122a, which, among other things, places certain restrictions on the ability of an European Economic Area-regulated credit institution and its affiliates to invest in securitizations (as defined in Article 122a).  Article 122a requires such credit institutions and their affiliates to only invest in securitizations in respect of which the sponsor, originator or original lender has disclosed to investors that it will retain on an ongoing basis a specified minimum net economic interest in the securitization transaction.  Prior to investing in a securitization, the credit institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

None of the Sponsor, the Depositor, the underwriters nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution  or an affiliate thereof to satisfy the due diligence and monitoring requirements of Article 122a, and none of the Sponsor, the Depositor, the underwriters nor any of their respective affiliates have otherwise undertaken to comply with Article 122a.

Failure of an EU-regulated credit institution or an affiliate thereof (or any other EU-regulated investor that may become subject to Article 122a) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that credit institution.  In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes.  Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the notes for investment.

Legal Opinions

In addition to the legal opinions described in the accompanying prospectus, legal matters relating to the notes and federal income tax and other matters will be passed upon for the Trust by Bingham McCutchen LLP. Certain legal matters will be passed upon for the underwriters by [__________].

Glossary of Terms

“ABS Tables” means the tables captioned “Percentage of Initial Note Principal at Various ABS Percentages” which were prepared on the basis of the characteristics of the Receivables described in this prospectus supplement.

“Adjusted Pool Balance” means as of the Closing Date, the aggregate principal balance of the Receivables as of the Cutoff Date less the Yield Supplement Overcollateralization Amount as of the Closing Date, and thereafter, on any Payment Date, the Pool Balance with respect to such Payment Date less the Yield Supplement Overcollateralization Amount with respect to such Payment Date.

“Administrative Purchase Payment” means with respect to a Receivable, an amount equal to the Receivable’s unpaid principal balance, plus interest thereon at a rate equal to the sum of the stated annual percentage rate of the Receivable and the Servicing Fee Rate to the last day of the Collection Period preceding such purchase.

“Administrative Receivable” means each Receivable that is required to be purchased from the Trust by the Servicer due to a breach of certain required servicing procedures with respect to that Receivable if the breach materially and adversely affects the Receivable and is not timely cured.

“Advance” means, for any Payment Date, an amount equal to the aggregate of all scheduled payments of interest that were due during the related Collection Period that were not collected during such Collection Period, exclusive of amounts that the Servicer has determined to be nonrecoverable.

“Available Amounts” means, for any Payment Date, the sum of Available Interest and Available Principal.

“Available Interest” means, for any Payment Date, the sum of the following amounts (without duplication) allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:

1.
that portion of all collections on Receivables (excluding any collections constituting late fees, prepayment charges, deferment fees and other administrative fees or similar charges) allocable to interest (including the amount, if any, of Advances for that Collection Period, but excluding the amount, if any, of reimbursements of Advances previously made with respect to a Receivable to the Servicer from amounts received in respect of the Receivable),

2.
the Administrative Purchase Payments or Warranty Purchase Payments with respect to each Warranty Receivable or Administrative Receivable purchased from the Trust with respect to the related Collection Period, respectively, to the extent attributable to accrued interest on that Receivable (less the amount, if any, of reimbursements of Advances previously made with respect to a Receivable to the Servicer from the Administrative Purchase Payments or Warranty Purchase Payments with respect to the Receivable),

3.	Recoveries for that Collection Period to the extent allocable to interest,

4.	Liquidation Proceeds for that Collection Period to the extent allocable to interest, and

5.	Net losses on investments deposited by the Servicer;

provided that such amounts shall exclude all payments and proceeds that are allocable to interest (including Liquidation Proceeds and Recoveries) of any Administrative Receivable or Warranty Receivable, the applicable Administrative Purchase Payment or Warranty Purchase Payment, as applicable, of which was included as Available Interest in a prior Collection Period.

“Available Principal” means, for any Payment Date, the sum of the following amounts, without duplication, with respect to the related Collection Period:

1.
the portion of all collections on Receivables (excluding any collections constituting late fees, prepayment charges, deferment fees and other administrative fees or similar charges)  allocable to principal,

2.	Recoveries for that Collection Period to the extent allocable to principal,

3.	Liquidation Proceeds for that Collection Period to the extent allocable to principal, and

4.
that portion allocable to principal of the Administrative Purchase Payments or Warranty Purchase Payments with respect to all Warranty Receivables or Administrative Receivables, respectively, purchased from the Trust with respect to the related Collection Period.

provided that such amounts shall exclude all payments and proceeds that are allocable to principal (including Liquidation Proceeds and Recoveries) of any Administrative Receivable or Warranty Receivable, the applicable Administrative Purchase Payment or Warranty Purchase Payment, as applicable, of which was included as Available Principal in a prior Collection Period.

“Business Day” means any day other than a Saturday, a Sunday or a day on which a national banking association or a commercial banking institution in the State of New Jersey, the State of Delaware or the State of New York is authorized or obligated by law or executive order to remain closed.

“Closing Date” means on or about [_____].

“Collection Period” means the calendar month immediately preceding any Payment Date (or, in the case of the first Payment Date, the period from the Cutoff Date through the last day of the calendar month preceding the month in which the first Payment Date occurs).

“Controlling Class” means with respect to any outstanding Notes, the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes (voting together as a single class) as long as such class is outstanding, and thereafter, the Class B Notes for so long as any Class B Notes are outstanding (in each case, excluding Notes held by the Depositor, the Servicer or their affiliates).

“Eligible Institution” means:

(a) the corporate trust department of the Indenture Trustee or the Owner Trustee; or

(b) a depository institution organized under the laws of the United States of America or any State, that (i) has either (A) a long-term unsecured debt rating acceptable to each Rating Agency or (B) short-term unsecured debt obligations rated in the highest short-term rating category by each Rating Agency and (ii) the deposits of which are insured by the FDIC.

“Eligible Investments” means securities, negotiable instruments or security entitlements that evidence:

·	direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

·
demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from each Rating Agency in the highest investment category granted thereby;

·	commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby;

·
investments in money market funds having a rating from each Rating Agency in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor);

·	bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above;

·
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in the second bullet point above; and

·
any other investment notice of which has been provided to each Rating Agency and no such Rating Agency has provided written notification within 10 Business Days of receipt of such notice that such action shall cause the then-current rating on any class of notes to be qualified, reduced or withdrawn.

Eligible Investments may include, without limitation, those investments for which the Indenture Trustee or an affiliate of the Indenture Trustee provides services and receives compensation.

“Financed Vehicle” means the new or used automobiles, motorcycles and light trucks securing the Receivables.

“Final Scheduled Payment Date” means the respective Final Scheduled Payment Dates set forth on the front cover of this prospectus supplement.

“Interest Period” means:

·
with respect to the Class A-1 Notes, the period from and including the most recent Payment Date (or, in the case of the first Payment Date, the Closing Date) to but excluding the next Payment Date, and

·
with respect to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the period from and including the [__][__] day of the calendar month preceding a Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the [__][__] day of the calendar month in which the Payment Date occurs.

“Liquidation Proceeds” means, with respect to any Receivable that becomes a Liquidated Receivable, the moneys collected in respect of that Liquidated Receivable, from whatever source, during the Collection Period in which the Receivable became a Liquidated Receivable, including liquidation of the related Financed Vehicle, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to the liquidation and any amounts required by law to be remitted to the Obligor on the Liquidated Receivable.

“Liquidated Receivable” means a Receivable with respect to which the earliest of the following shall have occurred:

·	the related Financed Vehicle has been repossessed and liquidated,

·	the related Financed Vehicle has been repossessed in excess of 90 days and has not yet been liquidated,

·	the Servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received, or

·	the end of the Collection Period in which the Receivable becomes more than 150 days or more past due.

“NRSRO” means any nationally recognized statistical rating organization.

“Pool Balance” means, with respect to any Payment Date, an amount equal to the aggregate principal balance of the Receivables (exclusive of all Liquidated Receivables) at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Administrative Purchase Payments and Warranty Purchase Payments allocable to principal to be remitted by the Servicer or Seller, as applicable, for the related Collection Period.  The Pool Balance at the close of business on the Cutoff Date was $[_____].

“Principal Distribution Account” means the administrative subaccount of the note distribution account established and maintained as the Principal Distribution Account pursuant to the Sale and Servicing Agreement.

“Principal Distribution Amount” means, with respect to any Payment Date, the sum of the Priority Principal Distribution Amount and the Regular Principal Distribution Amount with respect to that Payment Date.

“Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (i) the aggregate outstanding principal balance of all the notes as of the preceding Payment Date (after giving effect to any principal payments made on the notes on that preceding Payment Date) or the Closing Date (in the case of the first Payment Date), as the case may be, minus (ii) the Adjusted Pool Balance; provided however, that the Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal balance of all of the notes on that Payment Date; and provided further, that the Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of a class of notes shall not be less than the amount that is necessary to reduce the outstanding principal balance of that class of notes and all earlier maturing classes of notes to zero.

“Rating Agency” means each of the NRSROs hired by the sponsor to rate the notes.

“Recoveries” means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable, from whatever source, during any Collection Period following the Collection Period in which the Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to the excess, if any, of:

·
an amount equal to (i) the aggregate outstanding principal balance of all the notes as of the preceding Payment Date (after giving effect to any principal payments made on the notes on that preceding Payment Date) or the Closing Date (in the case of the first Payment Date), as the case may be, minus (ii) the Adjusted Pool Balance less the Target Overcollateralization Amount with respect to such Payment Date over

·	the Priority Principal Distribution Amount with respect to that Payment Date to the extent paid;

provided however, that the Regular Principal Distribution Amount shall not exceed the aggregate outstanding principal balance of all of the notes on that Payment Date (after giving effect to any principal payments made on the notes on the current Payment Date in respect of the Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date of a class of notes shall not be less than the amount that is necessary to reduce the outstanding principal balance of that class of notes and all earlier maturing classes of notes to zero.

“Regulation AB” means subpart 229.1100-Asset Backed Securities (Regulation AB), 17 C.F.R. §§, 229.1100-229.1123, as amended from time to time.

“Servicer Default” means any of the following:

·
any failure by the Servicer to deposit into the collection account any proceeds or payment required to be delivered and that failure continues unremedied for five Business Days after written notice is received by the Servicer or after discovery of that failure by a responsible officer of the Servicer,

·
any failure by the Servicer to duly observe or perform in any material respect any other covenants or agreements in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after discovery of such failure by a responsible officer of the Servicer or after the date on which written notice of that failure requiring the same to be remedied is given to the Servicer by (a) the Owner Trustee, (b) the Indenture Trustee or (c) the holders of notes representing not less than 50% of the Controlling Class, and

·	the occurrence of an Insolvency Event (as defined in the attached prospectus) of the Servicer;

provided that, a delay in or failure of performance referred to under the first bullet point above for a period of 45 days or under the second bullet point above for a period of 90 days, will not constitute a Servicer Default if that failure or delay was caused by force majeure or other similar occurrence.

“Servicing Fee” means, for each Collection Period, an amount equal to [_____]% per annum of the Pool Balance as of the first day of the Collection Period; provided that in the case as of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) [_____]% per annum of the Pool Balance as of the Cutoff Date and (b) [_____]% per annum of the Pool Balance as of [_____].

“Servicing Fee Rate” means [_____]%.

“Specified Reserve Account Balance” means, with respect to any Payment Date, an amount equal to the lesser of $[_____], which is [_____]% of the initial Adjusted Pool Balance as of the Cutoff Date, and the aggregate outstanding principal balance of the notes.

“Target Overcollateralization Amount” means, with respect to any Payment Date, the product of (i) [_____]% and (ii) the initial Adjusted Pool Balance.

“Warranty Purchase Payment” means an amount equal to a Receivable’s unpaid principal balance, plus interest thereon at a rate equal to the stated annual percentage rate for the Receivable to the last day of the Collection Period preceding such purchase.

“Warranty Receivable” means each Receivable that is required to be repurchased from the Trust due to a breach of a representation or warranty regarding such Receivable, if the breach materially and adversely affects the Receivable and is not timely cured.

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Appendix A
Static Pool Information

BMW Vehicle Owner Trust 20[__]-[__]
Static Pool Data

Composition of Original Pool Receivables

Closing Date	Original Term
Cutoff Date	Weighted Average Original Term
Number of Receivables	Longest Original Term
Aggregate Principal Balance	Shortest Original Term
Principal Balance	Remaining Term
Average Principal Balance	Weighted Average Remaining Term
Highest Principal Balance	Longest Remaining Term
Lowest Principal Balance	Shortest Remaining Term
Original Principal Balance	Composition of Top 5 States
Average Original Principal Balance	[California]
Highest Original Principal Balance	[Texas]
Lowest Original Principal Balance	[Florida]
Annual Percentage Rate (APR)	[New York]
Weighted Average APR	[New Jersey]
Highest APR	(No other state constituted more than 5%)
Lowest APR	Percentage New and Used Composition
New
Used
Weighted Average FICO

Ap-A-1

Month	Date	End of Period Balance	Cumulative Loss	Cumulative Loss as a Percentage of Original Pool	Prepayments	Weighted Average APR

Month	30-59 Days Delinquent	Percentage by Principal Balance of Contracts	60-89 Days Delinquent	Percentage by Principal Balance of Contracts	90-119 Days Delinquent	Percentage by Principal Balance of Contracts	120-149 Days Delinquent	Percentage by Principal Balance of Contracts	150+ Days Delinquent	Percentage by Principal Balance of Contracts

Ap-A-2

Annex A
Global Clearance, Settlement and
Tax Documentation Procedures

Except in specified circumstances, the globally offered notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through The Depository Trust Company (“DTC”), Clearstream Banking, societe anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”).  The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and asset-backed securities issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practice.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.   Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Depositor and Clearstream, Luxembourg or Euroclear Participants.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost-of-funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the

Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the fast day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

1.
borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

2.
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

3.
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Material U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN or other appropriate form must be filed within 30 days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).  If the information shown on Form W-8ECI changes, a new Form W-8ECI or other appropriate form must be filed within 30 days of that change.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN.  Form W-8BEN may be filed by the beneficial owners of the Global Securities or their authorized agents.

Exemption for U.S. Persons (Form W-9).  U.S.  Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect, provided that the withholding agent reports on IRS Form 1042-S at least one payment annually to such beneficial owner.  A W-8BEN on which a U.S. taxpayer identification is not provided and a Form W-8ECI generally remain in effect for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect.

The term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in the accompanying prospectus).

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities.  It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

PROSPECTUS

BMW Vehicle Owner Trusts

Asset Backed Notes

BMW FS Securities LLC,
Depositor

BMW Financial Services NA, LLC,
Sponsor, Originator, Seller, Administrator and Servicer

__________________
The Issuing Entities:

1.  A new trust will be formed to issue each series of securities;

2.  Each trust estate will consist of:

•	a pool of retail installment sale contracts secured by new or used motor vehicles;

•	items representing credit enhancement as described in this prospectus and as specified in the applicable prospectus supplement with respect to a particular trust; and

•	other assets as described in this prospectus and as specified in the applicable prospectus supplement with respect to a particular trust.

The Securities:

1.  will be asset-backed securities sold periodically in one or more series;

2.  will be paid only from the assets of the related trust estate and any form of credit enhancement;

3.  will be issued as part of a designated series that may include one or more classes; and

4.  will consist of notes (which will be treated as indebtedness of the trust).

You should review carefully the factors set forth under “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the applicable prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The date of this prospectus is August 2, 2012.

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i

Rights Upon Servicer Default	65
Waiver of Past Defaults	66
Amendment	66
List of Securityholders	67
Insolvency Event	67
Payment of Notes	67
Termination	67
Administration Agreement	68
Certain Legal Aspects of the Receivables	70
General	70
Security Interests in Financed Vehicles	71
Repossession	72
Notice of Sale; Redemption Rights	73
Deficiency Judgments and Excess Proceeds	73
Certain Bankruptcy Considerations	74
Consumer Protection Laws	75
Other Limitations	76
Dodd-Frank Act Orderly Liquidation Authority Provisions	77
Material Income Tax Consequences	79
Tax Characterization of the Trust	80
Tax Consequences to Owners of the Notes	80
Reportable Transaction Disclosure	83
State and Local Tax Considerations	83
Recently Enacted Legislation – Medicare Tax	83
ERISA Considerations	83
Plan of Distribution	84
Legal Opinions	85
Glossary of Terms	86

ii

Important Notice about Information Presented in this Prospectus and the
Accompanying Prospectus Supplement

We provide information to you about the securities in two separate documents that progressively provide varying levels of detail:

•	This prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and

•	The accompanying prospectus supplement, which will describe the specific terms of the offered securities.

We have started with several introductory sections describing the trust and the securities in abbreviated form, followed by a more complete description of the terms.  The introductory sections are:

•	a Summary of Terms—which gives a brief introduction to the securities to be offered, and

•	Risk Factors—which describes briefly some of the risks to investors of a purchase of the securities.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except to the extent required by law.

The disclosure in this prospectus may be enhanced by the disclosure in the related prospectus supplement.

Incorporation of Certain Documents by Reference

The Securities and Exchange Commission (which we refer to in this prospectus as the “SEC”) allows us to “incorporate by reference” information filed with it by BMW FS Securities LLC on behalf of a trust, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

Copies of the Documents

You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

•	you received this prospectus and the prospectus supplement and

•	you request such copies from BMW FS Securities LLC at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents.  You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. located at 100 F Street, N.E., Washington, D.C.  20549 (telephone 1-800-732-0330).

Summary of Terms

The following summary highlights selected information from this prospectus and provides a general overview of relevant terms of the securities.  You should read carefully this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.

Issuing Entity	The trust to be formed for each series of securities. The trust will be formed by a trust agreement between the depositor and the trustee of the trust.
Depositor	BMW FS Securities LLC, a wholly owned, limited purpose subsidiary of BMW Financial Services NA, LLC.
Sponsor, Originator, Seller, Administrator and Servicer
BMW Financial Services NA, LLC, a wholly owned subsidiary of BMW of North America, LLC.  BMW of North America, LLC is the exclusive distributor of BMW passenger cars, BMW light trucks, BMW motorcycles and BMW parts and accessories (“BMW Products”) and MINI passenger cars and MINI parts and accessories (“MINI Products”) in the United States and is a wholly owned subsidiary of Bayerische Motoren Werke Aktiengesellschaft, a corporation organized under the laws of Germany (“BMW AG”).  Rolls-Royce Motor Cars NA, LLC is engaged in the wholesale distribution of Rolls-Royce passenger cars and
Rolls-Royce parts and accessories throughout the United States and is an indirect wholly owned subsidiary of BMW AG.

An affiliate of BMW Financial Services NA, LLC may also serve as originator if specified in the related prospectus supplement.

Trustee	The trustee for each series of securities will be named in the prospectus supplement for that series.
Indenture Trustee	The trustee for the indenture pursuant to which the notes will be issued will be named in the prospectus supplement for that series.
Securities Offered	A series of securities will include one or more classes of notes. Notes of a series will be issued pursuant to an indenture.
The applicable prospectus supplement will describe the priority of payments among different classes of notes.
Securities Not Offered	The certificates will represent fractional undivided interests in the trust. Payments on the certificates are subordinated to the payments of interest on and principal of the notes as described herein and in the related prospectus supplement.

The certificates are not being offered by the related prospectus supplement and initially will be retained by the depositor. Any information in this prospectus regarding the certificates is intended only to give you a better understanding of the notes.

Terms	The terms of each class of notes and certificates in a series described in the applicable prospectus supplement will include the following:
the stated principal balance of each class of notes and the stated certificate balance of each class of certificates; and
the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.
A class of notes may differ from other classes of notes in one or more aspects, including:
timing and priority of payments;
seniority;
allocation of losses;
interest rate or formula for determining the interest rate;
amount of interest or principal payments;
whether interest or principal will be payable to holders of the class if specified events occur;
the right to receive collections from designated portions of the receivables owned by the trust; and
the ability of holders of a class to direct the trustee to take specified remedies.
The Receivables
Purchasers of motor vehicles often finance their purchases by entering into retail installment sale contracts with dealers who then resell the retail installment sale contracts to finance companies such as BMW Financial

Services NA, LLC or BMW Bank of North America.  These retail installment sale contracts are referred to as receivables, and the underlying vehicles are referred to as the financed vehicles. The purchasers of the financed vehicles are referred to as the obligors. The terms of the retail installment sale contracts must meet specified BMW Financial Services NA, LLC requirements.

On or before the date the securities of a series are issued, BMW Financial Services NA, LLC will sell a specified amount of receivables to BMW FS Securities LLC, the depositor.  The depositor will then sell those receivables to the trust.  The sale by the depositor to the trust will be documented under a sale and servicing agreement among the depositor, the seller, the servicer and the trust.

The receivables to be sold by BMW Financial Services NA, LLC will be described in the applicable prospectus supplement.

The Trust Property	The property of each trust:
will be described in the applicable prospectus supplement;
  will be a pool of receivables secured by new and used motor vehicles (which term, for purposes of this prospectus and each prospectus supplement, shall include motorcycles) and amounts due or collected under the receivables on or after a specified cutoff date;

will include assets related to the receivables including:
security interests in the motor vehicles;
proceeds from claims on related insurance policies;
the rights of the seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables;
the rights of the seller in the agreements identified in the applicable prospectus supplement;
amounts deposited in specified bank accounts; and
proceeds from liquidated assets;

  will include items representing credit enhancement as described in this prospectus and as specified in the applicable prospectus supplement with respect to a particular trust; and
  will include other assets as described in this prospectus and as specified in the applicable prospectus supplement with respect to a particular trust.
We refer you to “Property of the Issuing Entities” in this prospectus for more detailed information regarding the assets of the trust.

Prefunding
If specified in a prospectus supplement, on the applicable closing date, the depositor will make a deposit into a prefunding account from proceeds received from the sale of the related securities, in an amount that will be specified in the related prospectus supplement, but not to exceed 50% of the proceeds of the offering.  Amounts on deposit in the prefunding account will be used to purchase additional receivables, which will be required to have the same eligibility criteria and general characteristics as the initial pool of receivables during the period to be specified in the related prospectus supplement, which may not exceed one year from the date of issuance of the related securities.  Any amounts remaining on deposit in the prefunding account following the end of the specified prefunding period will be transferred to the related collection account and included as part of available amounts on the next succeeding payment date or applied to specific classes of securities as described in the prospectus supplement.

Revolving Period
If specified in a prospectus supplement, during the period beginning on the related closing date and ending on the payment date to be specified in the related prospectus supplement, which may not exceed three years from the date of issuance of the related securities, all amounts that represent principal collections on the receivables that otherwise would become principal distributable amounts on the next related payment date will instead be used to purchase additional receivables, which will be required to have the same eligibility criteria and general characteristics as the initial pool of receivables or such other characteristics as described in the related prospectus supplement.

A trust may have both a prefunding account and revolving period.  In this event, the prospectus supplement will specify which funds will be applied first to the purchase of additional receivables.

Credit and Cash Flow Enhancement
The trusts may include features designed to provide protection from losses on assets of the trust to one or more classes of securities.  These features are referred to as credit enhancement. Credit enhancement may include any one or more of the following:

subordination of one or more other classes of notes or certificates or excess interest;
one or more reserve accounts;
over-collateralization;
letters of credit or cash collateral accounts;
surety bonds;
guaranteed investment contracts, interest rate cap or floor agreements, or interest rate or currency swap agreements;
repurchase obligations; or
cash deposits.
In addition, the trusts may include features designed to ensure the timely payment of amounts owed to securityholders. These features may include any one or more of the following:
yield supplement accounts or agreements or over-collateralization features related to yield supplement requirements;
liquidity facilities; or
cash deposits.
The specific terms of any credit and cash flow enhancement applicable to a trust or to the securities issued by a trust will be described in detail in the applicable prospectus supplement.
Servicing Fee	BMW Financial Services NA, LLC will act as servicer for the receivables. In that capacity,

the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables.  The trust will pay the servicer a monthly fee equal to a percentage of the total principal balance of the receivables at the beginning of the preceding month specified in the applicable prospectus supplement.  The servicer may also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month.

Advances
The servicer may be obligated to advance to the trust interest on receivables that is due but unpaid by the obligor.  In addition, the servicer may be obligated to advance to the trust principal of any receivables that are classified as precomputed receivables rather than as simple interest receivables.  The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from an obligor.  The trust will reimburse the servicer from later collections on the receivables for which it has made advances, or from collections generally if the servicer determines that an advance will not be recoverable with respect to that receivable.

We refer you to “Description of the Transfer and Servicing Agreements—Advances” in this prospectus for more detailed information on advances and reimbursement of advances.
Optional Purchase
The servicer may purchase all the receivables in a trust when the outstanding aggregate principal balance of the receivables declines to [_____]% or less of the initial aggregate principal balance of the receivables as of the cutoff date (or other level as may be disclosed in the applicable prospectus supplement).  If the servicer exercises this option, the notes will be redeemed.

We refer you to “Description of The Transfer and Servicing Agreements—Termination” in this prospectus for more detailed information on the servicer’s optional purchase of receivables.
Changes in Payment Priorities	Each prospectus supplement will provide a description of the conditions under which changes in the priority of payments to securityholders would be made on any given payment date.

Removal of Pool Assets	Each prospectus supplement will provide a description of the circumstances under which receivables may or are required to be removed from the related trust.
Tax Status

Special tax counsel to the trust will be required to deliver an opinion for federal income tax purposes that, although there is no authority directly on point with respect to transactions similar to those contemplated in the transfer and servicing agreements, entities with a capital structure similar to the trust or with instruments similar to the notes:

1. the notes will be classified as debt; and
2. the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.
By purchasing a note, you will be agreeing to treat the note as indebtedness for tax purposes
Applicable taxing authorities could impose alternative tax characterizations of the trust and the notes.  However, these characterizations generally will not result in material adverse tax consequences to security holders.

We refer you to “Material Income Tax Consequences” in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal income tax laws.
ERISA Considerations

Notes—Notes will generally be eligible for purchase by employee benefit plans.  The limitations to, and the requirements for, such purchase will be set forth in the related prospectus supplement, including certain representations with respect to prohibited transactions, which will be required.

We refer you to “ERISA Considerations” in this prospectus and the applicable prospectus supplement for more detailed information regarding the ERISA eligibility of any class of securit ies.

Risk Factors

You should consider the following risk factors and the risks described in the section captioned “Risk Factors” in the applicable prospectus supplement in deciding whether to purchase securities of any class.

You must rely for repayment only upon payments from the trust’s assets which may not be sufficient to make full payments on your securities.
The securities represent interests solely in the trust or indebtedness of the trust and will not be insured or guaranteed by BMW Financial Services NA, LLC (the servicer), BMW FS Securities LLC (the depositor), or any of their respective affiliates, or the related trustee or any other person or entity other than the trust.  The only source of payment on your securities are payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust, including amounts on deposit in the reserve account, if any, established for that trust.  If the available credit enhancement is exhausted, your securities will be paid solely from current distributions on the receivables.  In limited circumstances, the trust will also have access to the funds in a yield supplement account or have the benefit of over-collateralization to provide limited protection against low-interest receivables.  We cannot assure you that these amounts will be sufficient to make full and timely distributions on the securities.

We refer you to “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement—Yield Supplement Account” in this prospectus.
You may experience reduced returns on your investment resulting from prepayments on or repurchases of receivables or early termination of the trust.
You may receive payment of principal on your securities earlier than you expected for the reasons set forth below.  As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.  Prepayments on the receivables by the related obligors and purchases of the receivables by the seller and the servicer will shorten the lives of the securities to an extent that cannot be fully predicted.

In addition, a trust may contain a feature known as a prefunding account from which specified funds will be used to purchase additional receivables after the date the securities are issued.  To the extent all of those funds are not used by the end of the specified period to purchase new receivables, those funds will be used to make payments on the securities.  In that event, you would receive payments on your securities earlier than expected.  Also, the seller will be required to repurchase receivables from the trust if there is a breach of a representation or warranty relating to those receivables that materially adversely affects those receivables and the breach is not timely cured.  Unless otherwise set forth in the related prospectus supplement, BMW Financial Services NA, LLC, as servicer, will also be required to purchase receivables from the trust if it breaches certain servicing obligations with respect to those receivables and the breach materially adversely affects those receivables and is not timely cured.  The servicer shall be permitted to purchase all remaining receivables from the trust when the outstanding aggregate principal balance of the receivables is [_____]% or less of the initial aggregate principal balance of the receivables as of the related cutoff date.

Further, the receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons.  The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above.  There can be no assurance that any historical experience the servicer may have with respect to prepayments on the receivables is predictive of future results. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables.  For these reasons, the servicer cannot predict the actual prepayment rates for the receivables.  You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the securities.

The final payment of each class of securities is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Interests of other persons in the receivables and financed vehicles could be superior to the trust’s interest, which may result in delayed or reduced payments on your securities.
Another person could acquire an interest in a receivable that is superior to the trust’s interest in that receivable because the receivables will not be segregated or marked as belonging to the trust.  The depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the trust’s interest in the receivables.  However, the servicer, as custodian, will continue to hold (or, with respect to any receivables that are electronic chattel paper, maintain in electronic format) the receivables.  If another party purchases, or takes a security interest in, one or more receivables evidenced by a tangible contract for new value in the ordinary course of business and obtains possession of those receivables without actual knowledge of the trust’s interest because of the failure to segregate or mark those receivables, the new purchaser, or secured party, will acquire an interest in those receivables superior to the interest of the trust.  In addition, another person could acquire an interest in a receivable that is superior to the trust’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the trust’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the trust may be able to modify or duplicate the authoritative copy of the contract.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust’s interest in the vehicle because of the failure to identify the trust as the secured party on the related certificate of title.  While BMW Financial Services NA, LLC will assign its security interest in the financed vehicles to the depositor, and the depositor will assign to the trust its security interest in the financed vehicles, the servicer will continue to hold the certificates as custodian of title or ownership for the vehicles.  However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party.  Because the trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the trust in the vehicles may be defeated through fraud, forgery, negligence or error and as a result the trust may not have a perfected security interest in the financed vehicles in every state.

The possibility that the trust may not have a perfected security interest in the financed vehicles may affect the trust’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors.  Therefore, you may be subject to delays in payment and may incur losses on your investment in the securities.  We refer you to “Certain Legal Aspects of the Receivables—Security Interests” in this prospectus.

Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.
Many federal and state consumer protection laws regulate consumer contracts, including the receivables.  If any of the receivables does not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivable.  If that happens, payments on the securities could be delayed or reduced.  Each of BMW FS Securities LLC and BMW Financial Services NA, LLC will make representations and warranties relating to the receivables.  If BMW Financial Services NA, LLC breaches any of these representations or warranties, the trust’s sole remedy will be to require BMW Financial Services NA, LLC to repurchase the affected receivables.  Any failure by BMW Financial Services NA, LLC to repurchase the affected receivables could result in delays or reductions in payments on your securities. We refer you to “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The bankruptcy of BMW Financial Services NA, LLC (servicer) or BMW FS Securities LLC (depositor) could result in losses or delays in payments on your securities.
If either BMW Financial Services NA, LLC, the servicer, or BMW FS Securities LLC, the depositor, become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities.  BMW Financial Services NA, LLC will sell the receivables to BMW FS Securities LLC, and BMW FS Securities LLC will in turn transfer the receivables to the trust.  However, if BMW Financial Services NA, LLC or BMW FS Securities LLC becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that BMW Financial Services NA, LLC or BMW FS Securities LLC still owns the receivables by concluding that the sale to the seller or the trust, respectively, was not a “true sale” or, in the case of a bankruptcy of BMW Financial Services NA, LLC, that the depositor should be consolidated with BMW Financial Services NA, LLC for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities as a result of, among other things:

  the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code (the “Bankruptcy Code”) that permit substitution for collateral in limited circumstances;

tax or government liens on BMW Financial Services NA, LLC’s or BMW FS Securities LLC’s property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

  the trust or the indenture trustee not having a perfected security interest in one or more of the financed vehicles securing the receivables or any cash collections held by BMW Financial Services NA, LLC at the time BMW Financial Services NA, LLC becomes the subject of a bankruptcy proceeding.

The depositor will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the depositor with BMW Financial Services NA, LLC for bankruptcy purposes or conclude that the sale of receivables to the depositor was not a “true sale.” We refer you to “Certain Legal Aspects of the Receivables—Certain Bankruptcy Considerations” in this prospectus.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes.

If a servicer default occurs, the indenture trustee or the requisite percentage of noteholders in a given series of notes specified in the applicable prospectus supplement may remove the servicer without the consent of the trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:
  the cost of the transfer of servicing to the successor;

  the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

  the servicing fees charged by the successor.
In addition, such noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the specified noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Paying the servicer a fee based on a percentage of the aggregate principal balance of the receivables may result in the inability to obtain a successor servicer.
Because the servicer is paid its base servicing fee based on a percentage of the aggregate outstanding principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool of receivables decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool.  Also if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, resulting in increased delinquencies and/or defaults on the receivables.

The bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the receivables may occur.  Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

Proceeds of the sale of receivables may not be sufficient to pay your securities in full.
If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the trust only in limited circumstances.  However, there is no assurance that the proceeds received from the sale of those receivables will at any time be equal to or greater than the aggregate principal balance of the notes.  Therefore, upon an event of default and subsequent liquidation of the trust property, there can be no assurance that sufficient funds will be available to repay you in full.  This deficiency will be exacerbated in the case of any securities where the aggregate principal balance of the securities exceeds the aggregate principal balance of the receivables.

Failure to pay principal on your notes will not constitute an event of default until maturity.
The amount of principal required to be paid to the noteholders will generally be limited to amounts available for those purposes in the collection account (and the reserve account or other forms of credit or cash flow enhancement, if any).  Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.  We refer you to “The Notes—

The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.
Funds held by the servicer that are intended to be used to make payments on the securities may be exposed to a risk of loss.
Subject to rating agency debt rating thresholds, the servicer generally may retain all payments and proceeds collected on the receivables during each collection period.  The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account before each payment date and may make a single deposit to the collection account on such date if the conditions specified in the related prospectus supplement are satisfied.  Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk.  The trust and securityholders are not entitled to any amount earned on the funds held by the servicer.  If the servicer does not deposit the funds in the collection account as required before any payment date, the trust may be unable to make the payments owed on your securities.

If the trust enters into a currency or an interest rate swap, payments on the securities will be dependent on payments made under the swap agreement.
If the trust enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the related swap.  If the trust does not receive the payments it expects from the swap counterparty, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

Termination of a swap agreement and the inability to locate a replacement swap counterparty may cause termination of the trust.
A swap agreement may be terminated if particular events occur.  Most of these events are generally beyond the control of the trust or the swap counterparty.  If an event of default under a swap agreement occurs and the trustee is not able to assign the swap agreement to another party, obtain a swap agreement on substantially the same terms or is unable to establish any other arrangement satisfactory to the rating agencies hired by the sponsor, the trustee may terminate the swap agreement.  In addition, the trust may terminate and the trustee would then sell the assets of the trust.  It is impossible to predict how long it would take to sell the assets of the trust.  Some of the possible adverse consequences of a sale of the assets of the trust are:

the proceeds from the sale of assets under those circumstances may not be sufficient to pay all amounts owed to you:
amounts available to pay you will be

further reduced if the trust is required to make a termination payment to the swap counterparty;
termination of the swap agreement may expose the trust to currency or interest rate risk, further reducing amounts available to pay you;
the sale may result in payments to you significantly earlier than expected; and

  a significant delay in arranging a sale of the trust’s assets could result in a delay in principal payments.  This would, in turn, increase the weighted average lives of the securities and could reduce the return on your securities.

Additional information about termination of the trust and sale of the trust’s assets, including a description of how the proceeds of a sale would be distributed will be included in the applicable prospectus supplement.  Any swap agreement involves a high degree of risk.  A trust will be exposed to this risk should it use this mechanism.  For this reason, only investors capable of understanding these risks should invest in the securities.  You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap is involved.

The rating of a third party credit enhancement provider may affect the ratings of the securities.
If a trust enters into any third party credit enhancement arrangement, the rating agencies hired by the sponsor that rate the trust’s securities will consider the provisions of the arrangement and the rating of any third party credit enhancement provider.  If a rating agency hired by the sponsor downgrades the debt rating of any third party credit enhancement provider, it is also likely to downgrade the rating of the securities.  Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

You may have difficulty selling your securities and/or obtaining your desired price due to the absence of a secondary market.
The securities are not expected to be listed on any securities exchange.  Therefore, in order to sell your securities, you must first locate a willing purchaser.  In addition, currently, no secondary market exists for the securities.  We cannot assure you that a secondary market will develop.  The underwriters of any series of securities may make a secondary market for the securities by offering to buy the securities from investors that wish to sell.  However, any underwriters agreeing to do so will not be obligated to offer to buy the securities and they may stop making offers at any time.

Because the securities are in book-entry form,	Because the securities will be issued in book-entry

your rights can only be exercised indirectly.
form, you will be required to hold your interest in the securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe.  Transfers of interests in the securities within The Depository Trust Company, Clearstream, Banking, société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems.  So long as the securities are in book-entry form, you will not be entitled to receive a physical note representing your interest.  The securities will remain in book-entry form except in the limited circumstances described under the caption “Certain Information Regarding the Securities—Book-Entry Registration.” Unless and until the securities cease to be held in book-entry form, the trustee will not recognize you as a “noteholder.”  As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream, Banking, société anonyme or the Euroclear System (in Europe) and their participating organizations.  Holding the securities in book-entry form could also limit your ability to pledge your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream, Banking, société anonyme or the Euroclear System and to take other actions that require a physical note representing the securities.  Interest and principal on the securities will be paid by the trust to Cede & Co., as nominee of The Depository Trust Company as the record holder of -the securities while they are held in book-entry form.  The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants.  This process may delay your receipt of principal and interest payments from the trust.

You may experience possible prepayments due to the inability of the trust to acquire subsequent receivables.
If so disclosed in the applicable prospectus supplement, a trust may agree to buy additional receivables from the depositor after the closing date.  The number of receivables that the depositor has to sell depends on its ability to acquire additional receivables which, in turn, is affected by, among other things, the number of financed vehicles sold.  The number of financed vehicles sold is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.  If the full amount deposited on the closing date for the purpose of purchasing additional receivables from the depositor cannot be used for that purpose during the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of securities.  We refer you to “Certain Information Regarding the Securities—Prefunding Period” in this prospectus.

Defined Terms

In later sections, we use a few terms that we define either immediately surrounding the first use of such term or within the text or in the glossary at the end of this prospectus.  These terms appear in bold face on their first use.

The Sponsor, Originator, Seller, Administrator and Servicer

BMW Financial Services NA, Inc., the predecessor of BMW Financial Services NA, LLC (“BMW FS”), was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware.  BMW FS is a wholly owned subsidiary of BMW of North America, LLC (“BMW NA”).  BMW FS provides retail and wholesale financing, retail leasing and other financial services to authorized centers and their customers throughout the United States.  BMW NA is based in Woodcliff Lake, New Jersey and is engaged in the wholesale distribution of BMW passenger cars, BMW light trucks, BMW motorcycles and BMW parts and accessories as well as MINI passenger cars and MINI parts and accessories throughout the United States.  BMW NA is an indirect wholly owned subsidiary of BMW AG, a German corporation that is an international manufacturer and distributor of passenger cars, light trucks and motorcycles.  Rolls-Royce Motor Cars NA, LLC is engaged in the wholesale distribution of Rolls-Royce passenger cars and Rolls-Royce parts and accessories throughout the United States.  Rolls-Royce Motor Cars NA, LLC is an indirect wholly owned subsidiary of BMW AG.

The national executive headquarters of BMW FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.  Its telephone number is (201) 307-4000.  Its Regional Service Center is located at 5550 Britton Parkway, Hilliard, Ohio 43016.

BMW FS serves as sponsor, originator, seller, administrator and servicer in its securitization program.  An affiliate of BMW FS may also serve as an originator if specified in the related prospectus supplement.

Securitization Experience

BMW FS sponsors securitization programs for retail lease and receivables contracts and has sold lease and retail installment sale contracts to asset-backed commercial paper conduits since 1993.  BMW FS has had an active public securitization program involving retail installment sale contracts since 1999 and sponsored its first public securitized lease transaction in 2000. Additionally, BMW FS has been privately securitizing its wholesale automotive dealer inventory accounts since 2000 in private 144A floorplan transactions.

BMW FS and its wholly owned subsidiary, BMW Bank of North America (“BMW Bank”), in the past have originated all receivables in each securitized asset pool in the ordinary course of their business, but may in the future include in securitized asset pools receivables originated by other unaffiliated parties.  For a description of the selection criteria used in selecting the asset pool to be securitized, see “The Receivables” in the applicable prospectus supplement.  BMW FS engages one of the selected underwriters of the related securities to assist in structuring the transaction based on the forecasted cash flows of the pool and to determine class sizes and average lives based on current market conditions.

Origination

BMW FS and BMW Bank have been engaged in the business of automobile and motorcycle leasing and financing since 1993 and 1999, respectively.  Products include operating leases and loans to end user customers and direct inventory and facility financing to authorized retailers.

Each of BMW FS and BMW Bank currently purchases motor vehicle (including motorcycle) retail installment sale contracts (the “Motor Vehicle Contracts” or “Contracts”) directly from authorized dealers in BMW Products, MINI Products and Rolls-Royce Products (“Centers”) and other dealers throughout the United States.  The Contracts are originated by Centers and other dealers (each, a “Dealer”) who regularly sell those

Contracts to BMW FS, BMW Bank or other finance sources.  BMW FS and BMW Bank purchase Contracts in accordance with their respective established underwriting procedures, subject to the terms of BMW FS’ agreements (each of which we refer to in this prospectus as a “Dealer Agreement”) with each Center or other Dealer.  In most cases BMW FS purchases contracts from BMW Bank, but may purchase contracts from other originators.  Certain Contracts (currently the “lease to loan” program and certain refinancings) are originated directly by BMW FS or BMW Bank rather than acquired from Centers.

In addition, BMW FS and/or BMW Bank may also purchase Contracts directly from third party originators not affiliated with BMW FS.  If BMW FS or BMW Bank purchases such Contracts, the underwriting procedures applicable to such Contracts will be described in the related prospectus supplement.

BMW FS and/or BMW Bank may use programs developed and maintained by BMW FS or BMW Bank, respectively, that allow BMW FS or BMW Bank, as applicable, to complete the entire contracting process electronically. The electronic contracts created by the programs will be electronically signed by the related Obligors and will be stored in an electronic vault maintained by BMW FS or third parties.  BMW FS does not expect to maintain physical copies of the electronic contracts.

Servicing Experience

BMW FS services all of the receivables it originates, including receivables sold in securitizations and other structured financings.  BMW FS has been the servicer for its public retail securitization program since 1999.  BMW FS will be responsible for all servicing functions for the Receivables.  We refer to BMW FS in this capacity as the servicer.  In addition, the servicer, at its discretion and in accordance with its customary servicing practices, has the option to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.  In addition, the servicer, at its discretion and in accordance with its customary servicing practices, may grant payment deferments, to the extent permissible; provided, that no such deferment shall extend the final payment date on any Receivable beyond the last day of the related collection period specified in the applicable Sale and Servicing Agreement.  All required information regarding any material third-party providers will be disclosed either in the related prospectus supplement or in subsequent required filings with the SEC.

Information concerning BMW FS’ experience pertaining to delinquencies, repossessions and net losses on its portfolio of new and used retail motor vehicle receivables (including receivables previously sold that BMW FS continues to service) will be set forth in each prospectus supplement.  There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information in any prospectus supplement.

For a description of BMW FS’ servicing experience for its entire portfolio of Contracts, including contracts sold in securitizations, that BMW FS continues to service, see “The Sponsor, Originator, Seller, Administrator and Servicer” in the prospectus supplement.

The Depositor

BMW FS Securities LLC, referred to in this prospectus as the Depositor, a wholly owned subsidiary of BMW FS, was formed on February 27, 2001 in the State of Delaware.  The principal office of the Depositor is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

The Depositor was organized primarily for the purpose of acquiring retail installment sale contracts similar to the Receivables and associated rights from BMW FS and BMW Bank, causing the issuance of securities similar to the Securities and engaging in related transactions.  The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities related to, incidental to, and necessary, convenient or advisable for those purposes.  Other than the obligation to obtain the consent of the Depositor with respect to amendments to the related trust agreement or other consent rights given to the holder of the residual interest in the related trust, the payment of organizational expenses of the related trust and the appointment of a successor paying agent for the related trust, the Depositor will have no ongoing duties with respect to each trust.

The limited liability company agreement of the Depositor include requirements for its special member to have at least one independent director, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either BMW FS or any affiliate of BMW FS in the event of a bankruptcy or insolvency proceeding of BMW FS or such other affiliated entity.  In addition, the depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either Federal or any state court without the consent of the all of its members, including the independent directors of its special member.

The Depositor will initially retain the certificates.

The Trustee and the Indenture Trustee

The trustee for each Trust (the “Trustee”) or the trustee under any Indenture (as defined below) pursuant to which notes are issued (the “Indenture Trustee”) will be specified in the applicable prospectus supplement.  The Trustee’s or the Indenture Trustee’s liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of that Trustee or Indenture Trustee set forth in the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable.  A Trustee or Indenture Trustee may resign at any time with proper notice, in which event the administrator or the Trust, respectively, will be obligated to appoint a successor Trustee or Indenture Trustee, as applicable.  The administrator of a Trust may also remove a Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement.  Holders of a majority of the aggregate principal balance of the most senior notes outstanding may remove an Indenture Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Indenture.  Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

The issuing entity is required under the Transfer and Servicing Agreements to cause BMW FS, in its capacity as administrator (the “Administrator”) to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of the applicable Trust and the performance of its duties under the Indenture, the Sale and Servicing Agreement or any other Transfer and Servicing Agreement. The Indenture Trustee shall notify the issuing entity and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification shall not relieve the issuing entity or the Administrator of its obligations under the Indenture if no prejudice to the issuing entity or the Administrator shall have resulted from such failure.  Neither the issuing entity nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Trustee may resign at any time by so notifying the Administrator, the related Indenture Trustee, and each rating agency hired by the sponsor.  The Administrator may remove the Trustee if the Trustee ceases to be eligible under the related trust agreement, is adjudged bankrupt or insolvent, a receiver or other public officer takes charge of the Trustee or its property, or the Trustee otherwise becomes incapable of acting.  No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee pursuant to the related trust agreement and payment of all fees owed to the outgoing Trustee.

The Indenture Trustee may resign at any time by so notifying the issuing entity and each rating agency hired by the sponsor.  The holders of a majority of the aggregate principal balance of the most senior notes outstanding may remove the Indenture Trustee if the Indenture Trustee fails to be eligible as Indenture Trustee under the eligibility requirements set forth in the related Indenture, the Indenture Trustee is adjudged bankrupt or insolvent, a receiver or other public officer takes charge of the Indenture Trustee or its property, the Indenture Trustee otherwise becomes incapable of acting.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to the related Indenture and payment of all fees owed to the outgoing Indenture Trustee.

Formation of the Issuing Entities

The Depositor will establish each issuing entity, each of which is referred to in this prospectus as a Trust, or issuing entity, pursuant to a trust agreement (as amended and supplemented from time to time, each a “Trust Agreement”).

The terms of each series of notes and certificates issued by each Trust and additional information concerning the assets of each Trust and any applicable credit or cash flow enhancement will be set forth in a prospectus supplement to this prospectus.  The notes are also referred to in this prospectus as the “Securities.”

It is expected that each Transfer and Servicing Agreement will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) at any time against either the applicable Trust or the Depositor.

See “The Notes—The Indenture—Particular Covenants” in this prospectus for additional information regarding permissible activities of or restrictions on each issuing entity.

Property of the Issuing Entities

The property of each Trust will consist of a pool of retail installment sale contracts (the “Receivables Pool”)  originated on or after the date indicated in the applicable prospectus supplement between Dealers in Centers or other Dealers and retail purchasers.  These Contracts are referred to as the Receivables and evidence the direct or indirect financing made available by BMW FS and BMW Bank to the Obligors.  The Receivables will be secured by the Financed Vehicles and all principal and interest payments made on or after the applicable cutoff date (each, a “Cutoff Date”) and other property, all as specified in the applicable prospectus supplement.  “New” vehicles may include “demonstration” vehicles, which are not titled in some states and may be classified as new vehicles in those states.

Unless otherwise disclosed in the applicable prospectus supplement, the Receivables will be originated by Centers in accordance with BMW FS’ requirements under agreements with Centers governing the assignment of the Receivables to BMW FS or BMW Bank, as applicable (each, a “Dealer Agreement”).  BMW FS or BMW Bank, as applicable, will purchase the Receivables of each pool in the ordinary course of business pursuant to the Dealer Agreements.  In some cases, BMW FS will acquire the Receivables from other persons, including BMW Bank.

On or before the closing date, which is the date of the initial issuance of any series of Securities, BMW FS will sell the Receivables comprising the related pool to the Depositor, and the Depositor will sell those Receivables to the related Trust pursuant to the related Sale and Servicing Agreement among the Depositor, the servicer, the Indenture Trustee and the Trust (as amended and supplemented from time to time, each a “Sale and Servicing Agreement”).  BMW FS will service the Receivables.

In addition to the Receivables, the property of each Trust will also include the following:

1.	amounts that may be held in separate trust accounts established with and maintained by the Trustee or Indenture Trustee, as applicable, pursuant to the related Sale and Servicing Agreement;

2.	security interests in the Financed Vehicles and any related property;

3.	the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

4.	BMW FS’ (or BMW Bank’s) right to receive payments from Dealers obligated to repurchase Receivables from BMW FS which do not meet specified representations made by the Centers;

5.	the Depositor’s rights under, as applicable, the Sale and Servicing Agreement and the Purchase Agreement, if any;

6.	the Depositor’s right to realize upon any property, including the right to receive future net liquidation proceeds, that secured a Receivable; and

7.	all proceeds of the foregoing.

Various forms of credit and cash flow enhancement may be used to benefit holders of the related Securities, including a Reserve Account.  In limited circumstances, if required by the rating agencies hired by the sponsor, a Trust will also have access to the funds in a Yield Supplement Account or have the benefit of over-collateralization to provide limited protection against low-interest receivables.

The Receivables

BMW FS or BMW Bank will purchase or originate the Receivables in the ordinary course of business in accordance with their respective underwriting standards.  BMW FS will purchase Receivables originated by BMW Bank.  The Receivables to be held by each Trust will be randomly selected from those Contracts in BMW FS’ portfolio that meet several criteria.  These criteria include that each Receivable was originated in the United States and the Obligor is not a federal, state or local governmental entity.

In addition, the related prospectus supplement will provide additional selection criteria, if any, which may include, among other things, original term to maturity, percentage by principal balance of the Receivables of types of vehicles, geographic location, percentage by principal balance of the Receivables of new vehicles and used vehicles, credit score, original term to maturity, remaining term to maturity, date of origination and contractual annual percentage rate.

Each Receivable will provide for the allocation of payments (each, a “Scheduled Payment”) according to:

•	the simple interest method;

•	the “actuarial” method; or

•	the “sum of periodic balances” or “sum of monthly payments.”

Simple Interest Receivables.  Payments on Simple Interest Receivables, using the simple interest method, will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal.  Accordingly, if an Obligor pays an installment before its due date, the portion of the payment.  allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled.  Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.  No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

Actuarial Receivables.  An Actuarial Receivable, using the actuarial method, provides for amortization of the contract over a series of fixed level monthly installments.  Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the stated annual percentage rate (which we refer to in this prospectus as the “APR”) of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment.  No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

Rule of 78s Receivables.  A Rule of 78s Receivable, using the sum of periodic balances or sum of monthly payments, provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal balance financed and finance charges in an amount calculated on the basis of the related APR for the term of that Receivable.  The rate at which the amount of finance charges is earned and, correspondingly, the amount of each Scheduled Payment allocated to reduction of the outstanding principal balance of a Rule of 78s Receivable, are calculated in accordance with the Rule of 78s.  Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Rule of 78s Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal.  Notwithstanding the foregoing, all payments received by the servicer on or in respect of the Rule of 78s Receivables will be allocated pursuant to the related Transfer and Servicing Agreement on an actuarial basis.  No adjustment is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

In the event of a prepayment in full, either voluntarily or as a result of the receipt of liquidation proceeds, of a Precomputed Receivable, a “rebate” will be made to the Obligor of that portion of the total amount of payments under the Receivable allocable to “unearned” interest charges.  In the event of the prepayment in full, either voluntarily or as a result of the receipt of liquidation proceeds, of a Simple Interest Receivable, a “rebate” will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment.  The amount of a rebate under a Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.  Payments to securityholders will not be affected by rebates under the Rule of 78s Receivables because pursuant to the related Transfer and Servicing Agreement the payments will be determined using the actuarial method.

Unless otherwise provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if those Receivables were Actuarial Receivables.  Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable (calculated pursuant to the actuarial method) will not be paid to the noteholders or passed through to the certificateholders of the applicable series but will be deemed to be an excess amount and released to BMW FS or otherwise applied as set forth in the related prospectus supplement.

The Receivables generally will provide for level monthly payments that fully amortize the amount financed over the Receivables original term to maturity.  Additional information with respect to each pool of Receivables, as well as static pool information regarding the pools related to previously issued series of securities, will be set forth in the related prospectus supplement.

BMW FS’ Financing Program

General

Each of BMW FS, referred to in this prospectus as the originator, and BMW Bank currently purchases Contracts directly from authorized Centers and other Dealers throughout the United States.  The Contracts are originated by Centers and other Dealers who regularly sell those Contracts to BMW FS, BMW Bank or other finance sources.  BMW FS and BMW Bank purchase Contracts in accordance with their respective established underwriting procedures, subject to the terms of the Dealer Agreement with each Center or other Dealer.  In some cases BMW FS may purchase contracts from other originators, such as BMW Bank.  Certain Contracts

(currently the “lease to loan” program and certain refinancings) are originated directly by BMW Bank rather than acquired from Centers.

Each Dealer Agreement, among other things, obligates the related Center or other Dealer to repurchase any Contract BMW FS or BMW Bank financed for the outstanding principal balance of that Contract, if the Center or other Dealer breaches specific representations and warranties as set forth in the Dealer Agreement.  The representations and warranties typically relate to the origination of the Contract and the security interest in the related Financed Vehicle and not the creditworthiness of the Obligor under the Contract.

Each of BMW FS and BMW Bank currently purchases Contracts relating to new and used vehicles manufactured by BMW AG as well as a small percentage of non-BMW vehicles.  BMW FS and BMW Bank apply their respective underwriting standards to their purchases of Contracts whether or not the Contract relates to a vehicle manufactured by BMW AG.  See “—Underwriting” below. In the case of BMW vehicles, each of BMW FS and BMW Bank in many cases purchases Contracts with APRs that are lower than those it would otherwise require, pursuant to incentive finance programs intended to increase new and used BMW vehicle sales.

Set forth below is a description of current underwriting and collection policies and practices of BMW FS. The underwriting and collection policies and practices of BMW Bank are the same in all material respects to the underwriting and collection policies and practices of BMW FS.  These policies and practices are subject to change from time to time.

Underwriting

Contracts are originated or purchased by BMW FS in accordance with underwriting procedures that are intended to assess the applicant’s ability to pay the amounts due on the contract and the adequacy of the Financed Vehicle as collateral.  BMW FS utilizes predetermined credit score cutoffs and approval authority levels as credit controls.

BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information.  Applications are generally submitted for new and used vehicles from approved retailers via InfoBahn - a BMW intranet system linking Centers and BMW FS.  Credit applications are evaluated by BMW FS’ electronic decisioning systems when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.

BMW FS’ electronic decisioning system was implemented in 2001 and has increased the percentage of contracts automatically decisioned while also enhancing BMW FS’ ability to review an application and establish the probability that the proposed lease contract will be paid in accordance with its terms.

This electronic decision-making system evaluates each application based on certain criteria, including the applicant’s credit bureau score and credit history, a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality.  The electronic decision-making system also takes into consideration the custom credit score generated for each applicant based on a set of credit scorecards utilized for internal purposes by BMW FS.

BMW FS’ current custom credit scorecards are statistically-based models developed by Austin Logistics Incorporated which were enhanced in 2010.  The custom credit scorecards calculate a score based on credit application data and credit bureau information. They were developed based on the past performance of BMW FS’ contract portfolio, and the scores generated are designed to be indicative of the relative probability that an applicant will make scheduled payments to BMW FS as agreed.

While independent verification of information in an application is generally not required, the electronic decisioning system also identifies incomplete or inconsistent data between an application and information in a credit bureau report such as an address or social security number mismatch, which is often caused by incorrect data entry but could be a sign of fraud.  Such applications are not automatically accepted and BMW will seek independent verification of such inconsistent information as further described below.  In addition, in some cases, an application is not automatically rejected but does not meet the criteria for automatic approval due to incomplete or inconsistent information as described above or because one or more credit-related terms is not within prescribed automatic approval levels.  These applications are forwarded to credit buyers for review.

A credit buyer reviews each application that is not automatically approved through the use of a system of rules and scorecards.  Credit buyers have credit authority levels of “1,” “2,” “3,” “4,” “5,” “6,” “7” or “8,” depending on their level of seniority.  The credit buyer’s review includes an evaluation of the customer demographics, income and collateral; review of a credit bureau report on the applicant from an independent credit bureau, use of internet verification tools and a review of the applicant’s credit score based on BMW FS’ custom credit scorecards.

Upon review of the application, the applicant’s credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk.  The current application system used by BMW FS to process applications provides review/decline indicators to assist the credit buyer in the review of applications.  BMW FS’ guidelines provide that an applicant’s credit score will be highly considered by the credit buyer in determining whether to extend credit.  Besides the credit score, BMW FS also considers the applicant’s debt to income ratio, the applicant’s equity in the Financed Vehicle and other attributes as part of the decision making process.  BMW FS’ management sets limits on the approval of applications scoring below the company’s minimum scores.  In the case of a complete application scoring above a certain level of the scoring system, the application may be subject to an automated credit approval process which does not require review and approval by a credit buyer.  Applicants that score below a minimum score established by BMW FS’ management may not be approved by credit buyers with Level 1 credit authority.  These applicants may be approved by a credit buyer with Level 2 or Level 3 credit authority (or in some cases only by credit buyers with a higher level of authority) based on the presence of certain factors, up to and including a guarantee by the Center, the customer’s history with BMW FS, employment stability and additional security deposits, in each case, as provided in BMW’s underwriting criteria.  A credit buyer with Level 1 credit authority may not disapprove of applicants that score above the specified minimum without management review.  Such applicants may be disapproved under specific circumstances, which include recent bankruptcy of the applicant, incomplete or incorrect credit references, excessive debt and delinquent credit obligations.

In commercial transactions, BMW FS requires an individual to guarantee the business’ obligations under the Contract, otherwise it will obtain an Experian Business report and two years of audited financial statements, bank account statements and credit references.

BMW FS generally does not provide financing to applicants with previous bankruptcies.  However, BMW FS’ guidelines do permit financing for these applicants under some circumstances, for example, if the customer has re-established credit for at least 24 months and has had no 30-day delinquencies in that period.

Upon the maturity of a lease financing, the customer has the option to refinance or purchase the Financed Vehicle from BMW FS.  The same underwriting and credit procedures described above apply to any financing offered to these Obligors.  A portion of the Receivables may be secured by used vehicles that derive from this lease to loan program. See “—Certified Pre-Owned Program” below for further description of the lease to loan program.

Dealer Agreements

Each Center or other Dealer that originated Motor Vehicle Contracts sold to BMW FS pursuant to a Dealer Agreement has made representations and warranties with respect to the Motor Vehicle Contracts and the security interest in the related Financed Vehicles.  These representations and warranties typically do not relate to the creditworthiness of the Obligors or the collectibility of the Motor Vehicle Contracts.  Upon breach of any representation or warranty made by a Center, BMW FS would have a right of recourse against that Center to require it to repurchase the related Motor Vehicle Contract.  Generally, the Dealer Agreements do not provide for recourse against the Center in the event of a default by the Obligor.

Physical Damage and Liability Insurance

Each Contract requires the Obligor to obtain physical damage insurance covering loss or damage to the Financed Vehicle in an amount equal to at least that amount required by the Contract at the time the Contract is purchased by BMW FS.  With respect to Contracts originated by a Center, the Dealer Agreements include a requirement that the Centers supply information to BMW FS regarding such physical damage and liability insurance coverage for the related Financed Vehicle.  BMW FS does not verify the accuracy of such information or the existence of such physical damage and liability insurance.  The Contracts typically require Obligors to obtain and maintain insurance coverage for loss of or physical damage to the Financed Vehicle in an amount necessary to cover BMW FS’ interest in the Financed Vehicle. The servicer is not required to monitor the maintenance of insurance.  BMW FS does not “force place” insurance.

Certified Pre-Owned Program

Some of the Receivables may be secured by used BMW vehicles that were sold pursuant to the Certified Pre-Owned BMW Vehicle Program (“CPO”).  CPO was established by BMW NA in 1996 to create customer and Center demand for off-lease used BMW vehicles and to enhance the value of off-lease BMW vehicles.  To qualify for CPO, a vehicle must pass an inspection conducted by the related Center based on standards set by BMW NA.  For CPO vehicles, BMW NA provides a limited warranty for two years or 50,000 miles (whichever comes first) that becomes effective upon the expiration of the original four year/50,000 mile (whichever comes first) new car warranty.  Each CPO vehicle also is covered by the BMW Roadside Assistance Program which is identical to that offered on new vehicles.  CPO is actively marketed by BMW NA through its sales force and is advertised using both broadcast and print media.

Servicing

BMW FS, as the servicer, measures delinquency by the number of days elapsed from the date a payment is due under the Contract (each such date referred to in this prospectus as a “Due Date”).  BMW FS considers a payment to be past due or delinquent when an Obligor fails to make at least 80% of a scheduled payment by the related Due Date.  BMW FS generally begins collection activities with respect to a delinquent Contract through telephone contact.  Automated systems support BMW FS’ collection activities to monitor delinquencies and to track the contacts with the Obligors.

BMW FS assigns collectors to specific Obligors and attempts to contact the delinquent Obligor by telephone or by letter based on the term of delinquency, the history of the account and overall risk.  Repossession procedures typically begin when a Contract becomes 60 to 90 days delinquent.  Repossessions are carried out pursuant to applicable state law and specific procedures adopted by BMW FS.

BMW FS’ deferment policy allows a total of four deferments over the life of the Contract.

BMW FS’ current policy is to generally charge off a Contract on the earlier of:

•	the date on which the proceeds of sale of the Financed Vehicle are applied to the Contract balance; and

•	the month in which the Contract reaches its 150th day of delinquency.

Any deficiencies remaining after repossession and sale of the related Financed Vehicle or after full charge-off of the related Contract are pursued by BMW FS to the extent practicable and legally permitted.  Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

Use of Proceeds

Each Trust will use the net proceeds from the sale of the Securities of a given series to purchase Receivables from the Depositor and to fund any related Reserve Account or other accounts of the Trust.  The Depositor will purchase Receivables from BMW FS from the net proceeds it receives from any Trust.  Unless specified in the related prospectus supplement, there are no other expenses incurred in connection with the selection and acquisition of the pool assets that will be payable from offering proceeds, nor are there any such material expenses that would be paid by a transaction party.

Where Can You Find More Information About Your Securities

The Issuing Entity

Unless definitive securities are issued under the limited circumstances described in this prospectus, the sole holder of record shall be Cede & Co. (“Cede” ), as the nominee of The Depository Trust Company (“DTC”).  The Indenture Trustee and the Trustee will provide to securityholders of record unaudited monthly and annual reports concerning the Receivables and other specified matters.  We refer you to “Description of the Transfer and Servicing Agreements—Statements to Securityholders” and “—Evidence as to Compliance” in this prospectus.  Copies of these reports may be obtained at no charge at the offices specified in the applicable prospectus supplement.

The Depositor

BMW FS Securities LLC, as depositor of the Receivables, has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (the “Securities Act”) of which this prospectus forms a part.  The registration statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s public reference rooms by calling the SEC at (800) SEC-0330.  You may obtain copies of SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  All reports filed by the Depositor may be found on EDGAR filed under the SEC Central Index Key (CIK) 0001136586 and under the registration file number 333-182371, and all reports filed with respect to each Trust under that number plus the applicable serial tag number.   Copies of the operative agreements relating to the Securities will also be filed with the SEC on EDGAR under the registration number shown above.

The depositor on behalf of a Trust of the related series will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust, including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the payment date specified in the related prospectus supplement; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Securities Act.

The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.  Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each Trust formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series.  Reports filed with respect to a Trust with the SEC after the final prospectus supplement is filed will be available under the Trust’s specific number, which will be a series number assigned to the file number of the Depositor shown above.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in “Description of the Transfer and Servicing Agreements—Statements to Securityholders” in this prospectus.  For the time period that each Trust is required to report under the Exchange Act, the Depositor, on behalf of each Trust, will file the Trust’s annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  Such reports will be available on a website as indicated in the related prospectus supplement, as soon as reasonably practicable after such reports are filed with the SEC.

Static Pool Data

Static pool data with respect to the delinquency, cumulative loss and prepayment data for each Trust will be attached as an appendix to each prospectus supplement.

Weighted Average Lives of the Securities

The weighted average lives of the Securities of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments.  For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases by BMW FS of particular Receivables for administrative reason or for uncured breaches of representations and warranties that materially adversely affect those Receivables.  The term weighted average life means the average amount of time during which each dollar of principal of a Receivable is outstanding.

All of the Receivables will be prepayable at any time without penalty to the Obligor.  However, partial prepayments on the Precomputed Receivables made by Obligors will not be paid on the dates specified in the applicable prospectus supplement (each such date referred to in this prospectus as a “payment date”) following the collection period specified in the applicable prospectus supplement (each such period referred to in this prospectus as a “collection period”) in which they were received but will be retained and applied towards payments due in later collection periods.  If prepayments in full are received on the Precomputed Receivables or if full or partial prepayments are received on the Simple Interest Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life of the Receivables.  The rate of prepayment of Contracts are influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the servicer.

No prediction can be made as to the rate of prepayment on the Receivables in either stable or changing interest rate environments.  BMW FS maintains limited records of the historical prepayment experience of the Contracts included in its portfolio.  However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables.  The rate of prepayment on the Receivables may also be influenced by the structure of the related Contract.  In addition, under some circumstances, the seller or servicer will be obligated to repurchase or purchase, as applicable, Receivables from a given Trust pursuant to the related purchase agreement, Sale and Servicing Agreement, as applicable, as a result of uncured breaches of particular representations and warranties or covenants that materially adversely affect those Receivables.  We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of prepayments to securityholders will be borne entirely by the securityholders.  In addition, early retirement of the Securities may be effected by the exercise of the option of the servicer, or any successor to the servicer, to purchase all of the Receivables remaining in a Trust when the outstanding aggregate principal balance of the Receivables Pool is [_____]% or less of the initial aggregate principal balance of the Receivables Pool as of the Cutoff Date (or other level as may be disclosed in the applicable prospectus supplement).  We refer you to “Description of the Transfer and Servicing Agreements—Termination” regarding the servicer’s option to purchase the Receivables from a given Trust.

In addition, pursuant to agreements between the originator and the Centers, each Center is obligated to repurchase from BMW FS Contracts which do not meet particular representations and warranties made by that Center (these Center repurchase obligations are referred to in this prospectus as “Dealer Recourse”).  These representations and warranties relate primarily to the origination of the Contracts and the perfection of the security interests in the related Financed Vehicles and do not typically relate to the creditworthiness of the related Obligors or the collectibility of the Contracts.  Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trustee, the related Sale and Servicing Agreement will require that BMW FS deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related Collection Account.  The Dealer Agreements governing the sales by the Centers of retail installment sale contracts to the originator do not generally provide for recourse against the Centers for unpaid amounts in the event of a default by an Obligor thereunder.  We refer you to “BMW FS’ Financing Program” in this prospectus.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given series on each payment date, since the amount of principal payments will depend, in part, on the amount of principal collected on the related pool of Receivables during the applicable collection period.  No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the securityholders of a given series.  We refer you to “Risk Factors—You may experience reduced returns on your investment resulting from prepayments on or repurchases of receivables or early termination of the trust” in this prospectus.

The applicable prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular pool of Receivables and the related series of Securities.

Pool Factors and Trading Information

The “note pool factor” for each class of notes will be a seven-digit decimal which the servicer will compute prior to each payment with respect to that class of notes.  The note pool factor represents the remaining outstanding principal balance of that class of notes, as of the close of business on a payment date, after giving effect to payments made on such payment date, as a fraction of the initial outstanding principal balance of that class of notes.  The “certificate pool factor” for each class of certificates will be a seven-digit decimal which the servicer will compute prior to each payment with respect to that class of certificates indicating the remaining Certificate Balance of that class of certificates, as of the close of business a payment date, after giving effect to payments made on such payment date, as a fraction of the original Certificate Balance of that class of certificates.

Each note pool factor and each certificate pool factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of notes, or the reduction of the Certificate Balance of the applicable class of certificates, as the case may be.  A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of:

•	the original denomination of that noteholder’s note; and

•	the applicable note pool factor.

A certificateholder’s portion of the aggregate outstanding Certificate Balance for the related class of certificates is the product of:

•	the original denomination of that certificateholder’s certificate, and

•	the applicable certificate pool factor.

The securityholders will receive monthly reports concerning payments received on the Receivables, the outstanding balance of the related Receivables Pool, each certificate pool factor or note pool factor, as applicable, and various other items of information.

The Notes

General

One or more classes of notes of the related series will be issued pursuant to the terms of an indenture (the “Indenture”).  A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.  The following summary describes the material terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture.

Each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, except as set forth below.  Notes will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only.  The Depositor has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement.  Accordingly, that nominee is expected to be the sole holder of record of the notes of each class.  No noteholder will be entitled to receive a physical certificate representing a note until definitive notes are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement.  All references in this prospectus and in the applicable prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from DTC Participants and all references in this prospectus and in the applicable prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures.  We refer you to “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Principal and Interest on the Notes

The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, the Interest Rate and amount of or method of determining payments of principal and interest on each class of notes of a given series.  The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series.  Payments of interest on a class of notes will generally be made prior to payments of principal on the class.  A series may include one or more classes of notes entitled to either principal payments with disproportionate, nominal or no interest payments or interest payments with disproportionate, nominal or no principal payments  (which we refer to in this prospectus as the “Strip Notes”).  Each class of notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing.  The applicable prospectus supplement will specify the Interest Rate for each class of notes of a given series or the method for determining the Interest Rate.  We refer you to “Certain Information Regarding the Securities—Fixed Rate Securities” and “—Floating Rate Securities” in this prospectus. One or more classes of notes of a series may be redeemable in whole or in part, including as a result of the servicer exercising its option to purchase the related Receivables remaining in the applicable pool or other early termination of the related trust.  Noteholders will not have the ability to cause a redemption of their notes by the issuing entity.

One or more classes of notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable prospectus supplement.  Noteholders of those notes would be entitled to receive as payments of principal on any given payment date the amounts set forth on that schedule with respect to those notes.

To the extent provided in the related prospectus supplement, payments of interest to noteholders of two or more classes within a series may have the same priority.  Under some circumstances, on any payment date the amount available for those payments could be less than the amount of interest payable on the notes.  If this is the case, each class of noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of noteholders) of the aggregate amount of interest available for payment on the notes.  We refer you to “Description of the Transfer and Servicing Agreements—Distributions on the Securities “ and “—Credit and Cash Flow Enhancement” in this prospectus.

If a series of notes includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions, of each of those classes will be set forth in the applicable prospectus supplement.  Payments of principal and interest within any class of notes will be made on a pro rata basis among all the noteholders of that class.

The Indenture

Modification of Indenture.  The Trust and the Indenture Trustee may, with prior notice to the rating agencies hired by the sponsor and with the consent of the holders of a majority of the outstanding notes of the related series (or relevant class or classes of notes of the series), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders.

Without the consent of the holders of each outstanding affected note, no supplemental Indenture will:

1.	change:

•	the due date of any installment of principal of or interest on that note or reduce the principal balance of that note;

•	the Interest Rate for that note or the redemption price for that note;

•	provisions of the Indenture relating to the application of collections on, or proceeds of a sale of, the trust estate to payments of principal of and interest on that note; or

•	any place of payment where or the coin or currency in which that note or any interest on that note is payable;

2.	impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

3.
reduce the percentage of the aggregate principal balance of the outstanding notes of a series of notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

4.	modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable Trust, any other Obligor on those notes, the Depositor or an affiliate of any of them;

5.
reduce the percentage of the aggregate principal balance of outstanding notes required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal balance of and accrued but unpaid interest on the outstanding notes of that series;

6.
reduce the percentage of the aggregate principal balance of notes required to amend the sections of the related Indenture that specify the applicable percentages of aggregate principal balance of the notes of a series necessary to amend the Indenture;

7.
modify any provisions of the related Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date (including the calculation of any individual component of such calculation) or to affect the rights of the holders of notes to the benefit of any provisions for the mandatory redemption of the notes contained in that Indenture; or

8.
permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for that note or, except as otherwise permitted or contemplated in that Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of that Indenture.

The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without the consent of the holders of any note, and with written notice to each rating agency hired by the sponsor and rating the notes of the related series, for any of the following purposes:

1.
to correct or amplify the description of any property at any time subject to the lien of the related Indenture, or better to assure, convey and confirm unto the related Indenture Trustee any property subject or required to be subjected to the lien of that Indenture, or to subject to the lien of that Indenture additional property;

2.
to evidence the succession, in compliance with the applicable provisions of the related Indenture, of another Person to a Trust, and the assumption by any such successor of the covenants of such Trust contained in the related Indenture and in the notes;

3.	to add to the covenants of a Trust for the benefit of the related holders of the notes, or to surrender any right or power under the related Indenture conferred upon the related Trust;

4.	to convey, transfer, assign, mortgage or pledge any property to or with the related Indenture Trustee;

5.
to cure any ambiguity, correct or supplement any provision in the related Indenture or in any supplemental indenture that may be inconsistent with any other provision in such Indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under such Indenture or in any supplemental indenture; provided that such other provisions shall not adversely affect the interests of the related holders of the notes, as evidenced by an officer’s certificate;

6.
to evidence and provide for the acceptance of the appointment under the related Indenture by a successor trustee with respect to the notes or to add to or change any of the provisions of such Indenture as shall be necessary to facilitate the administration of the trusts under such Indenture by more than one trustee, pursuant to the requirements set forth therein; or

7.
to modify, eliminate or add to the provisions of the related Indenture to such extent as shall be necessary to effect the qualification of such Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted and to add to such Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended.

The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with prior notice to the rating agencies hired by the sponsor, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of those noteholders; provided that such action as evidenced by an opinion of counsel will not adversely affect in any material respect the interest of any of those noteholders; provided, further, that such action will be deemed not to adversely affect in any material way the interests of any noteholder and no opinion will be needed if no rating agency hired by the sponsor and rating the notes of the related series (after notice of such supplemental indenture) has provided written notification within 10 Business Days of receipt of such notice that such action shall cause the then-current rating of any class of notes to be qualified, reduced or withdrawn.

In entering into any supplemental indenture, the applicable Indenture Trustee shall be entitled to receive an opinion of counsel stating that the execution of such supplemental indenture is authorized or permitted by the related indenture.

Events of Default; Rights Upon Event of Default.  With respect to the notes of a given series in the related prospectus supplement, “Events of Default” under the related Indenture will consist of the occurrence and continuation of any of the following:

1.	a default for five days or more in the payment of any interest on any of the notes of the class or classes specified in the prospectus supplement when the same becomes due and payable;

2.	a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

3.
a default in the observance or performance of any  representation, warranty, covenant or agreement of the applicable Trust made in the related Indenture or in any certificate or other writing  delivered pursuant thereto or in connection therewith proving to have  been incorrect in any material respect as of the time when the same  shall have been made, and such default shall continue or not be  cured, or the circumstance or condition in respect of which such  misrepresentation or warranty was incorrect shall not have been  eliminated or otherwise cured, for a period of 30 days after written notice is given to the applicable Trust by the related Indenture Trustee or to the applicable Trust and the related Indenture Trustee by the holders of at least 25% of the aggregate principal balance of the most senior notes then outstanding (or relevant class or classes of notes); or

4.	particular events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) for a period of 45 days, under clause (2) for a period of 60 days or under clause (3) for a period of 120 days, will not constitute an Event of Default if that failure or delay was caused by force majeure or other similar occurrence.

However, the amount of principal required to be paid to noteholders of an affected series under the related Indenture will generally be limited to amounts available to be deposited in the related Collection Account.  Therefore, the failure to pay any principal of any class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for that class of notes.  The failure to pay interest to holders of a subordinated class of notes on a particular payment date will generally not constitute an Event of Default.  Following the occurrence of an Event of Default (other than an Event of Default related to the failure to make required payments) and acceleration of the maturity of the notes, the Indenture Trustee is not required to sell the assets of the Trust, and the Indenture Trustee may sell the assets of the related Trust only in accordance with the requirements specified in the Indenture.  Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related Indenture Trustee may, or at the direction of holders of a majority of the aggregate principal balance of the most senior notes then outstanding (or relevant class or classes of notes), will, declare the notes to be immediately due and payable.  This declaration may be rescinded by the holders of a majority of the aggregate principal balance of the most senior notes then outstanding (or relevant class or classes of notes) if:

(i)           the related issuing entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on the notes and all other amounts that would then be due on such notes under the related Indenture if the Event of Default giving rise to such acceleration had not occurred; and

(B)  all sums paid by the Indenture Trustee under the related Indenture and the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel and the reasonable compensation, expenses and disbursements of the Trustee and its agents and counsel; and

(ii)	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by such acceleration, have been cured or waived.

Following an Event of Default on the notes of any series, the related Indenture Trustee may:

•	institute proceedings to collect amounts due or foreclose on Trust property;

•	exercise remedies as a secured party;

•	if the maturity of the notes has been accelerated, sell the assets of the related trust; or

•	elect to have the applicable Trust maintain possession of those Receivables and continue to apply collections on those Receivables as provided in the related Indenture.

Unless otherwise specified in the applicable prospectus supplement, the Indenture Trustee is prohibited from selling the assets of the related Trust following an Event of Default (other than a default in the payment of any principal of any note of a particular series when due or a default for five days or more (or at the end of any applicable grace period as set forth above) in the payment of any interest on the most senior notes of a particular series then outstanding), unless:

•	100% of the holders of the notes of the related series then outstanding (or relevant class or classes of notes) consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes of the related series at the date of the sale; or

•
in the case of event of default resulting from the insolvency or bankruptcy with respect to the Trust, the Indenture Trustee determines that the Trust property would not be sufficient on an ongoing basis to make all payments of principal and interest on the outstanding notes of the related series as those payments would have become due if the notes had not been accelerated, and the Indenture Trustee obtains the consent of the holders of at least 66⅔% of the aggregate principal balance of the most senior notes of the related series outstanding (or relevant class or classes of notes).

Following an Event of Default and declaration of the acceleration of the maturity of the notes, payments on the notes will be made in accordance with the Indenture as set forth in the related prospectus supplement.

If an Event of Default occurs and is continuing and the Indenture Trustee has actual knowledge of such Event of Default, the Indenture Trustee shall mail to each noteholder notice of the Event of Default within 30 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such note), the Indenture Trustee may withhold the notice to noteholders if and so long as a committee of its officers in good faith determines that withholding the notice is in the best interests of noteholders.

Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request.  Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority of the aggregate principal balance of the most senior notes of the related series then outstanding (or relevant class or classes of notes of the series) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Indenture Trustee, and the holders of at least 51% of the aggregate principal balance of the most senior notes of the related series then outstanding (or relevant class or classes of notes) may, in some cases, prior to a declaration of the acceleration of the maturity of the notes waive a default, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the notes, payment of principal of, or interest or amounts due or a default in respect of a covenant or provision of the related Indenture which cannot be modified without the consent of all the holders of the outstanding notes of the related series.

Any notes owned by the Depositor, the servicer, the seller or any of their affiliates will be entitled to equal and proportionate benefits under the Transfer and Servicing Agreements, except that such notes while unpledged will not be considered to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the related Indenture.

Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

1.	the holder or holders of a note or notes previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;

2.
the holders of not less than 25% of the aggregate principal balance of the most senior notes of the related series then outstanding (or relevant class or classes of notes) have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee;

3.	the holder or holders of a note or notes has offered the Indenture Trustee reasonable indemnity;

4.	the Indenture Trustee has for 60 days failed to institute that proceeding; and

5.
no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the holders of a majority of the aggregate principal balance of the most senior notes of the related series then outstanding (or relevant class or classes of notes).

In addition, each Indenture Trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of that Trust contained in the applicable Indenture.

Particular Covenants.  Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among other things,

1.	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

2.
that entity expressly assumes the Trust’s obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the Trust under the Indenture;

3.	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

4.
each rating agency hired by the sponsor shall not have notified the Indenture Trustee, the Trustee or Administrator of the related Trust, within 10 days after receiving notice of a consolidation or merger, that such consolidation or merger will result in a reduction or withdrawal of its then current rating on any class of notes;

5.
that Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder,

6.	the parties take any action necessary to maintain the lien and security interest created by the Indenture; and

7.
the Indenture Trustee has received an officer’s certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the Indenture and all conditions precedent provided in the Indenture have been complied with.

Each Trust will not, so long as any notes are outstanding, among other things,

•
except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other specified documents with respect to that Trust, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust unless directed to do so by the Indenture Trustee;

•
claim any credit on or make any deduction from the principal of and interest payable on the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (“Code”), or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the Trust;

•	except as expressly permitted by the Transfer and Servicing Agreements, dissolve or liquidate in whole or in part;

•
permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the Indenture except as may be expressly permitted by the Indenture;

•
permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the assets of the Trust or the proceeds of those assets; or

•	assume or incur any indebtedness other than the related notes or as expressly permitted by the Transfer and Servicing Agreements.

No Trust may engage in any activity other than as specified in this prospectus or in the applicable prospectus supplement.

Annual Compliance Statement.  Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

Indenture Trustee’s Annual Report.  If required by the Trust Indenture Act of 1939, the Indenture Trustee for each Trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of specified indebtedness owing by the Trust to the applicable Indenture Trustee in its individual capacity.  The property and funds physically held by the Indenture Trustee and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related Indenture Trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the notes.

The Certificates

General

The certificates are not being offered pursuant to the related prospectus supplement and all information presented regarding the certificates is given to further a better understanding of the notes.

With respect to each Trust that issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary describes the material terms of the certificates and the Trust Agreement.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the certificates and the Trust Agreement.

The certificates, if any, of a given series will be retained by the depositor or an affiliate of the depositor.  Each class of certificates will initially be represented by one or more definitive certificates registered in the name of the depositor.

Any certificates of a given series owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement.

Payments of Principal and Interest

The timing and priority of payments, seniority, allocations of losses, the Pass Through Rate, if applicable, and amount of or method of determining payments with respect to principal and interest of each class of certificates will be described in the applicable prospectus supplement.

Payments of interest on those certificates will be made on the related payment dates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates. Each class of certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for some classes of Strip Certificates) or any combination of the foregoing. The applicable prospectus supplement will specify the Pass Through Rate for each class of certificates of a given series or the method for determining the Pass Through Rate. We also refer you to “Certain Information Regarding the Securities—Fixed Rate Securities” and “ —Floating Rate Securities” in this prospectus. Payments in respect of the certificates of a given series that includes notes may be subordinate to payments in respect of the notes of that series as more fully described in the applicable prospectus supplement. The rights of holders of any class of certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of certificates of that series as more fully described in the applicable prospectus supplement.

Payments in respect of principal of and interest on any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

In the case of a series of certificates that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of payments in respect of interest and principal, and any schedule or formula or applicable other provisions, of each class shall be as set forth in the applicable prospectus supplement.

If and as provided in the applicable prospectus supplement, amounts remaining on deposit in the Collection Account after all required payments to the related securityholders have been made may be released to the Depositor, BMW FS (in any of its capacities hereunder) or one or more third party credit or liquidity enhancement providers.

Certain Information Regarding the Securities

Fixed Rate Securities

Any class of Securities (other than some classes of Strip Notes or Strip Certificates) may be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the applicable prospectus supplement.  Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable prospectus supplement.  Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or other day count basis as is specified in the applicable prospectus supplement.  We refer you to “The Notes—Principal and Interest on the Notes” and “The Certificates—Payments of Principal and Interest” in this prospectus.

Floating Rate Securities

Interest Rate Basis.  Each class of Floating Rate Securities will bear interest during each applicable Interest Period at a rate per annum (referred to in this prospectus as the “Base Rate”), which will be on an index, which shall be one or more of the following: (a) LIBOR (“LIBOR Securities”), (b) the Commercial Paper Rate (“Commercial Paper Rate Securities”), (c) the Treasury Rate (“Treasury Rate Securities”), (d) the Federal Funds Rate (“Federal Funds Rate Securities”), (e) the CD Rate (“CD Rate Securities”) or (f) the Prime Rate (“Prime Rate Securities”).  In addition, a Floating Rate Security may bear interest at a rate determined by reference to the lowest of two or more Base Rates.  The Base Rate for any Floating Rate Security will in turn be determined, if applicable, by reference to the Index Maturity specified in the applicable prospectus supplement.  The interest rate on each Floating Rate Security will be calculated by reference to such Base Rate, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable prospectus supplement.

Interest Reset Dates.  Each applicable prospectus supplement will specify the Interest Reset Period and Interest Reset Date for each class of Floating Rate Securities.  Unless otherwise specified in the applicable prospectus supplement, the Interest Reset Date will be, in the case of Floating Rate Securities which reset:

(1)	daily, each Business Day;

(2)	weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week except as described below);

(3)	monthly, the third Wednesday of each month;

(4)	quarterly, the third Wednesday of March, June, September and December of each year,

(5)	semiannually, the third Wednesday of the two months specified in the applicable prospectus supplement; or

(6)	annually, the third Wednesday of the month specified in the applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, if any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Security as to which LIBOR is an applicable Base Rate, if that Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day.  In addition, in the case of a Floating Rate Security for which the Treasury Rate is an applicable Base Rate, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

Except as set forth above or in the applicable prospectus supplement, the Interest Rate in effect on each date will be:

•	if the date is an Interest Reset Date, the interest rate determined on the related Interest Determination Date, as defined below, immediately preceding that Interest Reset Date, or

•	if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

Interest Payments.  The interest payment dates will be specified in the applicable prospectus supplement.  Unless otherwise specified in the related prospectus supplement, if any payment date for a Floating Rate Security (other than the final scheduled payment date) would otherwise be a day that is not a Business Day, that payment date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if the Business Day falls in the next succeeding calendar month, the applicable payment date will be the immediately preceding Business Day.  If the final scheduled payment date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after that scheduled payment date.

Floating Rate Securities may accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case as specified in the applicable prospectus supplement.  For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying:

(1)	the face amount of the Floating Rate Security;

(2)	the applicable Interest Rate; and

(3)
the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Interest Period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that Interest Period falling in a non-leap year divided by 365).

For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period.  With respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any payment date, including the related final scheduled payment date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that payment date.

Maximum and Minimum Interest Rates.  As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum):

•
a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period, which may be an available funds cap rate (referred to in this prospectus as the Maximum Interest Rate); and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period (referred to in this prospectus as the Minimum Interest Rate).

In addition to any Maximum Interest Rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Calculation Agent.  If so disclosed in the related prospectus supplement, a Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate Interest Rates on each class of Floating Rate Securities.  The applicable prospectus supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the related Trustee or Indenture Trustee with respect to that series.  All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class.  All percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

CD Rate Securities.  Each CD Rate Security will bear interest at the rates calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in that CD Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, CD Rate will mean, with respect to any Interest Determination Date relating to a CD Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the CD Rate,

(1)
the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (secondary market),” or

(2)
if the rate referred to in clause (1) above is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on the applicable Interest Determination Date will be the rate for negotiable United States dollar certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “CDs (secondary market).”

(3)
if the rate referred to in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

(4)
if the dealers selected by the Calculation Agent are not quoting as set forth in clause (3) above, the CD Rate on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

Commercial Paper Rate Securities.  Each Commercial Paper Rate Security will bear interest at the rates calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in that Commercial Paper Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, Commercial Paper Rate will mean, with respect to any Interest Determination Date relating to a Commercial Paper Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Commercial Paper Rate,

(1)
the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the caption "Commercial Paper–Nonfinancial," or

(2)
if the rate referred to in clause (1) above is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading “Commercial Paper—Nonfinancial.”

(3)
if by 3:00 P.M.  New York City time, on the related Calculation Date, the Commercial Paper Rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable prospectus supplement placed for industrial issuers whose bond rating is “Aa” or the equivalent, by a nationally recognized securities rating organization.

(4)
If the dealers selected by the Calculation Agent are not quoting as mentioned in clause (3) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage rounded upward to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =    D x 360        x 100
                         360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Period for which interest is being calculated (from and including the last preceding Interest Payment Date for which interest on the relevant Floating Rate Security has been paid or provided for, or from the closing date, if applicable, and to but excluding the next following Interest Payment Date for such Note).

Federal Funds Rate Securities.  Each Federal Funds Rate Security will bear interest at the rates calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in that Federal Funds Rate Security and in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, “Federal Funds Rate” means, with respect to any Interest Determination Date relating to  Federal Funds Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Federal Funds Rate,

(1)	the rate of interest on that date for Federal Funds as published in H.15(519) under the heading “Federal funds (effective),” as such rate is displayed on Reuters Screen FEDFUNDS 1 (“FEDFUNDS 1”).

(2)
if the Federal Funds Rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date.

(3)
If brokers so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

LIBOR Securities.  Each LIBOR Security will bear interest at the rates calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in that LIBOR Security and in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the method for calculating “LIBOR” will be the rate for deposits in the Index Currency having the Index Maturity designated in the related Prospectus Supplement commencing on the second “London Business Day” (as defined above) immediately following the applicable Interest Determination Date that appears on the Reuters Screen LIBOR 01 Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

The following procedures will be followed if LIBOR cannot be determined as described above:

(1)
With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with their offered quotations for deposits in the Index Currency for the period of the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable  Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal balance that is representative for a single transaction in the applicable Index Currency in that market at that time.  If at least two quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of those quotations.

(2)
If fewer than two quotations referred to in clause (1) above are provided, LIBOR determined on the applicable Interest Determination Date will be rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or another time specified in the applicable prospectus supplement), in the applicable Principal Financial Center, on the applicable Interest Determination Date, by three major banks, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable prospectus supplement and in a principal balance that is representative for a single transaction in the Index Currency in that market at that time.

(3)
If the banks so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

“Designated LIBOR Page” means either:

•
if “LIBOR Telerate” is designated in the applicable prospectus supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable prospectus supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page designated in the applicable prospectus supplement or any page as may replace the designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

•
if “LIBOR Reuters” is designated in the applicable prospectus supplement, the display on Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable prospectus supplement or any page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks for the applicable Index Currency.

Treasury Rate Securities.  Each Treasury Rate Security will bear interest calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, it any, specified in the Treasury Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, Treasury Rate will mean, with respect to any Interest Determination Date relating to a Treasury Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Treasury Rate,

(1)
the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable prospectus supplement, under the heading “INVESTMENT RATE” on the display on Bridge Telerate, Inc., or any successor service on page 56 or any other page as may replace page 56 of that service (“Telerate Page 56”) or page 57 or any other page as may replace page 57 of that service (“Telerate Page 57”).

(2)
If the rate described in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

(3)
If the rate described in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

(4)
If the rate described in clause (3) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury, Bills having the Index Maturity specified in the applicable prospectus supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(5)
If the rate described in clause (4) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(6)
If the rate described in clause (5) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate for the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement.

(7)
If the dealers selected by the Calculation Agent are not quoting as described in clause (6) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =      D x N        x 100
                        360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Prime Rate:  Unless otherwise indicated in the applicable prospectus supplement, Prime Rate will mean, with respect to any Interest Determination Date relating to a Prime Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Prime Rate,

(1)	the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan," or

(2)
if the rate referred to in clause (1) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan," or

(3)
if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

(4)
if fewer than four rates described in clause (3) are shown by 3:00 P.M., New York City time, on the related Calculation Date on the Reuters Screen US PRIME 1 Page, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the calculation agent, in The City of New York selected by the calculation agent (as specified in the applicable prospectus supplement), or

(5)
if the banks selected by the calculation agent (as specified in the applicable prospectus supplement) are not quoting as mentioned in clause (4), the Prime Rate for the applicable Prime Rate Interest Determination Date will be the Prime Rate in effect on the next preceding Prime Rate Interest Determination Date for which the Prime Rate may be determined as provided above.

Reuters Screen US PRIME 1 Page means the display on the Reuters Money 3000 Service or any successor service on the "US PRIME 1 Page" or any other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

Derivative Arrangements

The Trust may also include a derivative arrangement for the payment of interest on the Securities of a series or any class of Securities.  A derivative arrangement may include an interest rate cap or floor agreement or an interest rate or currency swap agreement.  The type of derivative arrangement, if any, for a series of Securities or class of Securities, as well as a description of the provider of such derivative arrangement, will be described in the applicable prospectus supplement.

Variable Funding Note

The applicable prospectus supplement for a Trust may provide that the Trust will issue one or more classes of notes in the applicable series that have particular targeted maturity dates.  In order to have sufficient funds available on such targeted maturity dates, the Trust may also concurrently issue amortizing floating notes, known as variable funding notes.  These variable funding notes will not be offered or sold to the public under that prospectus supplement and this prospectus, but their existence and material terms will be disclosed in the related prospectus supplement.

Interest Rate Flexibility For a Variable Funding Note.  Unless otherwise provided in the related prospectus supplement, interest accrued on any class of variable funding notes will be payable pari passu with interest due on the most senior class or classes of securities issued by that Trust.  The prospectus supplement may provide that the a variable funding note may have different rates of interest than the other classes of securities being issued by that Trust, which may be fixed or floating.  The related prospectus supplement will specify the interest rate for each such class and the method, if any, for determining subsequent changes to the interest rate.

Payment Terms

The applicable prospectus supplement for a Trust may provide that one or more classes of Securities will be payable on an interest only or principal only basis.  In addition, the Securities may include two or more classes that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both.  Distributions of principal or interest or both on any class of Securities may be made upon the occurrence of specified events; in accordance with a schedule or formula, or on the basis of collections from designated assets of the Trust.  A series may include one or more classes of Securities, as to which accrued interest will not be distributed but rather will be added to the principal or specified balance of the Security on each payment date.

Revolving Period

The applicable prospectus supplement for a Trust may provide that all or a portion of the principal collected on the Receivables may be applied by the Trustee to the acquisition of subsequent Receivables during the period specified in the related prospectus supplement, rather than used to distribute payments of principal to securityholders during that period.  The revolving period will be no longer than three years.  The related prospectus supplement will specify the percentage of the asset pool represented by the revolving period and the maximum amount of additional assets that may be acquired during the revolving period, in each case, to the extent determinable.  These securities would then possess an interest only period or limited amortization period, also commonly referred to as a revolving period, which will be followed by an amortization period, during which principal would be paid.  Any revolving period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the securities upon occurrence of certain events to be set forth in the related prospectus supplement.  In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or depositor to add assets and the requirements for assets that may be added to the pool.

Prefunding Period

The applicable prospectus supplement for a Trust may provide on the closing date a portion of the proceeds specified  in the related prospectus supplement received from the sale of the applicable notes will be deposited into a segregated prefunding account.  The related prospectus supplement also will specify the percentage of the asset pool represented by the prefunding period.  Following the closing date, and continuing until the date specified in the related prospectus supplement, commonly referred to as a prefunding period, the Trust will have the ability to purchase additional Receivables from the depositor to the extent there are sufficient funds on deposit in the related prefunding account.  If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of Securities.

Any transfer of Receivables must occur within a specified period, not to exceed one year.  Any prefunding period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of one or more classes of securities specified in the related prospectus supplement upon occurrence of certain events to be set forth in the related prospectus supplement.  In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or depositor to add assets and the requirements for assets that may be added to the pool.

Book-Entry Registration

Each class of Securities offered by this prospectus and the related prospectus supplement will be represented by one or more certificates registered in the name of Cede, as nominee of DTC.  Securityholders may hold beneficial interests in Securities through DTC (in the United States) or Clearstream Banking, société anonyme (formerly Cedelbank), which is referred to in this prospectus as Clearstream, Luxembourg or the Euroclear System (in Europe or Asia), which is referred to in this prospectus as Euroclear directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

No securityholder will be entitled to receive a certificate representing that person’s interest in the Securities, except as set forth below.  Unless and until Securities of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by noteholders or securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders or securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to securityholders in accordance with DTC procedures.  Therefore, it is anticipated that the only noteholder or securityholder will be Cede, as nominee of DTC.  Securityholders will not be recognized by the related Trustee as noteholders or securityholders as those terms will be used in the relevant agreements, and securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants, which are referred to in this prospectus as Clearstream, Luxembourg Participants and Euroclear Participants, respectively, through customers’ securities accounts in their respective names on the books of their respective depositaries, which are referred to collectively in this prospectus as the Depositaries, which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary.  However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements.  deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on that business day cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its participating members (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series.  Indirect access to the DTC system also is available to the Indirect DTC Participants, either directly or indirectly through relationships with DTC Participants.  The rules applicable to DTC and DTC Participants are on file with the SEC.

Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants.  DTC Participants will receive a credit for the Securities on DTC’s records.  The ownership interest of each securityholder will in turn be recorded on respective records of the DTC Participants  and Indirect DTC Participants.  Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the securityholder entered into the transaction.  Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of securityholders.

To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC.  The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership.  DTC will have no knowledge of the actual securityholders and its records will reflect only the identity of the DTC Participants to whose accounts those Securities are credited, which may or may not be the securityholders.  DTC Participants and Indirect DTC

Participants will remain responsible for keeping account of their holdings on behalf of their customers.  While the Securities of a series are held in book-entry form, securityholders will not have access to the list of securityholders of that series, which may impede the ability of securityholders to communicate with each other.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities.  DTC Participants and Indirect DTC Participants with which securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective securityholders.

DTC’s practice is to credit DTC Participants’ accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date.  Payments by DTC Participants and Indirect DTC Participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed by the Indenture Trustee or Trustee), the Depositor or the servicer, subject to any statutory or regulatory requirements that may be in effect from time to time.  Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related securityholders will be the responsibility of DTC Participants and Indirect DTC Participants.  DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or securityholders.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a securityholder may be limited in its ability to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Securities due to the lack of a physical certificate for those Securities.

DTC has advised the Depositor that it will take any action permitted to be taken by a securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited.  Additionally, DTC has advised the Depositor that it will take those actions with respect to specified percentages of the securityholders’ interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

Neither DTC nor Cede will consent or vote with respect to the Securities.  Under its usual procedures, DTC will mail an “Omnibus Proxy” to the related Indenture Trustee or Trustee as soon as possible after any applicable record date for that consent or vote.  The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream, Luxembourg, incorporated under the laws of Luxembourg as a professional depository, holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars.  Clearstream,

Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Euroclear S.A./N.V.  as the Operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of 27 currencies, including United States dollars.  The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  The Euroclear System is operated by Euroclear S.A./N.V., which is referred to in this prospectus as the Euroclear Operator, under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to in this prospectus as the Cooperative.  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this prospectus.  Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission.  As such, it is regulated and supervised by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, generally referred to as the Terms and Conditions.  The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System.  All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary.  Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations.  We refer you to “Material Income Tax Consequences” in this prospectus. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among DTC Participants, Clearstream Luxembourg Participants and Euroclear Participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Securities

The certificates of any series will be issued in fully registered, certificated form. If the depositor or an affiliate retains any or all of a class of notes, the depositor may choose to have such retained notes issued in fully registered, certificated form.

In addition to the circumstances described above, the notes of a given series will be issued in fully registered, certificated form  to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.
DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Securities and the Administrator is unable to locate a qualified successor (and if it is the Administrator that has made that determination, that Administrator so notifies the applicable Trustee in writing);

2.	the Depositor or the Administrator or the Trustee, as applicable, at its option, with the consent of the applicable DTC Participants, elects to terminate the book entry system through DTC; or

3.
after the occurrence of an Event of Default or a Servicer Default with respect to those Securities, holders representing at least a majority of the outstanding principal balance of the notes of that series, acting together as a single class, advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) with respect to those notes is no longer in the best interests of the holders of those Securities.

Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all applicable securityholders of a given series through DTC Participants of the availability of definitive securities.  Upon surrender by DTC of the definitive notes or certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue those Securities as definitive notes or definitive certificates, as applicable, to those noteholders.

Payments of principal of, and interest on, the definitive securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for those Securities in the applicable prospectus supplement.  Those payments will be made by check mailed to the address of that holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee.  The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the applicable securityholders.  The applicable Trustee or the Indenture Trustee will provide notice to the applicable securityholders not less than 15 or more than 30 days prior to the date on which final payment is expected to occur.

Definitive securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of definitive securities.  No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Description of the Transfer and Servicing Agreements

The following summary describes the material terms of each Sale and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Depositor and the servicer will agree to service those Receivables, each Trust Agreement pursuant to which a Trust will be created and certificates will be issued and each Administration Agreement pursuant to which BMW FS will undertake specified administrative duties with respect to each Trust.  Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part.  The provisions of any of the Transfer and Servicing Agreements may differ in non-material respects from those described in this prospectus and, if so, will be described in the applicable prospectus supplement.  This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to all the provisions of the Transfer and Servicing Agreements.

Sale and Assignment of Receivables

On or prior to the closing date specified with respect to any given Trust in the applicable prospectus supplement, BMW FS will sell and assign to the Depositor, without recourse, pursuant to a purchase agreement, its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles.  On the closing date, the Depositor will transfer and assign to the Trust, or Trustee on behalf of the Trust, without recourse, pursuant to a Sale and Servicing Agreement, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles.  Each Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement, but the existence and characteristics of the related Receivables will not be verified by the related Trustee.  The Trust will, concurrently with the transfer and assignment execute and deliver the related notes and certificates.  The net proceeds received from the sale of the notes of a given series will be applied to the purchase of the related Receivables from the Depositor and, to the extent specified in the applicable prospectus supplement, to make any required initial deposit into the Reserve Account, the Prefunding Account and the Yield Supplement Account, if any.

Unless otherwise provided in the related prospectus supplement, BMW FS, as the seller, pursuant to a purchase agreement, and the Depositor, pursuant to a Sale and Servicing Agreement will represent and warrant, among other things, that:

1.	the information provided in the related schedule of Receivables is true and correct in all material respects;

2.
at the time of origination of each Receivable, the related Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the originator’s  normal requirements;

3.	as of the applicable closing date, each of those Receivables is or will be secured by a first priority perfected security interest in favor of the seller in the Financed Vehicle;

4.
as of the applicable closing date, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

5.	as of the applicable closing date, BMW FS or the Depositor, as applicable, has good and marketable title to each Receivable free and clear of all lien, charges and encumbrances;

6.
each related Receivable, at the time it was originated, complied and, as of the applicable closing date, complies in all material respects with applicable federal and state laws, including, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

7.	any other representations and warranties that may be set forth in the applicable prospectus supplement are true and correct in all material respects.

Unless otherwise provided for in the related prospectus supplement, as of the last day of the second (or, if BMW FS so elects, the first) collection period following the discovery by or notice to BMW FS of a breach of any representation or warranty of BMW FS that materially and adversely affects the interests of the related securityholders in any Receivable, BMW FS, unless the breach is cured, will repurchase that Warranty Receivable from that Trust, at a price equal to the Warranty Purchase Payment for that Receivable.  This repurchase obligation will constitute the sole remedy available to the securityholders or the Trust for any uncured breach by BMW FS.

Pursuant to each Sale and Servicing Agreement, the Depositor and each Trust will designate the servicer as custodian to maintain electronic or physical possession as that Trust’s agent of the related Contracts and any other documents relating to the Receivables.  The servicer shall maintain control of all electronic chattel paper evidencing a Receivable. To assure uniform quality in servicing both the Receivables and the servicer’s own portfolio of Contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other Contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the related Trust as long as BMW FS is servicing the Receivables.  However, Uniform Commercial Code, as in effect in the applicable jurisdiction (the “UCC”) financing statements reflecting the sale and assignment of the Receivables by BMW FS to the Depositor and by the Depositor to the applicable Trust, and the assignment by the Trust to the Indenture Trustee, as applicable, will be filed, and the respective accounting records and computer files of BMW FS and the Depositor will reflect that sale and assignment.  The Depositor, or the servicer on behalf of the Depositor, will be responsible for maintaining such perfected security interest through the filing of continuation statements or amended financing statements, as applicable.  Because the Receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee or Indenture Trustee, as applicable, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust’s interest in the Receivables could be defeated.  In addition, in some cases, the Trustee’s or Indenture Trustee’s, as applicable, security interest in collections that have been received by the servicer but not yet remitted to the related Collection Account could be defeated.  We refer you to “Certain Legal Aspects of the Receivables—Security Interests” in this prospectus.

Accounts

The servicer will establish and maintain with the related Trustee or Indenture Trustee one or more accounts (each designated as a Collection Account), in the name of the Trustee or Indenture Trustee on behalf of the related securityholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield Supplement Account, Reserve Account, Prefunding Account or other form of credit enhancement will be deposited for payment to the related securityholders.

If so provided in the related prospectus supplement, the servicer will establish for each series of Securities an additional account, to be designated as a Payahead Account, in the name of the related Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement, Payments Ahead will be deposited until the time as the related payment becomes due.  Until that time as Payments Ahead are transferred from the Payahead Account to a Collection Account, they will not constitute collected interest or collected principal and will not be available for payment to the applicable noteholders or certificateholders.  The Payahead Account will initially be maintained with the applicable Indenture Trustee or Trustee.

Any other accounts to be established with respect to a Trust, including any Yield Supplement Account or any Reserve Account, will be described in the applicable prospectus supplement.

For any series of Securities, funds in the related Accounts will be invested, at the direction of the servicer, as provided in the related Sale and Servicing Agreement in Eligible Investments.

“Eligible Investments” mean, at any time, any one or more of the following obligations and securities:

(a)	direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(b)
demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank)and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from each rating agency hired by the sponsor in the highest investment category granted thereby;

(c)
commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each rating agency hired by the sponsor in the highest investment category granted thereby;

(d)
investments in money market funds having a rating from each rating agency hired by the sponsor in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Trustee or any of their respective affiliates is investment manager or advisor);

(e)	bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and

(g)
any other investment notice of which has been provided to each rating agency hired by the sponsor and no such rating agency has provided written notification within 10 Business Days of receipt of such notice that such action shall cause the then-current rating on any class of notes in a series to be qualified, reduced or withdrawn.

Eligible Investments are generally limited to investments acceptable to the rating agencies hired by the sponsor and rating the Securities as being consistent with the rating of those Securities, including obligations of the servicer and its affiliates, to the extent consistent with that rating.  Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature on or before the next payment date for that series.  However, to the extent permitted by the rating agencies hired by the sponsor, funds in any Account, except the Collection Account, may be invested in obligations or securities that will not mature prior to the next payment date with respect to those certificates or notes and will not be sold to meet any shortfalls.  Thus, the amount of cash in any Reserve Account or the Yield Supplement Account at any time may be less than the balance of the Reserve Account or the Yield Supplement Account, as the case may be.  If the amount required to be withdrawn from any Reserve Account or the Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the applicable prospectus supplement) exceeds the amount of cash in the Reserve Account or the Yield Supplement Account, as the case may be, a temporary shortfall in the amounts paid to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of that series.  Unless otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the servicer or the Depositor on each payment date and shall be the property of the servicer or the Depositor, as the case may be.

For each Trust, the Accounts will be maintained with the related Indenture Trustee or the Trustee so long as it is an Eligible Institution. If the related Indenture Trustee or the Trustee, as the case may be, ceases to be an Eligible Institution, then the servicer shall, on behalf of the Indenture Trustee or the Trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

Servicing Procedures

Each Sale and Servicing Agreement will provide that the servicer, for the benefit of each Trust, shall manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) in accordance with its customary and usual procedures.  The servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Trustees with respect to distributions, generating federal income tax information, making Advances and performing the other duties specified in the related Sale and Servicing.  The servicer may appoint a subservicer under the related Sale and Servicing Agreement. The servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.  Without limiting the generality of the foregoing, the servicer shall be authorized and empowered to execute and deliver, on behalf of itself, each Trust, the Trustee, the Indenture Trustee, the related securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles.  The servicer is authorized to commence, in its own name or in the name of the related Trust, Indenture Trustee, Trustee or the related securityholders, a legal proceeding to enforce a defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a defaulted Receivable.  If the servicer commences or participates in such a legal proceeding in its own name, the related Trust will be deemed to have automatically assigned such Receivable and the other related property of the Trust with respect to such Receivable to the servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant.  The servicer is also authorized and empowered under each Sale and Servicing Agreement to execute and deliver in the servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  If in any enforcement suit or legal proceeding it shall be held that the servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee on behalf of the related Trust shall, at the servicer’s expense and written direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Trust, the Indenture Trustee, the related noteholders or the related certificateholders.  The Trustee on behalf of the related Trust and the Indenture Trustee are required to furnish the servicer with any powers of attorney and other documents and take any other steps which the servicer may deem necessary or appropriate to enable the servicer to carry out its servicing and administrative duties under the Sale and Servicing Agreement.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any trust and will, consistent with the related Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself and others.

The servicer will be authorized to grant, in some circumstances,  rebates, adjustments or deferments with respect to a Receivable, but shall not, except pursuant to an order of a court of competent jurisdiction, waive the right to collect the unpaid balance of any Receivable.  However, if any modification of a Receivable extends the maturity of a Receivable beyond the final scheduled maturity date of the last maturing security issued by the applicable Trust, as set forth in the applicable prospectus supplement, the servicer will be obligated to purchase the Receivable as described below.

In addition, the servicer will covenant that, except as otherwise contemplated in the related agreement (including the provisions in the immediately two preceding paragraphs):

1.	it will not release any Financed Vehicle from the security interest granted in the related Receivable;

2.	it will do nothing to impair the rights of the Trust in the Receivables;

3.	it will not alter the APR of any Receivable; and

4.	it will not extend the maturity of a Receivable beyond the final scheduled maturity date of the last maturing security issued by the applicable Trust.

The servicer or the Trustee shall inform the other party and the Indenture Trustee promptly upon the discovery-of any breach by the servicer of the above obligations that would materially and adversely affect any Receivable.  Unless the breach is cured by the last day of the second collection period following the discovery (or, if the servicer so elects, the last day of the first collection period following the discovery), the servicer is required to purchase any Administrative Receivable materially and adversely affected by the breach from the Trust at a price equal to the Administrative Purchase Payment for that Receivable or at another price as set forth in the related prospectus supplement.

Upon the purchase of any Administrative Receivable, the servicer will for all purposes of the related Sale and Servicing Agreement be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable.  This purchase obligation will constitute the sole remedy available to the securityholders, the Indenture Trustee or the Trustee for any uncured breach by the servicer of the specified covenants.

If the servicer determines that eventual payment in full of a Receivable is unlikely, the servicer will follow its customary practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law.  We refer you to “Certain Legal Aspects of the Receivables” in this prospectus.

Insurance on Financed Vehicles

Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against losses.  The originator requires that the Centers supply information regarding such insurance coverage to the originator at the time of origination of the Receivables, but performs no verification of such coverage or of continued coverage after origination.  The originator will not be obligated to make payments to the Trust for any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the related purchase agreement.  Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms of their policies may vary.  The servicer is not required to monitor the maintenance of insurance.  A failure by an Obligor to maintain physical damage insurance will constitute a default under the related Receivable.  BMW FS does not force place insurance. We refer you to “BMW FS’ Financing Program—Physical Damage and Liability Insurance” in this prospectus.  In the event that the Obligor fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to noteholders which is not covered by amounts on deposit in the Reserve Account or by subordination of payments on the certificates to the extent described in this prospectus and the related prospectus supplement, the noteholders could suffer a loss on their investment.

Collections

Unless otherwise specified in the related prospectus supplement, with respect to each Trust, the servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the applicable collection period into the Collection Account not later than two Business Days after receipt.  However, if each condition to making monthly deposits as may be required by the related Sale and Servicing

Agreement (including, the satisfaction of specified ratings criteria by the servicer and the absence of any Servicer Default) is satisfied, the servicer may retain these amounts until the Business Day immediately preceding the related payment date.  The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings.  Except in some circumstances described in the related Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

The servicer or the seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust, if any, to the Collection Account on or before the Business Day immediately preceding the related payment date.

If the servicer were unable to remit the funds as described above, securityholders might incur a loss.  To the extent set forth in the applicable prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the seller or the servicer, as applicable.

Collections on or in respect of a Receivable made during a collection period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, deferment fees or other similar fees or charges will be applied first to any outstanding Advances made by the servicer with respect to the Receivable, and then to the related Scheduled Payment.  Any collections on or in respect of a Receivable remaining after those applications will be considered an excess payment.  Excess payments constituting a prepayment in full of Precomputed Receivables and any excess payments relating to Simple Interest Receivables will be applied as a prepayment in respect of the Receivable.  All other excess payments in respect of Precomputed Receivables will be held by the servicer (or if the servicer has not satisfied particular requirements, deposited in the Payahead Account), as a Payment Ahead.

Advances

Unless otherwise provided in the related prospectus supplement, if the Scheduled Payment due on a Precomputed Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, whether as the result of any deferment granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to the Precomputed Receivable, may be applied by the servicer to the extent of the shortfall and the Payments Ahead may be reduced accordingly.  If any shortfall remains, the servicer may make a Precomputed Advance to the Trust in an amount equal to the shortfall.  The servicer may not be obligated to make a Precomputed Advance to the extent that it determines, in its sole discretion, that the Precomputed Advance will not be recovered from subsequent collections on or in respect of the related Precomputed Receivable.  All Precomputed Advances may be reimbursable to the servicer, without interest, if and when a payment relating to a Receivable with respect to which a Precomputed Advance has previously been made is subsequently received (other than from Administrative Purchase Payments).  Upon the determination by the servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Precomputed Advances from collections on or in respect of other Precomputed Receivables.

In addition, if the Scheduled Payment on a Simple Interest Receivable, other than an Administrative Receivable or a Warranty Receivable, is not received in full by the end of the month in which it is due, the servicer may, subject to the limitations set forth below, make a Simple Interest Advance to the Trust in an amount with respect to the Simple Interest Receivable equal to the amount of such shortfall, which is generally equal to the product of the Principal Balance of the Simple Interest Receivable as of the first day of the related collection period and one-twelfth of its APR minus the amount of interest actually received on the Simple Interest Receivable during the related collection period, exclusive of amounts that the servicer has determined would be non-recoverable.  On each payment date, the servicer may reimburse itself for the outstanding amount advanced to the extent of actual collections of late scheduled payments, Warranty Purchase Payments and Administrative Purchase Payments.  In addition, unless otherwise set forth in the related prospectus supplement if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current collection period) may, up to the amount of outstanding Simple Interest Advances in respect of that Receivable, be deemed non-recoverable and paid to the servicer in reimbursement of the outstanding Simple Interest Advances.   No advances of principal will be made with respect to Simple Interest Receivables.  The servicer may not be obligated to make a Simple Interest Advance, to the extent that it determines, in its sole discretion, that such Simple Interest Advance will not be recovered from subsequent collections on or in respect of the related Simple Interest Receivable.

The servicer may make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a collection period on the Business Day immediately preceding the related payment date.  The related prospectus supplement will set forth the provisions to be contained in the related Sale and Servicing Agreement with regard to (i) the applicable dates when Advances must be deposited into the related Collection Account and (ii) and the reimbursement of non-recoverable Advances.

Servicing Compensation

Unless otherwise provided in the applicable prospectus supplement, the servicer will be entitled to receive as compensation for services rendered an amount equal to the aggregate principal balance of the Receivables as of the first day of the related collection period multiplied by the applicable Servicing Fee Rate (which is referred to in this prospectus supplement as the “Base Servicing Fee”) for each collection period.  The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior payment dates) will be paid solely to the extent of amounts available for that purpose as set forth in the applicable prospectus supplement.  However, the Base Servicing Fee will be paid prior to the payment of available amounts to the noteholders or the certificateholders of the given series.

Unless otherwise provided in the applicable prospectus supplement, the servicer will also be entitled to collect and retain any late fees, prepayment charges, deferment fees and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest or other investment income earned during a collection period from the investment of monies in certain accounts as specified in the applicable prospectus supplement as a Supplemental Servicing Fee.  Payments by or on behalf of Obligors will be allocated to Scheduled Payments and late fees and other charges in accordance with the servicer’s customary practices and procedures.  In addition, the servicer will be entitled to reimbursement from any given Trust for specified liabilities.  The servicer will be paid the Base Servicing Fee for each collection period on the payment date related to that collection period prior to the payment of interest on any class of notes.  However, unless otherwise specified in the applicable prospectus supplement, if each rating agency hired by the sponsor and rating a series of notes confirms that it will not reduce the rating of any class of notes in that series, as the case may be, the Base Servicing Fee in respect of a collection period (together with any portion of the Base Servicing Fee that remains unpaid from the prior payment dates) will be paid at the beginning of that collection period out of collections of interest on the related Receivables.

The Base Servicing Fee and the Supplemental Servicing Fee (collectively, the “Total Servicing Fee”) will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those Receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and monitoring the collateral.  The Total Servicing Fee also will compensate the servicer for administering the particular pool of Receivables, including making Advances, accounting for collections and furnishing monthly statements to the related Trustee and Indenture Trustee with respect to payments.

Distributions on the Securities

With respect to each series of Securities, beginning on the payment date specified in the applicable prospectus supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those Securities entitled to payments of principal and interest will be made by the applicable Indenture Trustee to the noteholders and by the applicable Trustee to the certificateholders of that series.  The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all payments to each class of certificateholders of that series will be set forth in the applicable prospectus supplement.

With respect to each Trust, on each payment date, collections on the related Receivables will be withdrawn from the related Collection Account, based upon information provided by the servicer, and will be paid to the noteholders and/or certificateholders to the extent provided in the applicable prospectus supplement.  Credit enhancement, such as a Reserve Account, may be available to cover any shortfalls in the amount available for payment to the securityholders on that date to the extent specified in the applicable prospectus supplement.  As more fully described in the applicable prospectus supplement,

1.	payments of principal of a class of Securities of a given series will be subordinate to payments of interest on that class;

2.
payments in respect of one or more classes of certificates of that series may be subordinate to payments in respect of notes, if any, of that series or other classes of certificates of that series; and

3.	payments in respect of one or more classes of notes of that series may be subordinated to payments in respect of other classes of notes of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, with respect to each class of Securities of a given series, if any, will be set forth in the applicable prospectus supplement.  If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, excess interest, Reserve Accounts, Yield Supplement Accounts, over-collateralization to cover either or both credit risk or yield enhancement, letters of credit, cash collateral accounts, surety bonds, guaranteed investment contracts, currency or interest rate swap agreements, certain repurchase obligations, cash deposits, credit or liquidity facilities or any combination of the foregoing.  If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series.

The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due on those Securities and to decrease the likelihood that the securityholders will experience losses.  Credit or cash flow enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Securities.  If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the applicable prospectus supplement.  In addition, if a form of credit enhancement covers more than one class of Securities, securityholders of any of that class will be subject to the risk that that credit enhancement will be exhausted by the claims of securityholders of other classes.

Subordination of Principal and Interest.  As further described in the related prospectus supplement, payments of interest on certain classes of notes will be subordinated to payments of interest on other classes of more senior notes, and, in certain circumstances, to payments of principal on such classes of more senior notes.  In addition, payments of principal on certain classes of notes will be subordinated to payments of interest and principal on other classes of more senior notes.

Excess Interest. More interest is expected to be paid by the Obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the notes for each collection period, as described in the accompanying prospectus supplement. Any such excess in interest payments from Obligors will serve as additional credit enhancement.

Reserve Account.  If provided in the applicable prospectus supplement, pursuant to the related Sale and Servicing Agreement, the Depositor or a third party will establish for a series or class of Securities an account, as specified in the applicable prospectus supplement, which may be designated as a “Reserve Account” (the “Reserve Account”), which will be maintained with the related Trustee or Indenture Trustee, as applicable.  Unless otherwise specified in the prospectus supplement, the Reserve Account will be funded by an initial deposit by the Depositor or a third party on the closing date in the amount set forth in the applicable prospectus supplement.  To the extent provided in the applicable prospectus supplement, the amount on deposit in the Reserve Account will be increased on each payment date thereafter up to the Specified Reserve Account Balance (as defined in the applicable prospectus supplement) by the deposit in the Reserve Account of the amount of collections on the related Receivables remaining on each payment date after all specified prior payments on that date have been made.  The applicable prospectus supplement will describe the circumstances and manner under which payments may be made out of the Reserve Account, either to holders of the Securities covered by that prospectus supplement or to the Depositor or a third party.  Monies on deposit in the Reserve Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement.

Yield Supplement Account.  A “Yield Supplement Account” may be established with respect to any class or series of Securities.  The terms relating to any Yield Supplement Account will be set forth in the applicable prospectus supplement.  Each Yield Supplement Account will be designed to hold funds to be applied by the related Indenture Trustee, to provide payments to securityholders in respect of Receivables that have APRs less than the Required Rate.  Unless otherwise specified in the applicable prospectus supplement, each Yield Supplement Account will be maintained with the same entity with which the related Collection Account is maintained and will be created on the related closing date with an initial deposit in an amount and by the Depositor or other person specified in the applicable prospectus supplement.

On each payment date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount calculated as specified in the applicable prospectus supplement (which is referred to in this prospectus as a “Yield Supplement Deposit”) in respect of the Receivables having APRs less than the Required Rate for that payment date.  Unless otherwise specified in the applicable prospectus supplement, amounts on deposit on any payment date in the Yield Supplement Account in excess of the Required Yield Supplement Amount, as specified in the applicable prospectus supplement, after giving-effect to all payments to be made on that payment date, will be released to the Depositor.  The Depositor or other person specified in the applicable prospectus supplement will not have any obligation after the related closing date to deposit any amounts into the Yield Supplement Account after the related closing date even if the amount on deposit in that account is less than the Required Yield Supplement Amount.  Monies on deposit in the Yield Supplement Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Trust Agreement.

Over-collateralization.  Over-collateralization is the excess of the aggregate principal balance of the Receivables over the aggregate principal balance of the Securities. Over-collateralization may be created by the initial or subsequent deposit of Receivables or may build over time from the application of certain excess cash amounts generated by the Receivables to accelerate the amortization of the applicable class or classes of Securities.

Letter of Credit.  A letter of credit, which will be issued by a bank or other financial institution, may be issued in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the Receivables. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest.

Cash Collateral Account.  The related prospectus supplement may provide that upon the occurrence of an event of default by the servicer, a segregated cash collateral account may be established as security for the servicer’s obligations under the Sale and Servicing Agreement or the Pool and Servicing Agreement, as the case may be.

Surety Bond.  The related prospectus supplement may provide that the Trust will enter into agreements with an insurer for the purpose of guaranteeing payments of principal and/or interest on the Securities.  If, on the date so specified in the prospectus supplement, the amount on deposit in the Collection Account after giving effect to all amounts deposited to or payable from a Payahead Account, a prefunding account or a capitalized interest agreement with respect to the related payment date, is less than the sum of the Base Servicing Fee, and amounts due to securityholders on the related payment date, the Trustee by delivering a notice to the insurer shall demand payment under the surety bond in an amount equal to the deficiency.  The applicable prospectus supplement will describe the circumstances and manner under which payments may be made under the surety bond, either to securityholders, or the Trustee or the Indenture Trustee, as the case may be.

Guaranteed Investment Contracts.  If specified in the related prospectus supplement, specified available funds may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity.

Derivative Agreements. If specified in a related prospectus supplement, a Trust may enter into one or more currency or interest rate swap agreements to reduce its exposure to currency and/or interest rate risks or to offset basis risk between Receivables that pay based on one index and Securities that pay based on a different index.  Each Trust may also purchase an interest rate cap agreement to protect against interest rate risks.  In addition, and if specified and described in the related prospectus supplement, the related Trust may enter into derivative agreements that can take the form of an interest rate floor agreement.  Each such currency swap, floor or cap agreement will be entered into with a counterparty acceptable to the rating agencies hired by the sponsor and will contain such terms as are usual and customary for derivative transactions of these type.  The related prospectus supplement will set forth the material provisions of each such swap, floor or cap agreement and will contain certain information regarding each counterparty.  In addition, the related prospectus supplement will set forth the “significance estimate” and “significance percentage” of such derivative agreement and all other information (including financial information pertaining to the counterparty, to the extent required) as set forth in Regulation AB Items 1115(a) and (b).

Repurchase Obligations.  Each Dealer Agreement obligates the related Center or other Dealer to repurchase any Contract BMW FS or BMW Bank financed for the outstanding principal balance of that Contract, if the Center or other Dealer breaches specific representations and warranties as set forth in the Dealer Agreement.  The representations and warranties typically relate to the origination of the Contract and the security interest in the related Financed Vehicle and not the creditworthiness of the Obligor under the Contract.  In addition, BMW FS will be required to repurchase Receivables from the trust if there is a breach of a representation or warranty relating to those Receivables that materially adversely affects those Receivables and the breach is not timely cured.  Unless otherwise set forth in the related prospectus supplement, the servicer may also be required to purchase Receivables from the trust if it breaches certain of its servicing obligations with respect to those Receivables and the breach is not timely cured.

Cash Deposits. The depositor may fund accounts or may otherwise provide cash deposits to provide additional funds that may be applied to make payments on the securities issued by the trust. Any such arrangements will be disclosed in the accompanying prospectus supplement.

Credit or Liquidity Facilities.  Issued by a financial institution or other entity, any such facility will cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the applicable trust, if so provided in the related prospectus supplement.

Net Deposits

As an administrative convenience, as long as specified conditions are satisfied, the servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any Trust for or with respect to the related collection period net of payments to be made to the servicer with respect to that collection period.  The servicer may cause to be made a single, net transfer to the Collection Account.  The servicer, however, will account to the Trustee, any Indenture Trustee, the noteholders, if any, and the certificateholders with respect to each Trust as if all deposits, payments and transfers were made individually.  If the related payment dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the same payment date for the applicable collection period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a payment date.

Statements to Trustees and the Trust

On a date on or prior to each payment date, to be specified in the applicable prospectus supplement, the servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information that is required to be provided in the periodic reports provided to securityholders of that series described under “—Statements to Securityholders” below.

Statements to Securityholders

With respect to each series of Securities that includes notes, on or prior to each payment date, the servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related noteholders on that payment date.  In addition, on or prior to each payment date, the servicer will prepare and provide to the related Trustee of each Trust, a statement to be delivered to the certificateholders.  Each statement to be delivered to securityholders will include (to the extent applicable) the following information (and any other information so specified in the applicable prospectus supplement) as to the notes of that series and as to the certificates of that series with respect to that payment date:

1.	the amount of the collections allocable to the principal balance of each class of those notes and to the Certificate Balance of each class of those certificates;

2.	the amount of the collections allocable to interest on each class of Securities of that series;

3.	the amount of the distribution allocable to the Yield Supplement Deposit, if any;

4.
the number of and the aggregate Principal Balance of the Receivables as of the close of business on the first day and last day of the related collection period after giving effect to payments allocated to principal reported under clause (1) above;

5.	the amount of the Total Servicing Fee paid to the servicer with respect to the related collection period;

6.	the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding payment date for any class of notes or certificates of that series with variable or adjustable rates;

7.
the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall, the Certificateholders’ Interest Carryover Shortfall and the Certificateholders’ Principal Carryover Shortfall (each as defined in the applicable prospectus supplement), if any, in each case as applicable to each class of Securities;

8.
the aggregate principal balance of the notes outstanding and the note pool factor for each class of those notes, and the Certificate Balance and the certificate pool factor for each class of those certificates, each after giving effect to all payments reported under clause (1) above on that date;

9.	the amount of non-recoverable Advances on that payment date;

10.	the balance of any related Reserve Account on that date, after giving effect to changes to the related Reserve Account on that date and the amount of those changes;

11.	the amount of fees and expenses to be paid by the applicable Trust to each Trustee and Indenture Trustee, if not directly paid by the servicer;

12.	the Available Amounts, as that term is defined in the prospectus supplement;

13.
the amount available under the servicer’s letter of credit, surety bond or insurance policy, as provided in the Sale and Servicing Agreement, if any, and the amount as a percentage of the aggregate Principal Balance of the Receivables as of the last day of that collection period;

14.	payments to and from third party credit enhancement providers, if any;

15.	amounts, if any, on deposit in the prefunding account and the amount withdrawn from the prefunding account since the previous payment date to purchase additional Receivables;

16.	amounts, if any, on deposit in the Yield Supplement Account after giving effect to changes thereto on that date and the amount of those changes;

17.	the applicable record date, determination date, accrual period and payment date for each class of Securities of that series;

18.	the pool characteristics as of the last day of the related collection period, including, but not limited to, the weighted average Interest Rate and weighted average remaining term to maturity;

19.	delinquency and loss information for the related collection period; and

20.
any addition or removal of Receivables in connection with a prefunding or revolving period (and, in the case of additions, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new Receivables).

Each amount set forth in subclauses (1), (2) and (7) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal balance of each class of notes or the original Certificate Balance of each class of certificates, as the case may be.

Copies of the statements may be obtained by the securityholders by delivering a request in writing addressed to the applicable Trustee at its address set forth in the applicable prospectus supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the applicable Indenture Trustee or Trustee, upon written request, will mail to each person who at any time during that calendar year has been a noteholder or certificateholder, as applicable, with respect to that Trust and received any payment a statement containing information for the purposes of that securityholder’s preparation of federal income tax returns.  We refer you to “Material Income Tax Consequences” in this prospectus.

Evidence as to Compliance

Each Sale and Servicing Agreement will provide that the servicer will be required to furnish to the related Trust and the Administrator an annual servicer report detailing the servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions for the twelve-month period ending the end of each fiscal year of the Trust (or in the case of the first report, from the related closing date). The servicer’s assessment report will also identify any material instance of noncompliance.

Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust, the Administrator and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance in all material respects by the servicer during the preceding twelve months (or, in the case of the first statement, from the applicable closing date, which may be longer or shorter than twelve months) with specified standards relating to the servicing of the applicable Receivables.

Each Sale and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of the accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the Sale and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first certificate, from the closing date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default.  The servicer has agreed to give each Indenture Trustee and each Trustee notice of specified Servicer Defaults under the related Sale and Servicing Agreement, as applicable.

Copies of the statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable Trustee.

Certain Matters Regarding the Servicer

Each Sale and Servicing Agreement will provide that BMW FS may not resign from its obligations and duties as servicer under those documents, except upon BMW FS’ determination that its performance of those duties is no longer permissible under applicable law.  No resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed BMW FS’ servicing obligations and duties under the related Sale and Servicing Agreement.

Each Sale and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of a breach of the agreement or willful misfeasance, bad faith or negligence in the performance of the servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document.  In addition, each Sale and Servicing Agreement will provide that the servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.  The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement with respect to the rights and duties of the parties to the related Sale and Servicing Agreement and the interests of the securityholders under the applicable agreement.  In that event, the legal expenses and costs of that action and any liability resulting from that course of action will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed for those costs and liabilities.

Under the circumstances specified in each Sale and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer will be the successor of the servicer under the related Sale and Servicing Agreement.

In addition, the servicer will indemnify the Trust, the Depositor, the securityholders and the Trustee or the Indenture Trustee and any of the officers, directors, employees or agents of the Trust, the Depositor, the securityholders and the Trustee or the Indenture Trustee for any loss, claim, damage or expense that may be incurred by it as a result of any act or omission by the servicer in connection with the performance of its duties under the related Sale and Servicing Agreement but only to the extent such liability arose out of the servicer’s negligence, willful misfeasance, bad faith or recklessness.

The related prospectus supplement will set for the provisions to be contained in the related Sale and Servicing Agreement regarding how transition expenses will be funded.

Servicer Default

Except as otherwise provided in the related prospectus supplement, a Servicer Default under each Sale and Servicing Agreement will consist of the following:

1.
any failure by the servicer to deposit in or credit to the Collection Account any required payment and that failure continues unremedied for five Business Days after discovery of that failure by the servicer or after receipt of written notice by the servicer;

2.
failure on the part of the servicer duly to observe or perform, in any material respect, any covenants or agreements of the servicer set forth in the Sale and Servicing Agreement, which failure (i) materially and adversely affects the rights of the Securityholders and (ii) continues unremedied for a period of 60 days after discovery of such failure by the servicer or after the date on which written notice of such failure requiring the same to be remedied shall have been given to the servicer by any of the Trustee, the Indenture Trustee or securityholders evidencing not less than 50% of the aggregate principal balance of the most senior class of Securities then outstanding;

3.	the occurrence of an Insolvency Event with respect to the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) for a period of 45 days or under clause (2) for a period of 90 days, will not constitute a Servicer Default if that failure or delay was caused by force majeure or other similar occurrence.

Rights Upon Servicer Default

Unless otherwise provided in the related prospectus supplement, so long as a Servicer Default remains unremedied, the related Indenture Trustee may, or at the direction of holders of notes of the related series evidencing not less than 50% of the principal balance of the most senior notes then outstanding will, terminate all the rights and obligations of the servicer under the Sale and Servicing Agreement, and at that time or following the resignation of the Servicer, the Indenture Trustee or a successor servicer appointed by the Indenture Trustee or the holders of at least 50% of the aggregate principal balance of the most senior notes then outstanding will succeed to all the responsibilities, duties and liabilities of the servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

If that Indenture Trustee or Trustee is unwilling or unable to so act, it, the Trustee or holders of 50% of the aggregate principal balance of the most senior notes outstanding may petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables.  The related Indenture Trustee or the Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor servicer under the related Sale and Servicing Agreement and all references in the related Sale and Servicing Agreement to the servicer shall apply to that successor servicer.  The predecessor servicer will cooperate with the Trustee or Indenture Trustee, as applicable, and any successor servicer in effecting the termination of the predecessor servicer’s responsibilities and rights under the related Sale and Servicing Agreement, as applicable, including providing the Trustee, the Indenture Trustee and successor servicer, as applicable, all documents and records necessary to enable the successor servicer to perform the servicing functions under the related agreement. Notwithstanding termination, the servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.  Upon payment in full of the principal of and interest on the notes, the certificateholders will succeed to the rights of the noteholders with respect to removal of the servicer.

However, if the servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of a bankruptcy or insolvency proceedings has occurred, that Indenture Trustee, those noteholders, that Trustee or those certificateholders, as applicable, may not be able to effect a transfer of servicing as described above.

Waiver of Past Defaults

Unless otherwise provided in the applicable prospectus supplement:

•
the holders of not less than a majority of the aggregate principal balance of the most senior notes then outstanding (but excluding for purposes of calculation and action all notes held by the Depositor, the servicer or any of their affiliates); or

•
in the case of any Servicer Default that does not adversely affect the related indenture trustee or the related noteholders or if the notes of the related series are no longer outstanding, the holders of certificates of that series (or relevant class or classes of certificates of the series) evidencing a majority of the aggregate Certificate Percentage Interest of those certificates then outstanding;

may, on behalf of all those noteholders or certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with that Sale and Servicing Agreement.  No waiver will impair those noteholders’ or certificateholders’ rights with respect to subsequent defaults.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to that Transfer and Servicing Agreement, without the consent of the related noteholders or certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that Transfer Agreement and Servicing Agreement or of modifying in any manner the rights of the securityholders thereunder; provided, that any amendment will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder; provided, further, that such action will be deemed not to adversely affect in any material way the interests of any noteholder and no opinion will be needed if no rating agency hired by the sponsor and rating the notes of the related series (after notice of such amendment) has provided written notification within 10 Business Days of receipt of such notice that such action shall cause the then-current rating of any class of notes to be qualified, reduced or withdrawn.

Each of the Transfer and Servicing Agreements may also be amended from time to time by the parties to that Transfer and Servicing Agreement with the consent of the noteholders evidencing at least a majority of the aggregate principal balance of the most senior notes outstanding and the certificateholders evidencing a majority of the Certificate Percentage Interest, as applicable, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the securityholders, including changing the manner in which the related Reserve Account is funded or eliminating the related Reserve Account, changing any other form of credit enhancement or changing the remittance schedule for depositing collections to the related accounts (other than as specified in the related prospectus supplement); provided, that, without the consent of the holders of all of the outstanding notes and/or certificates, as applicable, the amendment may not:

•
increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the noteholders and/or certificateholders; or

•	reduce the aforesaid percentage of the notes or certificates that is required to consent to the amendment.

If specified in the related Transfer and Servicing Agreements, the applicable Trustee may be entitled to receive an opinion of counsel stating that the execution of such amendment is authorized or permitted by the related Transfer and Servicing Agreement.

List of Securityholders

Three or more holders of the certificates of any class in a series or one or more holders of those certificates of that class evidencing not less than 51% of the Certificate Balance of those certificates may, by written request to the related Trustee, obtain access to the list of all certificateholders maintained by that Trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or under those certificates.

Three or more holders of the notes of any class each of whom has owned a note of the series for at least six months may, by written request to the applicable Indenture Trustee, obtain access to the list of all noteholders of the series maintained by the Indenture Trustee for the purpose of communicating with other noteholders of that series with respect to their rights under the indenture or the notes. The Indenture Trustee may elect not to afford the requesting noteholders access to the list of those noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the series of record.

No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of securityholders.

Insolvency Event

Each Trust Agreement will provide that the related Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all certificateholders (including the Depositor) of that Trust and the delivery to that Trustee by each certificateholder (including the Depositor) of a certificate certifying that that certificateholder reasonably believes that that Trust is insolvent.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.

Termination

The respective obligations of the Depositor, the servicer, the originator (so long as BMW FS has rights or obligations under the related Transfer and Servicing Agreement), the related Trustee and the related Indenture Trustee, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon the earlier of:

•	the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables;

•	the payment to securityholders of all amounts required to be paid to them pursuant to the related agreement; or

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the purchase by the servicer, pursuant to the terms of the Sale and Servicing Agreement of all of the Receivables as of the end of any collection period after the aggregate Principal Balance of the Receivables in that pool is reduced to [_____]% or less of the initial aggregate Principal Balance of such Receivables as of the related Cutoff Date (plus, if specified in the related prospectus supplement, any amounts on deposit in a prefunding account) (or other level as may be provided in the applicable prospectus supplement) for an amount equal to the Redemption Price.

The Trustee and Indenture Trustee will give written notice of termination to each securityholder of record.  The final distribution to any securityholder will be made only upon surrender and cancellation of that holder’s Security at any office or agency of the Trustee or Indenture Trustee, as applicable, specified in the notice of termination.  Any funds remaining in the Trust, after the Trustee or the Indenture Trustee, as applicable, have taken measures to locate a securityholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law to the Depositor or the Trust, respectively.

In connection with the termination of any Trust, the assets of that Trust will be liquidated and the proceeds from any liquidation, and amounts held in related Accounts, will be applied to pay the notes and the certificates of the related series in full, to the extent of amounts available.

Any outstanding notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement will effect early retirement of the certificates of that series.

Administration Agreement

The Administrator will enter into an agreement (as amended and supplemented from time to time, an “Administration Agreement”) with each Trust and the related Indenture Trustee.

Under each Administration Agreement, the Administrator will agree to perform all the duties of the related Trust and the Trustee under the Indenture, the depository agreement and the Sale and Servicing Agreement, the Trust Agreement and the other related agreements to which the Trust is a party.  The Administrator will monitor the performance of the Trust and shall advise the Trustee when action is necessary to comply with the respective duties of such Trust and the Trustee under the Indenture and the depository agreement. The Administrator shall prepare, or shall cause the preparation by other appropriate persons of, and will execute all such documents, reports, notices, filings, instruments, certificates and opinions that it shall be the duty of such Trust or the Trustee to prepare, file or deliver.

In addition, the Administrator shall take (or cause to be taken) all appropriate action that each Trust or the Trustee is required to take pursuant to the related Indenture including, among other things:

•	the preparation of or obtaining of the documents and instruments required for authentication of the notes and delivery of the same to the Indenture Trustee;

•	the notification of noteholders and the rating agencies hired by the sponsor of the final principal payment on the notes;

•	the preparation of definitive notes in accordance with the instructions of the applicable clearing agency;

•	the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral;

•	the maintenance of an office in the city of New York, for registration of transfer or exchange of the notes;

•	the duty to cause newly appointed paying agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust;

•	the direction to the Indenture Trustee to deposit monies with paying agents, if any, other than the Indenture Trustee;

•	the obtaining and preservation of each Trust’s qualifications to do business in each state where such qualification is required,

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the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the related Trust property;

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the delivery of the opinion of counsel on the closing date and the annual delivery of opinions of counsel as to the Trust property, and the annual delivery of the officer’s certificate and certain other statements as to compliance with the Indenture;

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the notification of the Indenture Trustee and the rating agencies hired by the sponsor of each Servicer Default and, if such Servicer Default arises from the failure of the servicer to perform any of its duties or obligations under the servicing agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure;

•	the notification of the Indenture Trustee of the appointment of a successor servicer;

•	the notification of the Indenture Trustee and the rating agencies hired by the sponsor of each Event of Default under the Indenture;

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the monitoring of the related Trust’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an officer’s certificate and the obtaining of the opinion of counsel and the independent certificate relating thereto;

•	the compliance with the Indenture with respect to the sale of the Trust property in a commercially reasonable manner if an Event of Default shall have occurred and be continuing;

•	the preparation of all required documents and delivery to noteholders of notice of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee;

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the preparation and delivery to the Indenture Trustee for delivery to each noteholder such information as may be required to enable such holder to prepare its federal and state income or franchise tax returns;

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provide reasonable and appropriate assistance to the Depositor or its designee (including the Indenture Trustee) with respect to the filing with the SEC, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the SEC and any applicable state agencies and the transmission of such summaries, as necessary, to the noteholders;

•	the opening of one or more accounts in the related Indenture Trustee’s name and the taking of all other actions necessary with respect to investment and reinvestment of funds in the accounts;

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the preparation of issuer requests, the obtaining of opinions of counsel and the certification to the Indenture Trustee with respect to the execution of supplemental indentures and the mailing to the noteholders of notices with respect to such supplemental indentures;

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the duty to notify noteholders and the rating agencies hired by the sponsor of redemption of the notes or to cause the Indenture Trustee to provide such notification pursuant to an optional purchase by the servicer; and

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the preparation and delivery of all officer’s certificates, opinions of counsel and independent certificates with respect to any requests by the related Trust to the Indenture Trustee to take any action under the Indenture.

To the extent any notice must be delivered to the rating agencies hired by the sponsor by the issuing entity, the Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the rating agencies hired by the sponsor.

In addition, and unless otherwise specified in the related prospectus supplement, it will be the obligation of the Administrator to:

•	pay the related trustee fees for each Trust;

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reimburse each Trustee and Indenture Trustee for its expenses, disbursements and advances incurred by each such trustee in accordance with the Indenture or Trust Agreement, as applicable, except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith; and

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indemnify each Trustee and Indenture Trustee and their respective agents for, and hold them harmless against, any loss, liability or expense incurred without negligence (with respect to the Indenture Trustee), or gross negligence (with respect to the Trustee), willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the applicable agreements, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder.

As compensation for the performance of the Administrator’s obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount that will be set forth in the applicable prospectus supplement, which fee may be paid by the servicer out of the Total Servicing Fee.

Certain Legal Aspects of the Receivables

General

The transfer of the Receivables to the applicable Trust or Trustee, as applicable, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Receivables will be either “tangible chattel paper” or “electronic chattel paper,” (collectively, “chattel paper”) each as defined in the UCC.  The servicer and the Depositor will take the necessary actions to perfect the rights of the applicable Trustee or Indenture Trustee in the Receivables, including the filing of financing statements pursuant to the UCC to perfect the transfers of the Receivables from BMW FS to the Depositor, from the Depositor to the Trust and from the Trust to the Indenture Trustee.  If, however, another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust’s interest, and takes possession of the Receivables in tangible form or obtains “control” of the authoritative copy of the contracts in electronic form, that purchaser would acquire an interest in the Receivables superior to the interest of the Trust.   The servicer and the Depositor will also take the actions described below to protect the rights of the applicable Trustee or Indenture Trustee in the Financed Vehicles.

Security Interests in Financed Vehicles

General.  In states in which Contracts, including the Receivables, evidence the credit sale of motor vehicles by Dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC.  Perfection of security interests in financed motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located.  In most states, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party’s lien on the motor vehicle’s certificate of title.

All Contracts acquired from Centers name BMW FS or BMW Bank as obligee or assignee and as the secured party.  BMW FS also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of that certificate of title.  Because BMW FS continues to service the Contracts as servicer under the Sale and Servicing Agreement, the Obligors on the contracts will not be notified of the sale from BMW FS to the Depositor or the sale from the Depositor to the related Trust. The Receivables prohibit the sale or transfer of the Financed Vehicle without the consent of the related Dealer or its assignee.

Perfection.  Pursuant to the related purchase agreement, BMW FS will sell and assign its security interest in the Financed Vehicles to the Depositor and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement, as applicable, the Depositor will assign its security interest in the Financed Vehicles to that Trust and, if applicable, the Trust will assign its interest to the Indenture Trustee.  However, because of the administrative burden and expense, none of BMW FS, the Depositor or the related Trustee will amend any certificate of title to identify that Trust as the new secured party on that certificate of title relating to a Financed Vehicle and accordingly BMW FS or BMW Bank will continue to be named as the secured party.  As a result and as discussed below, the security interest of the Trust could be deemed to be unperfected.  However, UCC financing statements with respect to the transfer to the Depositor of BMW FS’ security interest in the Financed Vehicles and the transfer to the Trust of the Depositor’s security interest in the Financed Vehicles, and if applicable the pledge to the Indenture Trustee of the Trust’s security interest in the Financed Vehicles will be filed.  In addition, the servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that Trust pursuant to the related Sale and Servicing Agreement.  We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

In most states, an assignment of contracts and interest in motor vehicles such as that under each purchase agreement or each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party.  Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, the security interest of that Trust in the vehicle could be defeated through fraud or negligence because the Trust will not be listed as lienholder on the certificates of title.  In those states, in the absence of fraud or forgery by the motor vehicle owner or the servicer or administrative error by state or local agencies, the notation of BMW FS’, as applicable, lien on the certificates of title will be sufficient to protect that Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle.  In each purchase agreement, BMW FS will represent and warrant, and in each Sale and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle.  If there are any Financed Vehicles as to which BMW FS failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the Trust’s interest in the related Receivables, however, it would constitute a breach of the representations and warranties of BMW FS under the related purchase agreement or under the related Sale and Servicing Agreement.  Accordingly, pursuant to the related Sale and Servicing Agreement and the related purchase agreement, BMW FS would be required to repurchase the related Receivable from the Trust unless the breach was cured.  Pursuant to each Sale and Servicing Agreement, the Depositor will assign to the related Trust its rights to cause BMW FS to purchase that Receivable under the related purchase agreement.  We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “Risk Factors—Interests of other persons in the receivables and Financed Vehicles could be superior to the trust’s interest, which may result in reduced payments on your securities” in this prospectus.

Continuity of Perfection.  Under the laws of most states, the perfected security interest in a motor vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state.  A majority of states generally require surrender of a certificate of title to reregister a motor vehicle.  In those states (for example, California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related Contract to surrender possession of the certificate of title.  In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (for example, Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title.  Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.  However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien.  Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.  In the ordinary course of servicing the Receivables, BMW FS will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation.  Similarly, when an Obligor sells a Financed Vehicle, BMW FS must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.  Under each Sale and Servicing Agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Trust’s interest in the Receivable.

Priority of Liens Arising by Operation of Law.  Under the laws of most states (including California), possessory liens for repairs and storage performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a Financed Vehicle.  The Code also grants priority to specified federal tax liens over the lien of a secured party.  In addition, certain states grant priority to state tax liens over a perfected lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.  BMW FS will represent and warrant to the Depositor in each purchase agreement, and the Depositor will represent and warrant to the Trust in each Sale and Servicing Agreement, that, as of the related closing date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle.  However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable.  No notice will be given to the Trustee, any Indenture Trustee, any noteholders or any certificateholders in respect of a given Trust if a lien arises or confiscation occurs that would not give rise to the BMW FS’ repurchase obligation under the related Sale and Servicing Agreement or under the related purchase agreement.

Repossession

In the event of a default by an Obligor, the holder of the related retail Contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws.  Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.  Unless a motor vehicle financed by BMW FS is voluntarily surrendered, self-help repossession is the method employed by BMW FS in most states and is accomplished simply by retaking possession of the Financed Vehicle.  In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify that Obligor of the default and the intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession.  Generally, this right to cure may only be executed on a limited number of occasions during the term of the related Receivable.  Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although, in some states a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).  In some states, an Obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of default by an Obligor under a Contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of among other things the date, time and place of any public sale or other disposition and/or the date after which any private sale or other disposition of the collateral may be held and certain additional information if the collateral constitutes consumer goods.  In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices.  In most states, an Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus,  in some jurisdictions, reasonable attorneys’ fees and legal expenses.  In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of repossessed motor vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness.  While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments.  In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the UCC provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.  However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.  Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.  In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt.  Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.  Occasionally, after resale or other disposition of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.

Certain Bankruptcy Considerations

In structuring the transactions contemplated by this prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by BMW FS, as the originator, under the Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”), will result in consolidation of the assets and liabilities of the Depositor with those of the originator.  These steps include the creation of the Depositor as a wholly owned, limited purpose subsidiary pursuant to its limited liability company agreement containing limitations, including restrictions on the nature of the Depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its members and of all of the independent directors of the special member.  In addition, to the extent that the Depositor granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of BMW FS and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud BMW FS or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of BMW FS.

However, delays in payments on the Securities and possible reductions in the amount of those payments could occur if:

(A)	a court were to conclude that the assets and liabilities of the Depositor should be consolidated with those of BMW FS in the event of the application of applicable Insolvency Laws to BMW FS;

(B)	a filing were made under any Insolvency Law by or against the Depositor; or

(C)	an attempt were to be made to litigate any of the foregoing issues.

On each closing date, counsel to the Depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to, facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of BMW FS under Title 11 of the Bankruptcy Code, the assets and liabilities of the Depositor would not properly be substantively consolidated with the assets and liabilities of the estate of BMW FS.  Among other things, that opinion will assume that each of the Depositor and BMW FS will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other.  The Depositor and BMW FS intend to follow these and other procedures related to maintaining their separate corporate identities.  However, there can be no assurance that a court would not conclude that the assets and liabilities of the Depositor should be consolidated with those of BMW FS.

BMW FS will warrant in each purchase agreement that the sale of the related Receivables by it to the Depositor is a valid sale.  Notwithstanding the foregoing, if BMW FS were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Depositor should instead be treated as a pledge of those Receivables to secure a borrowing by BMW FS.  If a court were to reach this conclusion, or a filing were made under any Insolvency Law by or against the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the notes (and possible reductions in the amount of payments) could occur.  In addition, if the transfer of Receivables to the Depositor is treated as a pledge instead of a sale, a tax or government lien on the property of BMW FS arising before the transfer of a Receivable to the Depositor may have priority over the Depositor’s interest in that Receivable.  Also, while BMW FS is the servicer, cash collections on the Receivables may be commingled with general funds of BMW FS and, in the event of a bankruptcy of BMW FS, a court may conclude that the Trust does not have a perfected interest in those collections.

BMW FS and the Depositor will treat the transactions described in this prospectus as a sale of the Receivables to the Depositor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of, and limitations on, contract terms, as well as collection practices and creditor remedies.  These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, as amended, the Military Reservist Relief Act of 1991, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts and other similar laws.  Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  A successful claim under a lemon law could result in, among other things, the termination of the related Contract and/or the requirement that all or a portion of payments previously paid by the Obligor be refunded.  The failure by the applicable originator to comply with these regulations may give rise to liabilities on the part of the trust.  To the extent a court holds a trust liable for violating consumer protection laws, the trust could be required to make payments to Obligors on the Receivables. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts including the Receivables.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller, and specified creditors and their assignees, in a consumer credit transaction to all claims and defenses that the Obligor in the transaction could assert against the seller of the goods.  Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the Obligor.

Most of the Receivables will be subject to the requirements of the FTC Rule.  Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle.  As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable.  Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale.  Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading.  If the seller is not in compliance with the FTC Rule, is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an obligor may be able to assert a defense against the seller of the vehicle.  If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of BMW FS’ representations and warranties under the related Sale and Servicing Agreement or under the related purchase agreement and would, if the breach materially and adversely affects the Receivable or the interests of the securityholders, create an obligation of BMW FS to repurchase the Receivable unless the breach is cured.  We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances.  These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the

United States.  Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to Obligors.

From time to time, BMW FS has been involved in litigation under consumer protection laws.  In addition, substantially all of the motor vehicle contracts originated by BMW FS in California after 1990 (the “California Contracts”) provided that the contract may be rescinded by the related Center if the Center is unable to assign the contract to a lender within ten days of the date of the contract.  As of the date of this prospectus, the ten-day rescission period had run in respect of all of the California Contracts in which the rescission provision appears.  Although there is authority, which is not binding upon any court, providing that a conditional sale contract containing such a provision does not comply with California law and would render the contract unenforceable, to the Depositor’s and BMW FS’ knowledge, the issue has not been presented before any California court.  On the closing date, the Depositor will receive an opinion of counsel to the effect that all of the California Contracts are enforceable under California law and applicable federal laws.

BMW FS will represent and warrant under each purchase agreement and each Sale and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects.  Accordingly, if an Obligor has a claim against a Trust for violation of any law and that claim materially and adversely affects that Trust’s interest in a Receivable, that violation would constitute a breach of the representations and warranties of BMW FS under the purchase agreement and the related Sale and Servicing Agreement and would create an obligation of BMW FS to repurchase the Receivable unless the breach is cured.  We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment.  For example, if a borrower becomes a debtor under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, under certain circumstances, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), an Obligor who enters the military service after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor’s active duty status, unless a court orders otherwise upon application of the lender.  In addition, some states, including California, allow members of its national guard to apply to a court to delay payments on any contract obligation if called into active service by the Governor.  The Relief Act applies to Obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act.  Because the Relief Act applies to Obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act.  Recent world events have resulted in certain military operations by the United States, and the United States continues to be on alert for potential terrorist attacks. These military operations may increase the number of obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty.  It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the Receivables.  In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, imposes limitations that would impair the ability of the servicer to repossess the released Financed Vehicle during the Obligor’s period of active duty status.  Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts on deposit in the related Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the securityholders.

Dodd-Frank Act Orderly Liquidation Authority Provisions

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).  The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of certain bank holding companies and financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) provisions of the Dodd-Frank Act.  The proceedings, standards, powers of the receiver and substantive provisions of the OLA differ from those of the Bankruptcy Code in several respects.  In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including BMW FS, the depositor, any trust or any of their respective creditors.

Potential Applicability to BMW FS, the Depositor and Trusts. There is uncertainty about which companies will be subject to the OLA rather than the Bankruptcy Code. For a company to become subject to the OLA as a covered financial company, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

BMW FS’ business is generally limited to providing retail and wholesale financing to authorized dealers throughout the United States.  BMW FS has many competitors in these businesses with substantial resources.  There can be no assurance, however, that circumstances will not change in the future or that, regardless of the nature and scope of BMW FS’ business and competitive market, the Secretary of the Treasury would not determine that the failure of BMW FS would have serious adverse effects on financial stability in the United States.

Under certain circumstances, the applicable trust or the depositor could also be subject to the provisions of the OLA as a “covered subsidiary” of BMW FS.  For a trust or the depositor to be subject to receivership under the OLA as a “covered subsidiary” of BMW FS (1) the FDIC would have to be appointed as receiver for BMW FS under the OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such trust or the depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of BMW FS.  No assurance can be given that the OLA provisions would not apply to BMW FS, a particular trust or the depositor or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under the OLA. If the FDIC were appointed receiver of BMW FS or of a covered subsidiary, including the applicable trust or the depositor, under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which BMW FS or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of BMW FS’ or such covered subsidiary’s affairs, as applicable. In January 2011, the then acting- and now-current General Counsel (the “FDIC Counsel”) of the FDIC issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under the OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-

Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company (which could include BMW FS or its subsidiaries, including the depositor or the applicable trust), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company (which could include BMW FS or its subsidiaries, including the depositor or the applicable trust), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. The foregoing FDIC Counsel’s interpretation currently remains in effect. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving BMW FS or its subsidiaries (including the depositor or your trust), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable trust would be delayed and could be reduced.

We will structure the transfers of the related Receivables under the Purchase Agreement and the Sale and Servicing Agreement with the intent that they would be characterized as legal true sales under applicable state law and that the related Receivables would not be included in the transferor’s bankruptcy estate under the Bankruptcy Code.  If the transfers are so characterized, based on the FDIC Counsel ’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred Receivables using its repudiation power.  However, if the FDIC were to successfully assert that the transfers of Receivables were not legal true sales and should instead be characterized as a grant of a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers (i.e., the depositor and the applicable trust) of the related Receivables would have a claim for their “actual direct compensatory damages” for such repudiation. If an applicable trust were placed in receivership under the OLA, this repudiation power would extend to the notes issued by such trust and the amount of damages that the FDIC would be required to pay would also be limited to “actual direct compensatory damages.”

In either case, under the OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.  Such damages would not, however, include damages for lost profits or opportunity.

Regardless of whether the transfers of Receivables are respected as legal true sales, assuming that the FDIC were appointed receiver of BMW FS or a covered subsidiary, including the applicable trust or the depositor, under the OLA, the FDIC’s repudiation power would extend to continuing obligations of BMW FS or that covered subsidiary, as applicable, including its obligations to repurchase the related Receivables for breach of representation or warranty as well as its obligation to service the related Receivables, including its duty to collect and remit payments.  If the FDIC were to exercise this repudiation power, noteholders would not be able to compel BMW FS or any applicable covered subsidiary to repurchase the related Receivables for breach of representation and warranty and instead would have an unsecured claim limited to actual direct compensatory damages in BMW FS’ or that covered subsidiary’s receivership, as applicable, and thus would suffer delays and may suffer losses of payments on their notes.  Additionally, the FDIC could require the applicable trust, as assignee of the depositor, to go through an  administrative claims procedure to establish its rights to payments collected on the related Receivables or to otherwise exercise rights and remedies or if an issuing entity were a covered subsidiary, require the indenture trustee for the related notes to go through an administrative claims procedure to establish its rights to payments on the notes or to otherwise exercise rights and remedies. In addition, under the OLA, none of the parties to the related Purchase Agreement, Sale and Servicing Agreement, Administration Agreement and Indenture may exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect BMW FS’ or a covered subsidiary’s rights under those contracts, without the FDIC’s consent for 90 days after the receiver is appointed.  During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of BMW FS or of a covered subsidiary.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

Noteholders would therefore be prevented from replacing BMW FS as servicer during the stay.  Further, under the provisions of the OLA, noteholders may be prevented from replacing BMW FS as servicer even after the stay if the only event of servicing termination is the appointment of the FDIC as receiver for BMW FS.  In addition, if the FDIC were to repudiate BMW FS’ obligations as servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and noteholders may suffer delays or losses of payments on their notes.  In addition, there are other statutory provisions enforceable by the FDIC under the OLA pursuant to which, if the FDIC takes action, payments or distributions of principal and interest on the notes issued by the related trust would be delayed and may be reduced.

FDIC’s Avoidance Power Under the OLA.  Under statutory provisions of the OLA similar to those of the Bankruptcy Code, the FDIC could avoid transfers of Receivables that are deemed “preferential.”  On July 15, 2011, the FDIC Board of Directors issued a final rule (the “Final Rule”) which, among other things, clarifies that the treatment of preferential transfers under the OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. Based on the Final Rule, a transfer of the related Receivables perfected by the filing of a UCC financing statement against BMW FS, the depositor and the applicable trust as provided in the applicable Transfer and Servicing Agreements would not be avoidable by the FDIC as a preference under the OLA. See “—Certain Bankruptcy Considerations” above.

Material Income Tax Consequences

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes of any series, to the extent it relates to matters of law or legal conclusions.  This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth in this prospectus.  The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of noteholders that are insurance companies regulated investment companies, dealers in securities, S-corporations, banks, thrifts, other financial institutions, broker-dealers, tax-exempt organizations, real estate investment trusts and persons that hold certificates or notes as part of a straddle, hedging or conversion transaction or to a person or entity holding an interest in a holder.  Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.  As a result, the IRS may disagree with all or a part of the discussion below.  It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  No ruling on any of the issues discussed below will be sought from the IRS.  For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each Trust and the notes, certificates and related terms, parties and documents applicable to that Trust.  The prospectus supplement for each series of notes will describe, and each trust will receive an opinion of tax counsel regarding:

•	the Trust’s treatment as a partnership, (or a “disregarded entity,” in the event there is a single beneficial owner of the certificates); and

•	the tax characterization of the notes and certificates.

An opinion of tax counsel, however, is not binding on the IRS or the courts.

Tax Characterization of the Trust

The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the notes of a Trust referred to as an “owner trust” in the applicable prospectus supplement (an “Owner Trust”), subject to the qualifications set forth in this prospectus.  These statements are intended as an explanatory discussion of the related federal income tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor.  Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in notes.

Tax counsel will deliver its opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in the Transfer and Servicing Agreements or entities with a capital structure similar to the Trust, an Owner Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on tax counsel’s conclusion that the nature of the income of the Trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

If the Owner Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income.  The Trust’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on some or all of the classes of notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and the certificates, and certificateholders could be liable for any tax of this type that is not paid by the Trust.

Tax Consequences to Owners of the Notes

Treatment of the Notes as Indebtedness.  The Depositor will agree, and the noteholders and beneficial owners of the notes (the “Note Owners”) will, by their purchase of notes, be deemed to have agreed, to treat the notes as debt for federal income tax purposes.  Except as otherwise provided in the related prospectus supplement, tax counsel will deliver its opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in the Transfer and Servicing Agreements or entities with a capital structure similar to the Trust or with instruments similar to the notes, the notes will be classified as debt for federal income tax purposes.  The discussion below assumes this characterization of the notes is correct.

OID, etc.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or Strip Notes (as defined in this prospectus).  Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the notes (i.e., any excess of the principal balance of the notes over their issue price) does not exceed a de minimis amount (i.e., ¼% of their principal balance multiplied by the number of full years included in determining their term), all within the meaning of the OID regulations.  In determining whether any OID on the notes is de minimis, the Depositor expects to use a reasonable assumption regarding prepayments (a “Prepayment Assumption”) to determine the weighted average maturity of the notes.  If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID.  The stated interest on the notes will be taxable to a

Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner’s method of tax accounting.  Under the OID regulations, the Note Owner of a note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note.  A purchaser who buys a note for more or less than its principal balance will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

The Note Owner of a note that has a fixed maturity date of not more than one year from the issue date of that note (a “Short-Term Note”) may be subject to special rules.  An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period.  Other cash basis Note Owners of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note).  However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal balance.

Sale or Other Disposition.  If a Note Owner sells a note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the note.  The adjusted tax basis of a note will equal the Note Owner’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that note.  Any such gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Foreign Owners.  Interest paid (or accrued) to a Note Owner who is a Foreign Owner (as described below) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:

1.
the Foreign Owner is not actually or constructively a “10 percent shareholder” of the Trust or the Depositor (including a holder of 10% of the outstanding certificates issued by the Trust) or a “controlled foreign corporation” with respect to which the Trust or the Depositor is a “related person” within the meaning of the Code;.

2.	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.	the Foreign Owner does not bear specified relationships to any certificateholder.

To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement, on Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address.  If a note is held through a securities clearing organization or other financial institution, the organization may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN, or substitute form, within 30 days of that change.  If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or substitute form, signed under penalty of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner; and

•	in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

As used in this prospectus, a “U.S. Person” means:

1.	a citizen or resident of the United States;

2.	an entity treated for United States federal income tax purposes as a corporation or a partnership organized in or under the laws of the United States or any state thereof or the District of Columbia;

3.	an estate, the income of which is includible in gross income for federal income tax purposes regardless of its source; or

4.	a trust if:

(a)        a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust; or

(b)        the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

A “Foreign Owner” means a person other than a U.S. Person and persons subject to rules applicable to certain former citizens or residents of the United States.

Backup Withholding.  Each Note Owner (other than an exempt Note Owner which includes a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate on Form W-9 providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding.  Should a nonexempt Note Owner fail to provide the required certification, the Trust will be required to withhold from the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS.  The amount withheld would be credited against the Note Owner’s federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Trust.  If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity).  Alternatively, and most likely in the view of tax counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests.  Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note Owners.   For example, income to some tax-exempt entities (including pension funds) may be “unrelated business  taxable income,” income to Foreign Owners may be subject to U.S. tax and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of trust expenses.

Reportable Transaction Disclosure

In certain circumstances, a Person that holds notes and that disposes of such investment in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations issued by the Treasury Department governing tax shelters and other potentially tax-motivated transactions.  Investors should consult their tax advisors concerning any possible disclosure obligation under such regulations with respect to the disposition of such securities.

State and Local Tax Considerations

Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes.  State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the notes.

Recently Enacted Legislation – Medicare Tax

Recently enacted legislation will impose an additional 3.8% tax on the net investment income (which includes interest and net capital gains) of certain investors, including individuals, trusts and estates, for taxable years beginning after December 31, 2012.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a “Benefit Plan”), from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan.  ERISA also imposes duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits specified transactions between a Benefit Plan and parties in interest with respect to those Benefit Plans.  Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant).  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.  Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Securities.  Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”, and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager.”  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Securities for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Securities or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.

Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the U.S. Department of Labor (the “DOL”). (These administrative and statutory exemptions are collectively referred to as the “Investor-Based Exemptions”).  Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under Section 401(c)(1) of ERISA.  A purchaser of Securities should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

Some transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the Trust were deemed to be assets of the Benefit Plan.  Under a regulation issued by the DOL (the “Plan Assets Regulation”), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  The likely treatment of notes of a given series will be discussed in the applicable prospectus supplement.

The Underwriters, the Trustee, Indenture Trustee, the Depositor or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding of the Securities, the purchase of the Securities using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the Securities may not be purchased using the assets of any Plan if the Initial Purchaser, the above parties or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code.  However, governmental plans may be subject to state or local laws that impose similar requirements.  In addition, governmental plans and church plans that are “qualified” under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(8) of the Code, the sanction for violation being loss of “qualified” status.

Due to the complexities of the “prohibited transaction” rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the notes of a given series the Depositor will agree to cause the related Trust to sell to the underwriters named in the underwriting agreements and in the applicable prospectus supplement, and each of those underwriters will severally agree to purchase, the principal balance of each class of notes of the related series set forth in the underwriting agreements and in the applicable prospectus supplement.

In each of the underwriting agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the notes described in the underwriting agreements which are offered by this prospectus and by the applicable prospectus supplement if any of those notes are purchased.

Each prospectus supplement will either:

•
set forth the price at which each class of notes being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those notes; or

•	specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale.

After the initial public offering of those notes, those public offering prices and those concessions may be changed.

Each underwriting agreement will provide that the sponsor and the Depositor will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect of the specified civil liabilities.

Each Trust may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the underwriters or from the Depositor.

Pursuant to each underwriting agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to that underwriting agreement will be conditioned on the closing of the sale of all other classes of Securities of that series.

The place and time of delivery for the Securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

Legal Opinions

Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Depositor and the servicer by counsel specified in the applicable prospectus supplement.  In addition, certain United States federal tax and other matters will be passed upon for the related Trust by counsel specified in the applicable prospectus supplement.  Certain legal matters will be passed upon for the underwriters by counsel specified in the applicable prospectus supplement.

Glossary of Terms

“Accounts” means, with respect to any trust, the collective reference to the collection account, any yield supplement account, any prefunding account and any reserve fund that may be identified in the applicable prospectus supplement.

“Actuarial Receivables” means Receivables that make their Scheduled Payments based on the “actuarial method” described in this prospectus under “The Receivables—Actuarial Receivables.”

“Administrative Purchase Payment” means with respect to a:

•	Precomputed Receivable: an amount equal to:

(a)	the sum of:

(i)	all remaining Scheduled Payments (plus any applicable yield maintenance payments);

(ii)	an amount equal to any reimbursements of Advances made by the servicer with respect to the Precomputed Receivable from collections on or in respect of other Receivables; and

(iii)	all past due Scheduled Payments for which an Advance has not been made;

minus

(b)	all Payments Ahead in respect of the Precomputed Receivable held by the servicer or on deposit in the Payahead Account;

and

•
Simple Interest Receivable: an amount equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the stated annual percentage rate of the Receivable and the Servicing Fee Rate to the last day of the collection period relating to that purchase.

“Administrative Receivable” means each Receivable that is required to be purchased from a trust by the servicer due to a material breach of certain required servicing procedures with respect to that Receivable, if the breach materially and adversely affects the Receivable and is not timely cured.

“Available Amounts” has the meaning set forth in the related prospectus supplement.

“Business Day” means, unless otherwise specified in the applicable prospectus supplement:

•	for United States dollar denominated Securities for which LIBOR is not an applicable Interest Rate Basis, a New York Business Day;

or United States dollar denominated Securities for which LIBOR is an applicable Interest Rate Basis, a day that is both a London Business Day and a New York Business Day;

•
for non-United States dollar denominated Securities (other than Securities denominated in euro) for which LIBOR is not an applicable Interest Rate Basis, a day that is both a Principal Financial Center Business Day and a New York Business Day;

•
for non-United States dollar denominated Securities (other than Securities denominated in euro) for which LIBOR is an applicable Interest Rate Basis, a day that is all of (1) a Principal Financial Center Business Day; (2) a New York Business Day; and (3) a London Business Day;

•	for euro denominated Securities for which LIBOR is not an applicable Interest Rate Basis, a day that is both a TARGET Business Day and a New York Business Day;

•	for euro denominated Securities for which LIBOR is an applicable Interest Rate Basis, a day that is all of (1) a TARGET Business Day; (2) a New York Business Day; and (3) a London Business Day.

“Calculation Date” means, for any Interest Determination Date, the earlier of (i) the tenth calendar day after the applicable Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or final scheduled payment date, as the case may be.

“Certificate Percentage Interest” means, for any certificate, the percentage interest of ownership in the Trust represented thereby as set forth on the face thereof.

 “Dealer Recourse” means the obligation of the respective Dealer to repurchase those Receivables that do not meet the required representations and warranties made by Centers.

“DTC Participants” means entities that participate and are members of the DTC clearing system.

“Eligible Institution,” means a depository institution or trust company:

•	the corporate trust department of the Indenture Trustee or the Trustee; or

•
a depository institution organized under the laws of the United States of America or any State, that (i) has either (A) a long-term unsecured debt rating acceptable to each rating agency hired by the sponsor or (B) short-term unsecured debt obligations are rated in the highest short-term rating category by each rating agency hired by the sponsor and (ii) the deposits of which are insured by the FDIC.

“Event of Default” means any of the events of default set forth in the related Indenture, as more fully set forth and listed under “The Notes—the Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

“Financed Vehicle” means each new or used motor vehicle, including motorcycles and light trucks, that was purchased by the related Obligor and that secures the related Receivable.

“Fixed Rate Securities” means notes that bear interest at a fixed rate per annum.

“Floating Rate Securities” means notes that bear interest at a variable or adjustable rate per annum.

“H.15(519)” means the weekly statistical release designated as H.15(519) or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update/, or any successor site or publication.

“Index Currency” means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated.  If no currency is specified in the applicable prospectus supplement, the Index Currency will be United States dollars.

“Index Maturity” means the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

“Indirect DTC Participants” means the entities, such as such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant.

“Insolvency Event” means, with respect to a specified person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or ordering the winding-up or liquidation of such person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such person to the entry of an order for relief in an involuntary case under any such law, or the consent by such person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such person in furtherance of any of the foregoing.

“Interest Determination Date” means the date on which the applicable interest rate for one or more classes of Floating Rate Securities will be determined for the next succeeding Interest Period.  The Interest Determination Dates will be as follows:

•
The Interest Determination Date for the CD Rate, the Commercial Paper Rate and the Federal Funds Rate will be the second Business Day preceding each Interest Reset Date for the related Floating Rate Security;

•	The Interest Determination Date for LIBOR will be the second London Banking Day preceding each Interest Reset Date;

•
The Interest Determination Date for the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned.  Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday; and provided further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following that auction.

“Interest Period” means, the period during which interest will accrue on each applicable class of securities with respect to a related payment date.

“Interest Rate” means the interest rate on a class of notes, to be specified in the related prospectus supplement.

“Interest Reset Date” means the date on which the Interest Rates will be reset.

“Interest Reset Period” means the specified period, whether daily, weekly, monthly, quarterly, semiannually or annually during which the Interest Rate will be reset.

“Investor-Based Exemptions” means the following Prohibited Transaction Class Exemptions (“PTCEs”) issued by the Department of Labor: PTCE 84-14, PTCE 90-1. PTCE 91-38, PTCE 95-60 and PTCE-96-23 and the statutory exemption contained in ERISA Section 408(b)(17) and Code Section 4975(d)(20) or any other applicable exemptions.

“London Business Day” means any day on which commercial banks are open for business (including dealings in the designated Index Currency) in London.

“New York Business Day” unless otherwise specified in the related prospectus supplement, means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“Obligor” means the purchaser or co-purchasers of the Financed Vehicle or any other person or persons who are obligated to make payments thereunder.

“Pass Through Rate” means the rate of interest on a class of certificates to be specified in the related prospectus supplement if applicable.

“Payments Ahead” means any early payments made by or on behalf of Obligors on Precomputed Receivables.

“Precomputed Advance” means the amount required to be advanced by the servicer with respect to shortfalls in the Scheduled Payment due on a Precomputed Receivable.  See, Description of the Transfer and Servicing Agreements—Advances” in this prospectus.

“Precomputed Receivables” means, collectively, the Rule of 78s Receivables and the Actuarial Receivables.

“Principal Balance” means, with respect to any Receivable as of any date, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs of such Receivable minus the sum of (1) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to that date allocable to principal, computed in accordance with the actuarial method, (2) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to the close of business on the last day of the related Collection Period allocable to principal, (3) any Warranty Purchase Payment or Administrative Purchase Payment with respect to the Receivable allocable to principal (to the extent not included in clauses (1) and (2) above and (4) any Prepayments or other payments applied to reduce the unpaid principal balance of the Receivable (to the extent not included in clauses (1) and (2) above).

“Principal Financial Center” means, unless otherwise specified in the applicable prospectus supplement:

•
the capital city of the country issuing the Specified Currency except that with respect to United States-dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively; or

•
the capital city of the country to which the Index Currency relates, except that with respect to United States dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos.  South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Toronto, Frankfurt, Amsterdam, London, Johannesburg and Zurich, respectively.

“Principal Financial Center Business Day” means a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency.

“Rebate” means the amount, calculated on an actuarial basis, that would be payable to an Obligor on a Precomputed Receivable were the related Obligor to prepay such Receivable in full on the applicable day.

“Receivables” means the Contracts with respect to the Financed Vehicles, between the respective Dealer and the related Obligor.

“Redemption Price” means the aggregate unpaid principal balance of the outstanding notes on the date of the servicer’s optional purchase of the Receivables in accordance with the related Sale and Servicing Agreement, plus accrued and unpaid interest on the notes.

“Required Rate” means the rate specified in the applicable prospectus supplement.

“Required Yield Supplement Amount” means the amount to be set forth in the related prospectus supplement that is required to be on deposit in a Yield Supplement Account with respect to any given payment date, if applicable.

“Rule of 78s Receivables” means Receivables that make their Scheduled Payments based on “sum of periodic balances” or “sum of monthly payments” method as described under “The Receivables—Rule of 78s Receivables.”

“Servicer Default” means the occurrence of any of the events set forth in the related Sale and Servicing Agreement, as more fully set forth and listed under “Description of the Transfer and Servicing Agreements—Servicer Default” in this prospectus.

“Servicing Fee Rate” means the specified percent per annum to be set forth in each prospectus supplement that will be used to calculate the Base Servicing Fee due to the servicer as compensation for services rendered.

“Simple Interest Receivables” means Receivables that make their Scheduled Payments based on the “simple interest method” described in this prospectus under “The Receivables—Simple Interest Receivables.”

“Specified Currency” means the currency in which a particular Security is denominated (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country which is then legal tender for the payment of pubic and private debts).

“Spread” means the number of basis points to be added to or subtracted from the related Base Rate applicable to the applicable Floating Rate Securities.

“Spread Multiplier” means the percentage of the related Base Rate applicable to one or more classes of Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those Floating Rate Securities.

“Strip Certificates” means any class of certificates entitled either to principal payments with disproportionate, nominal or no payments in respect of interest, or interest payments with disproportionate, nominal or no principal payments.

“Supplemental Servicing Fee” means the late fees, prepayment charges, deferment fees and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest and other investment income (net of investment losses) earned during a collection period from the investment of monies in the collection account that the servicer is permitted to retain as additional servicing compensation.

“TARGET Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open.

“Transfer and Servicing Agreements” means, with respect to any trust, the collective reference to the related Indenture, the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement.

“Warranty Purchase Payment” means with respect to a:

•	Precomputed Receivable: an amount equal to:

(a)	the sum of:

(i)	all remaining Scheduled Payments;

(ii)	all past due Scheduled Payments for which an Advance has not been made,

(iii)	all outstanding Advances made by the servicer in respect of the Precomputed Receivable; and

(iv)	an amount equal to any reimbursements of outstanding Advances made to the servicer with respect to the Precomputed Receivable from collections made on or in respect of other Receivables,

minus

(b)	the sum of:

(i)	of all Payments Ahead in respect to that Warranty Receivable held by the servicer or on deposit in the Payahead Account;

(ii)
the rebate, calculated on an actuarial basis, that would be payable to the Obligor on the Precomputed Receivable were the Obligor to prepay the Precomputed Receivable in full on that day (a “Rebate”); and

(iii)	any proceeds of the liquidation of the Precomputed Receivable previously received (to the extent applied to reduce the Principal Balance of the Precomputed Receivable) and

•
Simple Interest Receivable: an amount equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the stated annual percentage rate of the Receivable to the last day of the collection period relating to the repurchase.

“Warranty Receivable” means each Receivable that is required to be repurchased from a trust due to a breach of a representation or warranty regarding such Receivable if the breach materially and adversely affects the Receivable and is not timely cured.

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No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any underwriter.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the depositor or the receivables since the date thereof.  This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

BMW FS Securities LLC
Depositor

BMW Vehicle Owner
Trust [__]-[_]
Issuing Entity

$[______]
[__]% Asset Backed Notes,
Class A-1

$[______]
[__]% Asset Backed Notes,
Class A-2

$[______]
[__]% Asset Backed Notes,
Class A-3

$[______]
[__]% Asset Backed Notes,
Class A-4

$[______]
[__]% Asset Backed Notes,
Class B

BMW Financial Services NA, LLC Sponsor, Originator, Seller, Administrator and Servicer	PROSPECTUS SUPPLEMENT

Until [________] (90 days after the date of this prospectus), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus.  This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

Underwriters of the Class A Notes and the Class B Notes [_________] [________] [_______], 20[_]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

Registration Fee	$219,215.48
Legal Fees and Expenses	$200,000.00
Accounting Fees and Expenses	$25,000.00
Rating Agency Fees	$300,000.00
Trustee’s Fees and Expenses	$5,000.00
Printing Expenses	$10,000.00
Miscellaneous	$0.00
Total	$759,215.48

Item 15.  Indemnification of Directors and Officers.

Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement (“LLC Agreement”) of the Registrant provides that the Registrant shall defend, indemnify and save harmless each of its members from and against all claims, losses, damages, costs, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys' fees sustained by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct, within the scope of its authority expressly conferred by the LLC Agreement, to the fullest extent permitted by applicable law in effect on the date of the LLC Agreement and to such greater extent as applicable law may thereafter from time to time permit. Such indemnity shall not be construed to limit or diminish the coverage of each member under any insurance obtained by the Registrant and payment shall not be a condition precedent to any indemnification provided in the LLC Agreement.

Reference is also made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto among the Registrant, BMW Financial Services, NA, LLC and the underwriters named therein, (see Exhibit 1.1), which provides for indemnification by and of the Registrant in certain circumstances.

Item 16.  Exhibits

1.1*	Form of Underwriting Agreement among the Registrant, BMW Financial Services NA and the representative of the underwriter named therein

3.1*	Certificate of Formation of the Registrant(1)

3.2*	Limited Liability Company Agreement of the Registrant between BMW Financial Services NA, LLC and BMW FS Receivables Corporation(1)

4.1*	Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes)

5.1*	Opinion of Bingham McCutchen LLP with respect to legality

5.2*	Opinion of Richards, Layton & Finger, P.A. as to due authorization, enforceability and legality

8.1*	Opinion of Bingham McCutchen LLP with respect to federal income tax matters

10.1*	Form of Trust Agreement between the Registrant and the Owner Trustee

10.2*	Form of Sale and Servicing Agreement among the Registrant, BMW Financial Services NA, LLC, the Trust and the Indenture Trustee

10.3*	Form of Owner Trust Administration Agreement among the Administrator, the Indenture Trustee and the Trust

10.4*	Form of Receivables Purchase Agreement between the Registrant and BMW Financial Services NA, LLC

23.1*	Consent of Bingham McCutchen LLP (included in Exhibits 5.1 and 8.1)

23.2*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)

24.1*	Power of Attorney

25.1**	Statement of Eligibility and Qualification of Citibank, N.A., as Indenture Trustee, on Form T-1

25.2**	Statement of Eligibility and Qualification of Deutsche Bank Trust Company Americas, as Indenture Trustee, on Form T-1

25.3**	Statement of Eligibility and Qualification of U.S. Bank National Association, as Indenture Trustee, on Form T-1

___________________________

* Previously filed; incorporated by reference.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act prior to or at the time of an offering of debt securities.

 (1) Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-122561), filed with the SEC by the Registrant on March 7, 2005.

Item 17.  Undertakings

(a)    Rule 415 Offering.  As to Rule 415: The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial “bona fide” offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

If the Registrant is relying on Rule 430B of the Securities Act:

       (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

       (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

 (b)    Filings Incorporating Subsquent Exchange Act Documents by Reference.  As to documents subsequently filed that are incorporated by reference: The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial “bona fide” offering thereof.

(h)    Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.  As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act, and will be governed by the final adjudication of such issue.

(i)    Include the Following in a Registration Statement Permitted by Rule 430A Under the Securities Act.  As to Rule 430A: The Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial “bona fide” offering thereof.

(j)  Qualification of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed Offerings.  As to qualification under Section 305(b)(2) of the Trust Indenture Act of 1939 (the “TIA”):

The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

(k)          Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on August 2, 2012.

BMW FS SECURITIES LLC
(Registrant)
By: /s/ Joachim Hensel
Name: Joachim Hensel
Title: Vice President — Finance

By: /s/ Ralf Edelmann
Name: Ralf Edelmann
Title: Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward A. Robinson Name: Edward A. Robinson	Member of the Management Committee of the Managing Member of BMW FS Securities LLC and President of BMW FS Securities LLC (Principal Executive Officer)	August 2, 2012
/s/ Joachim Hensel Name: Dr. Joachim Hensel	Member of the Management Committee of the Managing Member of BMW FS Securities LLC and Vice President of Finance of BMW FS Securities LLC (Principal Financial and Accounting Officer)	August 2, 2012
/s/ Ralf Edelmann Name: Dr. Ralf Edelmann	Treasurer of BMW FS Securities LLC	August 2, 2012

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement among the Registrant, BMW Financial Services NA and the representative of the underwriter named therein

3.1*	Certificate of Formation of the Registrant(1)

3.2*	Limited Liability Company Agreement of the Registrant between BMW Financial Services NA, LLC and BMW FS Receivables Corporation(1)

4.1*	Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes)

5.1*	Opinion of Bingham McCutchen LLP with respect to legality

5.2*	Opinion of Richards, Layton & Finger, P.A. as to due authorization, enforceability and legality

8.1*	Opinion of Bingham McCutchen LLP with respect to federal income tax matters

10.1*	Form of Trust Agreement between the Registrant and the Owner Trustee

10.2*	Form of Sale and Servicing Agreement among the Registrant, BMW Financial Services NA, LLC, the Trust and the Indenture Trustee

10.3*	Form of Owner Trust Administration Agreement among the Administrator, the Indenture Trustee and the Trust

10.4*	Form of Receivables Purchase Agreement between the Registrant and BMW Financial Services NA, LLC

23.1*	Consent of Bingham McCutchen LLP (included in Exhibits 5.1 and 8.1)

23.2*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)

24.1*	Power of Attorney

25.1**	Statement of Eligibility and Qualification of Citibank, N.A., as Indenture Trustee, on Form T-1

25.2**	Statement of Eligibility and Qualification of Deutsche Bank Trust Company Americas, as Indenture Trustee, on Form T-1

25.3**	Statement of Eligibility and Qualification of U.S. Bank National Association, as Indenture Trustee, on Form T-1

___________________________

* Previously filed; incorporated by reference.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act prior to or at the time of an offering of debt securities.

 (1) Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-122561), filed with the SEC by the Registrant on March 7, 2005.